Exhibit 2.15

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

A330 A I R C R A F T  P U R C H A S E  A G R E E M E N T

B E T W E E N

A I R B U S  S.A.S.

as Seller

A N D

AERCAP IRELAND LIMITED

as Buyer

C O N T E N T S

CLAUSES	TITLES

0	DEFINITIONS AND INTERPRETATION

1	SALE AND PURCHASE

2	SPECIFICATION

3	PRICES

4	PRICE REVISION

5	PAYMENTS

6	MANUFACTURE PROCEDURE - INSPECTION

7	CERTIFICATION

8	BUYER’S TECHNICAL ACCEPTANCE

9	DELIVERY

10	EXCUSABLE DELAY

11	NON-EXCUSABLE DELAY

12	WARRANTIES AND SERVICE LIFE POLICY

13	PATENT AND COPYRIGHT INDEMNITY

14	TECHNICAL DATA AND SOFTWARE SERVICES

15	SELLER’S REPRESENTATIVES

16	TRAINING AND TRAINING AIDS

17	EQUIPMENT SUPPLIER PRODUCT SUPPORT

18	BUYER FURNISHED EQUIPMENT

19	INDEMNIFICATION AND INSURANCE

20	TERMINATION

21	ASSIGNMENTS AND TRANSFERS

22	MISCELLANEOUS PROVISIONS

C O N T E N T S

EXHIBITS	TITLES

Exhibit A	SPECIFICATION

Exhibit B	FORM OF SPECIFICATION CHANGE NOTICE

Exhibit C	PART 1 AIRFRAME PRICE REVISION FORMULA

PART 2 PROPULSION SYSTEMS PRICE REVISION FORMULA

Exhibit D	FORM OF CERTIFICATE OF ACCEPTANCE

Exhibit E	FORM OF BILL OF SALE

Exhibit F	SERVICE LIFE POLICY - ITEMS OF PRIMARY STRUCTURE

Exhibit G	TECHNICAL DATA INDEX

Exhibit H	MATERIAL SUPPLY AND SERVICES

Exhibit I	FORM OF ASSIGNMENT OF AIRFRAME WARRANTY AND SUPPORT RIGHTS

Exhibit J	PARTICIPATION AGREEMENT

AIRCRAFT PURCHASE AGREEMENT

This Aircraft Purchase Agreement is made as of December         ,2006.

BETWEEN:

AIRBUS S.A.S., a société par actions simplifiée, legal successor of Airbus S.N.C., formerly known as Airbus G.I.E. and Airbus Industrie G.I.E. created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”),

and

AerCap Ireland Limited a company organised under the laws of the Ireland having its principal place of business located at AerCap House, Shannon, Co Clare, Ireland (the “Buyer”).

WHEREAS subject to the terms and conditions of this Agreement, the Seller desires to sell the Aircraft to the Buyer and the Buyer desires to purchase the Aircraft from the Seller.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

0. DEFINITIONS AND INTERPRETATION

0.1	In addition to words and terms elsewhere defined in this Agreement, the initially capitalised words and terms used in this Agreement shall have the meaning set out below.

	Affiliate	means with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

	Affiliated Training Centers	has the meaning set out in Clause 16.3.1.

Agreement

this Aircraft Purchase Agreement, including all exhibits, appendixes and letter agreements attached hereto, as the same may be amended or modified in writing by the parties and in effect from time to time.

Aircraft

any or all of the twenty (20) Airbus A330-200 aircraft to be sold by the Seller to the Buyer pursuant to this Agreement, subject to any subsequently agreed conversion into A330-300 aircraft, together with all components, equipment, parts and accessories installed in or on such aircraft and the Propulsion Systems installed thereon upon Delivery.

Aircraft Training Services

means all training courses, flight training, line training, flight assistance, line assistance, maintenance support, maintenance training (including Practical Training) or training support performed on aircraft and provided to the Buyer pursuant to this Agreement, whether or not provided in the Seller’s or Seller’s Affiliate facilities.

	Airframe	means the Aircraft excluding the Propulsion Systems.

	Airframe Basic Price	has the meaning set out in Clause 3.2.

Airframe Price Revision

	Formula	is set out in Part 1 of Exhibit C.

Assignment of Airframe

Warranty and Support

Rights

with respect to an Aircraft, means the assignment of airframe warranty and support rights entered into or to be entered into between the Buyer and its Operator in the form or substantially in the form of Exhibit I or in such other form as Buyer and its Operator may agree (and as consented to by the Seller).

	Approved List	has the meaning set out in Clause 18.5.2.

	Approved Suppliers	has the meaning set out in Clause 18.5.2.

Aviation Authority

means when used in respect of any jurisdiction the government entity, which under the laws of such jurisdiction has control over civil aviation or the registration, airworthiness or operation of aircraft in such jurisdiction.

Balance of Final Price	has the meaning set out in Clause 5.4.1

Basic Price	means the sum of the Airframe Basic Price and the Propulsion Systems Basic Price.

Bill of Sale	with respect to a Aircraft, means a bill of sale in the form of Exhibit E.

Buyer Furnished

Equipment	has the meaning set out in Clause 18.1.1.

Certificate of Acceptance	with respect to an Aircraft, means a certificate of acceptance in the form of Exhibit D.

Default Rate	means the default rate of interest as defined in Clause 5.7.

Delivery	with respect to an Aircraft, means the transfer of title to the Aircraft from the Seller to the Buyer in accordance with Clause 9.

Delivery Date	with respect to an Aircraft, means the date on which Delivery shall occur.

Delivery Location	with respect to an Aircraft, means the facilities of the Seller at the location of final assembly of the Aircraft which depending on the Aircraft model is either in France or in Germany.

Delivery Period	has the meaning ascribed thereto in Clause 9.2.1.

Deposit	has the meaning set out in Clause 5.2.

Designated Airworthiness
Authority	has the meaning set out in Clause 7.2.6.

Development Changes	as defined in Clause 2.1.3 of this Agreement

Excusable Delay	has the meaning set out in Clause 10.1.

Export Airworthiness
Certificate	with respect to an Aircraft, means an export certificate of airworthiness issued by the Aviation Authority of the Delivery Location.

Failure	has the meaning set out in Clause 12.2.1.

Final Price	has the meaning set out in Clause 3.4

Gross Negligence

means any act or omission done with either (i) intent to cause damage or (ii) recklessly, and with knowledge that damage would probably result, or (iii) where the risk of damage resulting from such act or omission would be obvious to a person acting reasonably and in knowledge of the same facts as the offending party but the offending party has not considered the possible existence of such risk.

Ground Training Services

means all training courses performed in classrooms (classical or Airbus CBT courses), full flight simulator sessions, fixed base simulator sessions, field trips and any other services provided to the Buyer on the ground pursuant to this Agreement and which are not Aircraft Training Services.

Initial Operator	with respect to an Aircraft, means the first operator of such Aircraft in commercial revenue service following its Delivery by the Seller to the Buyer.

Item	has the meaning set out in Clause 12.2.1.

Manufacture Facilities	means the various manufacture facilities of the Seller, its Affiliates or any sub-contractor, where the Airframe or its parts are manufactured or assembled.

Material	has the meaning set out in Clause 1.2 of Exhibit H.

Operator	with respect to an Aircraft, means any operator of such Aircraft following Delivery hereunder.

Non-Excusable Delay	has the meaning set out in Clause 11.1.

Participation Agreement

with respect to an Aircraft means the participation agreement relating to such Aircraft entered into or to be entered into between the Buyer and the relevant Operator in the form or substantially in the form of Exhibit J or in such other form as Buyer and its Operator may agree (and as consented to by the Seller).

Predelivery Payment	means the payment(s) determined in accordance with Clause 5.3.

Predelivery Payment

Reference Price	with respect to an Aircraft, means the predelivery reference price for such Aircraft determined in accordance with Clause 5.3.1.

Propulsion Systems

with respect to an Aircraft, means any of (i) the set of two (2) General Electric (GE) engines, including nacelles, thrust reversers and associated standard equipment, installed on such Aircraft on Delivery; or (ii) the set of two (2) Pratt & Whitney engines, including nacelles, thrust reversers and associated standard equipment, installed on such Aircraft on Delivery, or (iii) the set of two (2) Rolls Royce (RR) engines, including nacelles, thrust reversers and associated standard equipment, installed on such Aircraft on Delivery, in each case selected as per sub-Clause 3.3.5 hereof.

Propulsion Systems Basic
Price	with respect to a set of Propulsion Systems, means the price of such set of Propulsion Systems as set out in Clause 3.3.
Propulsion Systems
Reference Price	with respect to a set of Propulsion Systems, means the reference price for such set of Propulsion Systems as set out in Part 2 of Exhibit C.

Propulsion Systems
Manufacturer	with respect to an Aircraft, means the manufacturer of the Propulsion Systems selected by the Buyer pursuant to sub-Clause 3.3.5 for that Aircraft.

Propulsion Systems Price	.
Revision Formula	is set out in Part 2 of Exhibit C

Ready for Delivery	with respect to an Aircraft, means the time when (i) the Technical Acceptance Process has been successfully completed and (ii) the Export Airworthiness Certificate has been issued for that Aircraft.

Scheduled Delivery Month	has the meaning set out in Clause 9.1.

Seller’s Representatives	means the representatives of the Seller referred to in Clause 15.2.

Seller Representatives
Services	means the services provided by the Seller to the Buyer pursuant to Clause 15.

Seller Service Life Policy	has the meaning set out in Clause 12.2.

Seller’s Training Course

Catalog	has the meaning set out in Clause 16.4.1.

Seller’s Training Center	has the meaning set out in Clause 16.3.1.

Spare Parts	means the items of equipment and material which may be provided pursuant to Exhibit H.

Specification Change

Notice or SCN	means an agreement in writing between the parties to amend the Specification pursuant to Clause 2.1.2

Specification

with respect to an Aircraft, means either (a) the Standard Specification if no SCNs are applicable or (b) if SCNs are issued in this Agreement, the Standard Specification as amended by all applicable SCNs for that Aircraft.

Standard Specification

with respect to an Aircraft, means the Seller’s relevant standard specification document number, issue and issue date, as well as the relevant design weights relating to the aircraft purchased and sold in this Agreement a copy of which has been annexed as an Exhibit A to this Agreement.

Supplier	has the meaning set out in Clause 12.3.1.1.

Supplier Part	has the meaning set out in Clause 12.3.1.2.

Supplier Product

Support Agreement	has the meaning set out in Clause 12.3.1.3.

Technical Acceptance
Process

with respect to an Aircraft, means the technical acceptance process for such Aircraft to be performed pursuant to Clause 8 including without limitation the acceptance tests performed on the Aircraft in order to demonstrate the satisfactory functioning of the Aircraft and compliance with the Specification.

Technical Data	has the meaning set out in Clause 14

Total Loss Aircraft	has the meaning set out in Clause 10.4.

Training Conference	has the meaning set out in Clause 16.4.1

Type Certificate	has the meaning set out in Clause 7.1.

Warranty Part	has the meaning set out in Clause 12.1.1.

Warranty Period	has the meaning set out in Clause 12.1.3

Working Day

with respect to (i) any action to be taken hereunder, a day other than a Saturday, Sunday or other day designated as a holiday in the jurisdiction in which such action is required to be taken or (ii) any payment to be made hereunder, any day other than a Saturday, Sunday or a day that is a legal holiday or a day on which banking institutions are authorised to close in the City of New York - USA, Amsterdam - The Netherlands, Hamburg — Ireland, Germany, Shannon - Ireland or Paris - France.

0.2	Clause headings and the Index are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

0.3	In this Agreement unless the context otherwise requires:

(a)

references to Clauses, paragraphs, Appendices, Schedules and Exhibits are to be construed as references to the Clauses of, paragraphs of and Appendices, Schedules and Exhibits to this Agreement and references to this Agreement include its Schedules, Exhibits and Appendices;

	(b)	words importing the plural shall include the singular and vice versa; and

	(c)	references to a person shall be construed as including, without limitation, references to an individual, firm, company, corporation, unincorporated body of persons and any state or agency of a state.

1	SALE AND PURCHASE

The Seller will cause to be manufactured and will sell and deliver, and the Buyer will buy and take delivery of each of the Aircraft subject to the terms and conditions contained in this Agreement.

2	SPECIFICATION

2.1	Airframe Specification

2.1.1	Specification

The A330-200 aircraft (the “A330-200 Aircraft”) will be manufactured in accordance with the Standard Specification, Document G.000.02000, Issue 4.3 dated July 13, 2006, as amended to reflect 233t MTOW, 182t MLW, 170t MZFW (as so amended, the “Standard Specification”, a copy of which is annexed hereto as Exhibit A1).

The A330-300 aircraft (the “A330-300 Aircraft”) will be manufactured in accordance with the Standard Specification, Document G.000.03000, Issue 7.3 dated July 13, 2006, as amended to reflect 233t MTOW, 187t MLW, 175t MZFW (as so amended, the “Standard Specification”, a copy of which is annexed hereto as Exhibit A2).

2.1.2	Specification Change Notice (SCN)

The Specification may be amended by written agreement between the parties in a Specification Change Notice. Each Specification Change Notice shall be substantially in the form set out in Exhibit B and shall set out in detail the particular change to be made to the Specification and the effect, if any, of such change on design, performance, weight, time of Delivery of the relevant Aircraft, and on the text of the Specification. Such SCN may result in an adjustment of the Basic Price.

2.1.3	Development Changes

The Specification may also be revised by the Seller without the Buyer’s consent in order to incorporate development changes if such changes do not adversely affect price, time of delivery, weight or performance of the Aircraft, interchangeability or replaceability requirements under the Specification. In any other case the Seller shall issue to the Buyer a Manufacturer Specification Change Notice. Development changes are changes deemed necessary by the Seller to improve the Aircraft, prevent delay or ensure compliance with this Agreement (the “Development Changes”).

2.1.4	Specification Change Notices for Certification

The provisions relating to Specification Change Notices for certification are set out in Clauses 7.1

2.1.5	Buyer Import Requirements

The provisions relating to Specification Change Notices for Buyer import requirements are set out in Clause 7.2.

2.1.6	Inconsistency

In the event of any inconsistency between the Specification and any other part of this Agreement, this Agreement shall prevail to the extent of such inconsistency.

2.2	Propulsion Systems

Each of the Aircraft shall be equipped with either a set of (a) General Electric CF6-80E1A4, or (b) Rolls Royce Trent 772B, or (c) Pratt & Whitney 4168A series Propulsion Systems, as shall be selected by the Buyer pursuant to sub-Clause 3.3.5 below.

2.3	Customisation Milestones Chart

As part of the Agreement, the Seller is providing the Buyer with an agreed Customisation Milestones Chart setting out the minimum lead times prior to the Scheduled Delivery Month of the Aircraft, when a mutual agreement shall be reached (execution of a SCN) in order to integrate into the Specification, any items requested by the Buyer from the Specification Changes Catalogues made available by the Seller.

3	PRICES

3.1	Basic Price of the Aircraft

3.1.1	The “Basic Price” of each Aircraft is the sum of:

	(i)	the Basic Price of the Airframe, and

	(ii)	the Basic Price of the Propulsion Systems.

3.2	Airframe Basic Price

3.2.1	The A330-200 Airframe Basic Price is the sum of:

	(i)	the basic price of the A330-200 Airframe as defined in the Standard Specification (excluding Buyer Furnished Equipment), which is:

US$[***]

(US Dollars — [***])

	(ii)	the sum of the basic prices of all SCNs as set forth in Exhibit A-1 to the Agreement, which is:

US$[***]

(US Dollars —[***])

3.2.2	The A330-300 Airframe Basic Price is the sum of:

	(i)	the basic price of the A330-300 Airframe as defined in the Standard Specification (excluding Buyer Furnished Equipment) , which is:

US$[***]

(US Dollars - [***])

	(ii)	the sum of the basic prices of all SCNs as set forth in Exhibit A-2 to the Agreement, which is:

US$[***]

(US Dollars — [***])

3.2.3

The Airframe Basic Price has been established in accordance with the average economic conditions prevailing in December 2004, January 2005 and February 2005 and corresponding to a theoretical delivery in January 2006 - (the “Base Period”).

3.3	Propulsion Systems Basic Price

3.3.1	The A330-200 and A330-300 General Electric Propulsion Systems

The Basic Price of the GE CF6-80E1A4 Propulsion System (including nacelles, thrust reversers and additional standard equipment) for the A330-200 and A330-300 Aircraft, at delivery conditions prevailing in January 2006, is:

US $[***]

(US dollars — [***]).

3.3.2	The A330-200 and A330-300 Pratt & Whitney Propulsion Systems

The Basic Price of the PW 4168A Propulsion System (including nacelles, thrust reversers and additional standard equipment) for the A330-200 and A330-300 Aircraft, at delivery conditions prevailing in January 2006, is:

US $[***]

(US dollars — [***]).

3.3.3	The A330-200 and A330-300 Rolls Royce Propulsion Systems

The Basic Price of the RR Trent 772B Propulsion System (including nacelles, thrust reversers and additional standard equipment) for the A330-200 and A330-300 Aircraft, at delivery conditions prevailing in January 2006, is:

US $[***]

(US dollars — [***]).

3.3.4	Propulsion Systems Reference Period

The Propulsion Systems Basic Price has been established in January 2006 delivery conditions and has been calculated from the Propulsion Systems Reference Price. The Propulsion Systems Reference Price is set forth in the [***] in Exhibit C for [***] respectively.

3.3.5	Selection of Propulsion Systems

The Buyer shall notify the Seller in writing within [***] months from the date hereof of its initial selection of the Propulsion Systems to be installed on the Aircraft at Delivery. The Buyer shall then have the flexibility up to the first day of the [***] month prior to the Scheduled Delivery Month of each Aircraft to change its initial Propulsion Systems selection, by giving written notice of any such change to the Seller.

3.3.6	Predelivery Payments Assumed Propulsion Systems

The parties hereto agree that for the purposes of calculating the Predelivery Payment Reference Price as defined under Clause 5.3.1 herein, it will be assumed that the Buyer has selected the Rolls Royce Propulsion Systems. For the avoidance of doubt there shall be no revision to the Predelivery Payment Reference Price in the event that the Buyer selects another Propulsion System.

3.4	Final Price

With respect to each Aircraft, the Final Price of such Aircraft shall be the sum of:

(i)	the Airframe Basic Price as revised as of the Delivery Date in accordance with Clause 4.1; plus

(ii)

the aggregate of all increases or decreases to the Airframe Basic Price as agreed in any Specification Change Notice or part thereof applicable to the Airframe subsequent to the date of this Agreement as revised as of the Delivery Date in accordance with Clause 4.1; plus

(iii)	the Propulsion Systems Reference Price as revised as of the Delivery Date in accordance with Clause 4.2; plus

(iv)

the aggregate of all increases or decreases to the Propulsion Systems Reference Price as agreed in any Specification Change Notice or part thereof applicable to the Propulsion Systems subsequent to the date of this Agreement as revised as of the Delivery Date in accordance with Clause 4.2; plus

(v)

any further amount resulting from any other provisions of this Agreement and/or any other written agreement between the Buyer and the Seller, in each case, relating to the Aircraft and specifically making reference to the Final Price of an Aircraft.

4.	PRICE REVISION

4.1	Revision of Airframe Basic Price

The Airframe Basic Price is subject to revision in accordance with the relevant Airframe Price Revision Formula up to and including the Delivery Date as set forth in Part 1 of Exhibit C to this Agreement.

4.2	Revision of Propulsion Systems Reference Price

4.2.1.

The Propulsion Systems Reference Price is subject to revision in accordance with the relevant Propulsion Systems Price Revision Formula up to and including the Delivery Date, as set forth in Part 2 of Exhibit C.

4.2.2	Modification of Propulsion Systems Reference Price and Propulsion Systems Price Revision Formula

The Propulsion Systems Reference Price, the prices of the related equipment and the Propulsion Systems Price Revision Formula are based on information received from the Propulsions Systems Manufacturer and are subject to amendment by the Propulsion Systems Manufacturer at any time prior to the Delivery Date. If the Propulsion Systems Manufacturer makes any such amendment, the amendment shall be automatically incorporated into this Agreement, and the Propulsion Systems Reference Price, the prices of the related equipment and the Propulsion Systems Price Revision Formula shall be adjusted accordingly. The Seller agrees to notify the Buyer as soon as it receives notice of any such amendment from the Propulsion Systems Manufacturer.

5	PAYMENTS

5.1	Seller’s Account

The Buyer shall pay the Predelivery Payments, the Balance of Final Price and/or any other amount due by the Buyer to the Seller, to the Seller’s account:

Beneficiary Name: AIRBUS

account identification: [***]

with:

[***]

SWIFT: [***]

ABA: [***]

[***]

or to such other account as may be designated by the Seller in writing no later than three (3) Working Days prior to the date on which such payment is due.

5.2	Deposit

An amount equal to [***] US dollars (US$[***]) (the “Deposit”) per Aircraft specified in this Agreement already paid by the Buyer to the Seller prior to the date of execution of this Agreement shall be deducted from the first Predelivery Payment due under this Agreement, with respect to such Aircraft.

5.3	Predelivery Payments

5.3.1

With respect to each Aircraft, the Buyer shall pay Predelivery Payments to the Seller calculated on the Predelivery Payment Reference Price of the relevant Aircraft. The Predelivery Payment Reference Price is determined by the following formula:

A = Pb (1 + [***])

Where

	A :	The Predelivery Payment Reference Price for Aircraft to be delivered in year T;

	T :	the year of Delivery of the relevant Aircraft

	Pb :	the Basic Price;

	N :	(T- 2006)

5.3.2	Such Predelivery Payments shall be made in accordance with the following schedule:

	DUE DATE OF PAYMENTS	PERCENTAGE OF PREDELIVERY PAYMENT REFERENCE PRICE

	Upon signature of this Agreement	[***] (less the Deposit)

On the first day of each of the following months prior to the Scheduled Delivery Month:

	[***]	[***]

	Total Payment prior to Delivery	[***]

5.3.3

Any Predelivery Payment received by the Seller shall constitute an instalment in respect of the Final Price of the relevant Aircraft. The Seller shall be entitled to hold and use any Predelivery Payment as absolute owner thereof, subject only to (i) the obligation to deduct any such Predelivery Payment from the Final Price when calculating the Balance of Final Price or (ii) the obligation to repay to the Buyer an amount equal to the Predelivery Payments pursuant to any other provision of this Agreement.

5.3.4

If any Predelivery Payment is not received on the relevant due date specified in Clause 5.3.2 then, and in addition to any other rights and remedies available to Seller, the Seller shall have the right to set back the Scheduled Delivery Month for the relevant Aircraft, by a period of one (1) month for each thirty (30) days such payment is delayed.

Furthermore, if such delay is greater than [***] days, the Seller shall have no obligation to deliver the relevant Aircraft within the Scheduled Delivery Month for such Aircraft, as modified pursuant to the preceding paragraph. Upon receipt of the full amount of all delayed Predelivery Payments, together with Default Interest pursuant to Clause 5.7, the Seller shall inform the Buyer of a new Scheduled Delivery Month for such Aircraft consistent with the Seller’s other commitments and production capabilities.

5.4	Balance of Final Price

5.4.1

With respect to each Aircraft, the Balance of Final Price payable by the Buyer to the Seller on the Delivery Date shall be the Final Price of such Aircraft less the amount of Predelivery Payments received by the Seller on or before the Delivery Date with respect to such Aircraft.

5.4.2	Upon receipt of the Seller’s invoice, and immediately prior to Delivery, the Buyer shall pay to the Seller the Balance of Final Price with respect to such Aircraft.

5.5	Other Charges

Unless expressly stipulated otherwise, any other charges due under this Agreement other than those set out in Clauses 5.2, 5.3 and 5.4 shall be paid by the Buyer at the same time as payment of the Balance of Final Price or, if invoiced after the Delivery Date, within [***] days after receipt of the invoice by the Buyer.

5.6	Method of Payment

5.6.1	All payments provided for in this Agreement shall be made in United States Dollars (USD) in immediately available funds.

5.6.2

All payments due to the Seller hereunder shall be made in full, without deduction or withholding of any kind. Consequently, the Buyer shall procure that the sums received by the Seller under this Agreement shall be equal to the full amounts expressed to be due to the Seller hereunder, without deduction or withholding on account of and free from any and all taxes, levies, imposts, dues or charges of whatever nature. If the Buyer is compelled by law to make any such deduction or withholding the Buyer shall pay such additional amounts as may be necessary in order that the net amount received by the Seller after such deduction or withholding shall be equal to the amounts which would have been received in the absence of such deduction or withholding and pay to the relevant taxation or other authorities within the period for payment permitted by applicable law, the full amount of the deduction or withholding. If the Seller receives a refund of any amount with respect to which the Buyer has paid an additional amount as described above the Seller shall pay to the Buyer, as soon as practicable after the refund has been made (but not before the Buyer has made all payments to the Seller required under this Clause), an amount equal to such refund, provided that after such payment the Seller shall be in no worse position in respect of its overall tax position than it would have been if no such payment had been made.

5.7	Default Interest

If any payment due to the Seller under this Agreement including but not limited to any predelivery payment, or deposit for the Aircraft as well as any payment for any spare parts, data, documents, training and services due to the Seller is not received within three (3) Working Days of the due date, without prejudice to the Seller’s other rights under this Agreement or at law, the Seller shall be entitled to interest for late payment calculated on the amount due from but excluding such date up to and including the date when the payment is received by the Seller at a rate equal to LIBOR for six (6) months deposits in US Dollars (as published in the Reuters screen or its successor screen on the due date) plus [***] per annum.

5.8	Taxes

5.8.1

The amounts stated in this Agreement to be payable by the Buyer are exclusive of value added tax chargeable under the laws of the Delivery Location (“VAT”) and accordingly the Buyer shall pay any VAT chargeable in respect of supplies to the Buyer as contemplated by this Agreement provided that the Seller shall reasonably cooperate with the Buyer to mitigate the imposition of any tax liability on the Buyer with respect to such circumstances.

5.8.2

The Seller shall, in respect of the Aircraft, services, parts, instructions or data delivered or furnished hereunder (i) pay all taxes, duties or similar charges of any nature whatsoever, whenever and wheresoever levied, assessed, charged or, collected for, or in connection with the execution of this Agreement and the fabrication, manufacture and assembly of the Aircraft, or the sale or delivery to the Seller of any component of the Aircraft by a sub-contractor, a Supplier or an Affiliate of the Seller in connection with [***].

5.8.3

The Buyer shall bear the costs of and pay any and all taxes, duties or similar charges of any nature whatsoever not assumed by the Seller under Clause 5.8.2 including but not limited to any duties or taxes due upon or in relation to the importation or registration of the Aircraft in the Buyer’s country and/or any withholdings or deductions levied or required in the Buyer’s country in respect of the payment to the Seller of any amount due by the Buyer hereunder.

5.9	Proprietary Interest

The Buyer shall not, by virtue of anything contained in this Agreement (including, without limitation, any Predelivery Payments hereunder, or any designation or identification by the Seller of a particular aircraft as an Aircraft to which any of the provisions of this Agreement refer) acquire any proprietary, insurable or other interest whatsoever in any Aircraft before Delivery of such Aircraft, as provided in this Agreement.

5.10	Set-Off

The Seller may set-off any matured obligation owed by the Buyer to the Seller and/or its Affiliates against any obligation (whether or not matured) owed by the Seller to the Buyer, regardless of the place of payment or currency. The Seller will promptly notify the Buyer in writing following the exercise by it of such right of set-off.

6	MANUFACTURE PROCEDURE — INSPECTION

6.1.	Manufacture Procedure

Each Airframe shall be manufactured in accordance with the relevant requirements of the laws of the jurisdiction of incorporation of the Seller or of its relevant Affiliate as enforced by the Aviation Authority of such jurisdiction.

6.2	Inspection

6.2.1

Subject to providing the Seller with certificates evidencing compliance with the insurance requirements set forth in Clause 19, the Buyer or its duly authorised representatives (which may include, without limitation, a reasonable number of representatives from the Initial Operator with respect to any Aircraft) (the “Buyer’s Inspector(s)”) shall be entitled to inspect the manufacture of each Airframe and all materials and parts obtained by the Seller for the manufacture of such Airframe on the following terms and conditions;

(i)

any inspection shall be made according to a procedure to be agreed upon with the Buyer but shall be conducted pursuant to the Seller’s own system of inspection as developed under the supervision of the relevant Aviation Authority;

(ii) the Buyer’s Inspector(s) shall have access to such relevant technical data as is reasonably necessary for the purpose of the inspection;

(iii)

any inspection and any related discussions with the Seller and other relevant personnel by the Buyer’s Inspector(s) shall be at reasonable times during business hours and shall take place in the presence of relevant inspection department personnel of the Seller;

(iv)

the inspections shall be performed in a manner not to unduly delay or hinder the manufacture or assembly of the Aircraft or the performance of this Agreement by the Seller or any other work in progress at the Manufacture Facilities.

6.2.2	Location of Inspections

The Buyer’s Inspector(s) shall be entitled to conduct any such inspection at the relevant Manufacture Facility of the Seller or its relevant Affiliate and where possible at the Manufacture Facilities of the sub-contractors provided that if access to any part of the Manufacture Facilities where the Airframe manufacture is in progress or materials or parts are stored are restricted for security or confidentiality reasons, the Seller shall be allowed reasonable time to make the relevant items available elsewhere.

6.3	Seller’s Service for Buyer’s Inspector(s)

For the purpose of the inspections, and commencing with the date of this Agreement until the Delivery Date of the final Aircraft hereunder, the Seller shall furnish without additional charge suitable space and office equipment (including reasonable telephone communications) in or conveniently located with respect to the Delivery Location for the use of a reasonable number of Buyer’s Inspector(s) .

7	CERTIFICATION

7.1	Type Certification

Each Aircraft is type certificated under European Aviation Safety Agency (EASA) procedures for joint certification in the transport category. The Seller has obtained the relevant type certificate (the “Type Certificate”) to allow the issuance of the Export Airworthiness Certificate.

The Seller confirms that it has obtained an FAA Type Certificate (transport category) for the Aircraft pursuant to Part 21 and in compliance with the applicable provisions of Part 25 of the US Federal Aviation Regulations.

7.2	Export Airworthiness Certificate

7.2.1

Each Aircraft will be delivered to the Buyer with the Export Airworthiness Certificate and shall have incorporated all means of compliance with all applicable EASA and FAA Airworthiness Directives, on a terminating basis if available, and in a condition enabling the Buyer (or an eligible person under then applicable law) to obtain at time of Delivery a standard airworthiness certificate issued pursuant to Part 21 of the US Federal Aviation Regulations.

7.2.2

If any law or regulation is promulgated or becomes effective or an interpretation of any law is issued before an Aircraft purchased under this Agreement is “Ready for Delivery” to the Buyer and which law, regulation or interpretation requires any change to the Specification as it may be modified pursuant to Clause 2 in order to obtain the Type Certificates and Export Airworthiness Certificate as hereinabove provided for such Aircraft, the Seller shall make the requisite variation or modification.

The effect on price of such a change shall be borne:

(i) by the Seller insofar as it results from laws, regulations or interpretations that are to be complied with by the Seller before the Delivery of the relevant Aircraft. In addition, the Seller will provide the Buyer with the kits and labor necessary to terminate any Airworthiness Directive or other “mandatory continuing airworthiness information” issued by the state of manufacture under Ch. 4.2 of Annex 8 to the International Convention on Civil Aviation that has been issued prior to the Delivery of the relevant Aircraft but which is not required to be terminated by the Seller, provided that such kits have been defined pursuant to the then applicable airworthiness requirement described above.

(ii) by the Buyer for any operational requirements to be complied with by any Operator or changes other than those set forth in sub-paragraph (i) above.

If the Seller anticipates that the Scheduled Delivery Month of any Aircraft will be postponed by reason of such change it shall promptly notify the Buyer and the provisions of Clause 10 (Excusable Delay) will apply.

In the event of such a variation or modification being made pursuant to this sub-Clause, the parties hereto shall sign a SCN, in which the effects, if any, upon performances, weights, interchangeability and Delivery shall be specified and agreed between the Buyer and the Seller.

7.2.3

Notwithstanding the provisions of sub-Clause 7.2.2, if any such change is applicable to Propulsion Systems, engine accessories, quick engine change units or thrust reversers, or to Buyer Furnished Equipment, the costs of such change shall be borne in accordance with such arrangements as may be made separately between the Buyer and the Propulsion System and/or Buyer Furnished Equipment manufacturers.

7.2.4

The Seller shall as far as practicable take into account the information available to it concerning any proposed new regulations of the Seller’s Aviation Authorities in order to minimize the costs of changes which may appear necessary to obtain the Export Airworthiness Certificate after such proposed new regulations have become mandatory.

7.2.5

In the event that type certification has not been previously undertaken by the Seller in a country where the Buyer intends to lease an Aircraft to an Initial Operator, then subject to due notice from the Buyer to the Seller at least nine months prior to the month of delivery of the relevant Aircraft (or such lesser period that the Seller acting reasonably agrees is practicable), the Seller shall use all reasonable efforts to obtain such type certification, and shall not charge the Buyer with its costs for the necessary documentation and justification work to demonstrate the aircraft specification compliance for such type certification purposes.

7.2.6

Upon the Buyer’s request, to be provided to the Seller with adequate notice, the Seller shall identify the changes that may be required in order for an Aircraft to be eligible for a standard airworthiness certificate to be issued by the airworthiness authority designated by the Buyer for the registration of such Aircraft (the “Designated Airworthiness Authority”).

Where the Buyer’s Designated Airworthiness Authority requires a modification to comply with additional import aviation requirements and/or supply of additional data, prior to the issuance of the Export Airworthiness Certificate, the Seller shall incorporate such modification and/or provide such data at costs to be borne by the Buyer, provided that the Buyer’s request is made at a time reasonably in advance of the Scheduled Delivery Month for such Aircraft and in accordance with the Seller’s lead times for specification changes.

Such changes shall be made the subject of an SCN to be agreed between the parties, which shall specify the corresponding effect, if any, on the price and time of Delivery of the relevant Aircraft.

If the Seller anticipates that the Scheduled Delivery Month of the relevant Aircraft will be postponed by reason of such change it shall promptly notify the Buyer and the Scheduled Delivery Month of such Aircraft as provided in sub-Clause 9.1 will be extended to the extent of such postponement.

8	BUYER’S TECHNICAL ACCEPTANCE

8.1	Technical Acceptance Process

Prior to Delivery each Aircraft shall undergo the Technical Acceptance Process. The Seller will give to the Buyer not less than [***] days written notice of the proposed time when the Technical Acceptance Process will commence. Completion of the Technical Acceptance Process shall demonstrate the satisfactory functioning of the relevant Aircraft and shall be deemed to demonstrate compliance with the Specification. Should it be established that the relevant Aircraft does not comply with the Technical Acceptance Process requirements, the Seller shall without hindrance from the Buyer be entitled to carry out any necessary changes and, as soon as practicable thereafter, resubmit the relevant Aircraft to such further Technical Acceptance Process as is necessary to demonstrate the elimination of the non-compliance. The Seller will keep the Buyer informed as to progress with such changes and, as soon as practicable thereafter, will be entitled to resubmit the relevant Aircraft for new acceptance tests to demonstrate the elimination of such non-compliance or defect, such tests to be held and carried out in accordance with this Clause 8.

The Technical Acceptance Process shall, without limitation, include a technical acceptance flight which shall not exceed [***] duration (save as may be extended by agreement between the Buyer and the Seller).

8.2	Buyer’s Attendance

8.2.1	The Buyer shall be entitled to elect to attend the Technical Acceptance Process.

8.2.2	If the Buyer elects to attend the Technical Acceptance Process, the Buyer;

(i) shall co-operate in complying with the reasonable requirements of the Seller with the intention of completing the Technical Acceptance Process within [***] Working Days after its commencement;

(ii)

may have a maximum of four (4) of the Buyer’s representatives (with no more than three (3) such representatives having access to the cockpit at any one time) accompany the Seller’s representatives on a technical acceptance flight and during such flight the Buyer’s representatives shall comply with the instructions of the Seller’s representatives.

8.2.3

If the Buyer does not attend and/or fails to co-operate in the Technical Acceptance Process, the Seller shall be entitled to complete the Technical Acceptance Process and the Buyer shall be deemed to have accepted the Technical Acceptance Process as satisfactory in all respects and the Seller will furnish such data with respect to such tests as the Buyer may reasonably request, [***].

8.3	Certificate of Acceptance

Once the relevant Aircraft is Ready for Delivery, the Buyer shall, on or before the Delivery Date, sign and deliver to the Seller a Certificate of Acceptance in respect of such Aircraft.

8.4	Finality of Acceptance

Delivery by the Buyer of a signed and dated Certificate of Acceptance with respect to the relevant Aircraft will be irrevocable and the Buyer shall have no right to revoke such acceptance for any reason, whether known or unknown to the Buyer at the time of acceptance.

8.5	Seller’s Use of Aircraft

The Seller will be entitled to use, without compensation to the Buyer or other liability, each Aircraft prior to its Delivery as may be necessary to obtain the certificates required under Clause 6 hereof, and such use will not affect the Buyer’s obligation to accept Delivery of any Aircraft hereunder. [***].

9	DELIVERY

9.1	Delivery Schedule

9.1.1	Subject to the provisions of this Agreement, the Seller shall have each Aircraft Ready for Delivery at the Delivery Location within the months specified below.

Each such month shall be, with respect to the corresponding Aircraft, the “Scheduled Delivery Month” for such Aircraft.

A330-200 Aircraft

Number	Scheduled Delivery Month	Year

[***]	[***]	2008

[***]	[***]

		2009

[***]	[***]

		2010

TOTAL	20

9.1.2

The Seller shall give the Buyer at least [***]. Thereafter the Seller shall notify the Buyer of any change in such date necessitated by the conditions of manufacture or flight. In addition, the Seller shall give the Buyer at least [***] days prior written notice of the anticipated week during which the relevant Aircraft shall be Ready for Delivery.

9.2	Delivery

9.2.1	The Buyer shall send its representatives to the Delivery Location to take Delivery of, and collect, the relevant Aircraft within seven (7) days after the date on which such Aircraft is Ready for Delivery (the “Delivery Period”) and shall pay the Balance of the Final Price on or before the Delivery Date.

9.2.2

Title to and risk of loss of or damage to the relevant Aircraft will pass to the Buyer upon Delivery following the execution and delivery of the Certificate of Acceptance by the Buyer and upon payment of the Final Price for such Aircraft. The Seller shall deliver and transfer title to the relevant Aircraft free and clear of all encumbrances and will provide the Buyer with such appropriate documents of title (such as a full warranty Bill of Sale (except for warranties in respect of any Buyer Furnished Equipment converted to Seller Furnished Equipment and other Buyer Furnished Equipment, which shall be as received by the Seller from the suppliers of such Buyer Furnished Equipment), certificate of transfer, or other documents) as the Buyer may reasonably request.

9.2.3	Should the Buyer fail to:

	(i)	deliver the signed Certificate of Acceptance to the Seller, when required to do so pursuant to Clause 8.3, within the Delivery Period; or

	(ii)	pay the Balance of the Final Price for the relevant Aircraft to the Seller on or before the Delivery Date;

	(iii)	within two (2) Working Days after Delivery of the relevant Aircraft, remove such Aircraft from the Delivery Location for whatever reason (except for reasons directly attributable to the Seller),

then the Buyer will on demand reimburse the Seller for all reasonable costs and expenses (including, without limitation, costs and expenses attributable to storage, preservation and protection, insurance and taxes) sustained by the Seller and resulting from any such delay or failure. Such reimbursement will be in addition to any other rights that the Seller may have as a result of any such delay or failure.

9.3	Fly Away

9.3.1

The Buyer and the Seller shall co-operate to obtain any licenses which may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft. The Seller shall not charge the Buyer for such assistance.

9.3.2

Except for expenses to be borne by the Seller as provided in Clause 5.8.2 of this Agreement, all expenses of, or connected with, flying the Aircraft from the Delivery Location after Delivery shall be borne by the Buyer. The Buyer shall make direct arrangements with the supplying companies for the fuel required for all post-Delivery flights [***]. In addition, it is understood between the parties that at Delivery the Aircraft should be serviced with all lubricating and hydraulic fluid levels full to the normal operating levels.

10	EXCUSABLE DELAY

10.1

The Buyer acknowledges that the Aircraft are to be manufactured by Seller in performance of this Agreement and that the Scheduled Delivery Months are based on the assumption that there shall be no delay due to causes beyond the control of the Seller. Accordingly, Seller shall not be responsible for any delay in the Delivery of the Aircraft or delay or interruption in the performance of the other obligations of the Seller hereunder due to causes beyond its control, and not occasioned by its fault or negligence including (but without limitation) acts of God or the public enemy, war, civil war, warlike operations, terrorism, insurrections or riots, fires, explosions, natural disasters, compliance with any applicable foreign or domestic governmental regulation or order, labour disputes causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure materials, equipment or parts, general hindrance in transportation or failure of a sub-contractor or Supplier to furnish materials, components, accessories, equipment or parts, for any of the reasons referred to above. Any delay or interruption resulting from any of the foregoing causes (including any delay pursuant to Clause 7.2.2) is referred to as an “Excusable Delay”.

10.2	If an Excusable Delay occurs:

	(i)	the Seller shall notify the Buyer of such Excusable Delay as soon as practicable after becoming aware of the same, [***];

	(ii)	the Seller shall not be responsible for any damages arising from or in connection with such Excusable Delay suffered or incurred by the Buyer;

	(iii)	the Seller shall not be deemed to be in default in the performance of its obligations hereunder as a result of such Excusable Delay; and

(iv)

the Seller shall as soon as practicable after the removal of the cause of the delay resume performance of its obligations under this Agreement and in particular shall promptly notify to the Buyer the revised Scheduled Delivery Month for the relevant Aircraft, which shall be determined in a non discriminatory manner compared with other customers of the Seller similarly affected.

10.3	Termination on Excusable Delay

10.3.1

If the Delivery of any Aircraft is delayed as a result of an Excusable Delay for a period of more than [***] months after the last day of the Scheduled Delivery Month of such Aircraft as at the commencement of such Excusable Delay, the Buyer will be entitled to terminate this Agreement with respect only to the Aircraft so affected by giving written notice to the Seller within thirty (30) days after the expiry of such [***] month period.

In the event that such delay continues for an additional [***] month period after the expiration of such [***] months period, either party will have the option to terminate this Agreement with respect only to the Aircraft so affected by giving written notice to the other party within [***] days after the expiry of such additional [***] month period.

The Buyer shall not be entitled to terminate this Agreement pursuant to this Clause if the Excusable Delay results from a cause within its control.

Such termination will discharge all obligations and liabilities of the parties hereunder with respect to such affected Aircraft, except that the Seller will repay to the Buyer an amount equal to the entire amount of any Predelivery Payments received from the Buyer hereunder with respect to such affected Aircraft, [***].

10.3.2

If, in respect of any Aircraft, the Seller concludes that the Delivery of such Aircraft shall be delayed for more than [***] months after the last day of the Scheduled Delivery Month of such Aircraft as at the commencement of such Excusable Delay, due to an Excusable Delay and as a result thereof reschedules Delivery of such Aircraft to a date or month reflecting such delay then the Seller shall promptly notify the Buyer in writing to this effect and shall include in such notification the new Scheduled Delivery Month. Either party may thereupon terminate this Agreement with respect to such Aircraft by giving written notice to the other party within [***] days after receipt by the Buyer of the notice of anticipated delay.

Such termination will discharge all obligations and liabilities of the parties hereunder with respect to such affected Aircraft, except that the Seller will repay to the Buyer an amount equal to the entire amount of any Predelivery Payments received from the Buyer hereunder with respect to such affected Aircraft, [***].

10.3.3

If this Agreement shall not have been terminated with respect to the delayed Aircraft during the [***] day period referred to in either Clause 10.3.1 or 10.3.2 above, then the Seller shall be entitled to reschedule Delivery and the new Scheduled Delivery Month shall be notified to the Buyer and shall be binding on the parties.

10.4	Total Loss, Destruction or Damage

If prior to Delivery, any Aircraft is lost, destroyed or in the reasonable opinion of the Seller is damaged beyond repair (“Total Loss Aircraft”), the Seller shall notify the Buyer to this effect, as soon as practicable, but in any event, within one (1) month of such occurrence. The Seller shall include in said notification (or as soon after the issue of the notice as such information becomes available to the Seller) the earliest date consistent with the Seller’s other commitments and production capabilities that an aircraft to replace the Aircraft may be delivered to the Buyer and the Scheduled Delivery Month shall be extended as specified in the Seller’s notice to accommodate the delivery of the replacement aircraft; provided, however, that in the event the specified extension of the Scheduled Delivery Month is to a month exceeding [***] months after the last day of the original Scheduled Delivery Month then this Agreement shall terminate with respect to said Aircraft unless:

(i)

the Buyer notifies the Seller within one (1) month of the date of receipt of the Seller’s notice that it desires the Seller to provide a replacement aircraft during the month quoted in the Seller’s notice; and

	(ii)	the parties execute an amendment to this Agreement recording the variation in the Scheduled Delivery Month;

provided, however, that nothing herein shall require the Seller to manufacture and deliver a replacement aircraft if such manufacture would require the reactivation of its production line for the model or series of aircraft which includes the Aircraft purchased hereunder.

In the event that the Agreement with respect to such Total Loss Aircraft is terminated pursuant to this sub-Clause 10.4, the obligations and liabilities of the parties hereunder with respect to such Aircraft will be discharged. The Seller will repay to the Buyer an amount equal to the entire amount of any Predelivery Payments received from the Buyer hereunder with respect to any such Total Loss Aircraft, [***].

10.5	Termination Rights Exclusive

In the event that this Agreement shall be terminated as provided for under the terms of Clauses 10.3 or 10.4, such termination shall discharge all obligations and liabilities of the parties hereunder with respect to such affected Aircraft and undelivered material, services, data or other items applicable thereto and to be furnished hereunder and neither party shall have any claim against the other for any loss resulting from such non-delivery. The Seller shall in no circumstances have any liability whatsoever for Excusable Delay other than as set forth in this Clause 10.

11	NON-EXCUSABLE DELAY

11.1	Liquidated Damages

Should any of the Aircraft not be Ready for Delivery to the Buyer [***] and such delay is not as a result of an Excusable Delay or Total Loss (a “Non-Excusable Delay”), then the Buyer shall have the right to claim, and the Seller shall pay upon demand by way of liquidated damages to the Buyer, the following amounts:

(a)

In the event that the Seller has notified the Buyer of the anticipated delay at the latest three (3) months prior to the first day of the Scheduled Delivery Month (as it may have been amended by mutual agreement): US Dollars — [***] (US$[***]) for each day of delay commencing on the [***] Working Day following the last day of the Scheduled Delivery Month and ending on the day of Delivery of the relevant Aircraft;

(b)

In the event that the Seller has notified the Buyer of the anticipated delay less than three (3) months prior to the first day of the Scheduled Delivery Month (as it may have been amended by mutual agreement) but prior to the date on which the Seller informs the Buyer of the Notified Delivery Date: US Dollars — [***] (US$[***]) for each day of delay commencing on the [***] Working Day following the last day of the Scheduled Delivery Month and ending on the day of Delivery of the relevant Aircraft;

(c)

In the event that the Seller has notified the Buyer of the anticipated delay on or after the date on which the Seller informs the Buyer of the Notified Delivery Date: US Dollars — [***] (US$[***]) for each day of delay which falls within the Scheduled Delivery Month, commencing on the [***] Working Day following the Notified Delivery Date and increasing to US Dollars — [***] (US$[***]) for each such day of delay which continues beyond the last day of the Scheduled Delivery Month;

The amount of such liquidated damages shall in no event exceed the total of US Dollars [***] (US$[***]) in respect of any one Aircraft.

11.2	[***]

In the event that such delay in Delivery exceeds [***] months, the Buyer will have the further right, exercisable by written notice to the Seller given no more than one (1) month after such [***] month period, to terminate this Agreement in respect only of the Aircraft that is the subject of such delay, whereupon the Seller will pay the Buyer, within ten (10) Working Days after receipt of such notice, an amount equal to [***], together with interest in an amount equal to LIBOR for six month deposits of a similar amount plus [***] per annum over the period from date of receipt of the relevant Predelivery Payment to date of reimbursement hereunder. Such payment will be in addition to any amount due pursuant to sub-Clause 11.1 above.

11.3	Termination

In the event that (i) the Buyer has not exercised its right to terminate under Clause 11.2 hereof and (ii) such subsequent delay in Delivery exceeds twelve (12) months, either party will have the right, exercisable by written notice to the other party given no more than one (1) month after such twelve (12) month period, to terminate this Agreement in respect only of the Aircraft that is subject to such delay, whereupon the Seller will pay the Buyer, within ten (10) Working Days after such notice, an amount equal to all Predelivery Payments made by the Buyer to the Seller in relation to such Aircraft, together with interest in an amount equal to LIBOR for six month deposits of a similar amount plus [***] per annum over the period from date of receipt of the relevant Predelivery Payment to date of reimbursement hereunder. Such payment will be in addition to any amount due pursuant to sub-Clause 11.1 above.

11.4	[***]

11.5	Limitation of Damages

The Buyer and the Seller agree that payment by the Seller of the amounts due pursuant to Clause 11.1 shall be considered to be liquidated damages and have been calculated to compensate the Buyer for its entire damages for all losses of any kind due to Non-Excusable Delay. The Seller shall not in any circumstances have any liability whatsoever for Non-Excusable Delay other than as set forth in this Clause 11.

11.6	Remedies

THIS CLAUSE 11 SETS FORTH THE SOLE AND EXCLUSIVE REMEDY OF THE BUYER FOR DELAYS IN DELIVERY OR FAILURE TO DELIVER, OTHER THAN SUCH DELAYS AS ARE COVERED BY CLAUSE 10, AND THE BUYER HEREBY WAIVES ALL RIGHTS, INCLUDING WITHOUT LIMITATION ANY RIGHTS TO INCIDENTAL AND CONSEQUENTIAL DAMAGES OR SPECIFIC PERFORMANCE, TO WHICH IT WOULD OTHERWISE BE ENTITLED IN RESPECT THEREOF. THE BUYER WILL NOT BE ENTITLED TO CLAIM THE REMEDIES AND RECEIVE THE BENEFITS PROVIDED IN THIS CLAUSE 11 WHERE THE DELAY REFERRED TO IN THIS CLAUSE 11 IS CAUSED BY THE NEGLIGENCE OR WILFULL MISCONDUCT OF THE BUYER OR ITS REPRESENTATIVES.

12	WARRANTIES AND SERVICE LIFE POLICY

This Clause covers the terms and conditions of the warranty and service life policy.

12.1	Standard Warranty

12.1.1	Nature of Warranty

Subject to the conditions and limitations as hereinafter provided for and except as provided for in Clause 12.1.2, the Seller warrants to the Buyer that each Aircraft and all Warranted Parts as defined hereinafter shall at Delivery to the Buyer:

(i) be free from defects in material;

(ii) be free from defects in workmanship, including without limitation processes of manufacture;

(iii) be free from defects in design (including without limitation the selection of materials) having regard to the state of the art at the date of such design; and

(iv)

be free from defects arising from failure to conform to the Specification, except to those portions of the Specification relating to performance or where it is expressly stated that they are estimates, approximations or design aims.

For the purpose of this Agreement the term “Warranted Part” shall mean any Seller proprietary component, equipment, accessory or part as installed on an Aircraft at Delivery of such Aircraft and

(a) which is manufactured to the detailed design of the Seller or a subcontractor of the Seller and

(b) which bears a part number of the Seller at the time of such delivery.

12.1.2	Exclusions

The warranties set forth in Clause 12.1.1 shall not apply to Buyer Furnished Equipment, nor to the Propulsion Systems (in the case of CFM Propulsion System, excluding nacelles and thrust reversers), nor to any component, equipment, accessory or part purchased by the Seller that is not a Warranted Part except that:

(i)

any defect in the Seller’s workmanship incorporated in the installation of such items in the Aircraft, including any failure by the Seller to conform to the installation instructions of the manufacturer of such item that invalidates any applicable warranty from such manufacturer, shall constitute a defect in workmanship for the purpose of this Clause and be covered by the warranty set forth in sub-Clause 12.1.1 (ii); and

(ii)

any defect inherent in the Seller’s design of the installation, in view of the state of the art at the date of such design, which impair the use of such item shall constitute a defect in design for the purpose of this Clause and be covered by the warranty set forth in sub-Clause 12.1.1 (iii).

12.1.3	Warranty Period

The warranties contained in Clauses 12.1.1 and 12.1.2 shall be limited to those defects which become apparent within thirty six (36) months after Delivery of the affected Aircraft (“Warranty Period”).

12.1.4	Buyer’s Remedy and Seller’s Obligation

12.1.4.1

The Buyer’s remedy and the Seller’s obligation and liability under Clauses 12.1.1 and 12.1.2 are limited to the [***], repair, replacement or correction of any Warranted Part which is defective and the [***] or to the supply of modification kits rectifying the defect, at the Seller’s expense and option.

The Seller may equally at its option furnish a credit to the Buyer equal to the price at which the Buyer is entitled to purchase a replacement for the defective Warranted Part.

12.1.4.2

In the event of a defect covered by sub-Clauses 12.1.1 (iii), 12.1.1 (iv) and 12.1.2 (ii) becoming apparent within the Warranty Period and the Seller being obliged to correct such defect, the Seller shall also, if so requested by the Buyer, make such correction in any Aircraft which has not yet been delivered to the Buyer; provided, however,

(i)

that the Seller shall not be responsible nor deemed to be in default on account of any delay in Delivery of any Aircraft or otherwise, in respect of the performance of this Agreement due to the Seller’s undertaking to make such correction and provided further

(ii)

that, rather than accept a delay in the Delivery of any such Aircraft, the Buyer and the Seller may agree to deliver such Aircraft with subsequent correction of the defect by the Buyer at the Seller’s expense, or the Buyer may elect to accept Delivery and thereafter file a warranty claim as though the defect had become apparent immediately after Delivery of such Aircraft.

12.1.4.3

In addition to the remedies set forth in Clauses 12.1.4.1 and 12.1.4.2, the Seller shall reimburse the direct labor costs spent by the Buyer in performing inspections of the Aircraft to determine whether or not a defect exists in any Warranted Part within the Warranty Period or until the corrective technical solution removing the need for the inspection is provided by the Seller.

The above commitment is subject to the following conditions:

	(i)	such inspections are recommended by a Seller Service Bulletin to be performed within the Warranty Period;

	(ii)	the inspection is performed outside of a scheduled maintenance check as recommended by the Seller’s Maintenance Planning Document;

(iii)

the reimbursement shall not apply for any inspections performed as an alternative to accomplishing corrective action when such corrective action has been made available at no charge to the Buyer and such corrective action could have reasonably been accomplished by the Buyer at the time such inspections are performed or earlier,

	(iv)	the labor rate to be used for the reimbursement shall be labor rate defined in Clause 12.1.7, and

(v)

the manhours used to determine such reimbursement shall not exceed the Seller’s reasonable estimate of the manhours required by the Buyer for such inspections unless reasonably proven that more man-hours than the Seller’s reasonable estimate were required.

12.1.5	Warranty Claim Requirements

Each Buyer’s warranty claim (“Warranty Claim”) shall be considered by the Seller only if the following conditions are first fulfilled:

	(i)	the defect having become apparent within the Warranty Period;

(ii)

the Buyer having submitted to the Seller evidence reasonably satisfactory to the Seller that the claimed defect is due to a matter set out within this Clause 12.1, and that such defect has not resulted from any act or omission of the Buyer, including but not limited to, any failure to operate and maintain the affected Aircraft or part thereof in accordance with the standards set forth or any matter covered in Clause 12.1.10;

(iii)

the Buyer having returned as soon as practicable the Warranted Part claimed to be defective to the repair facilities as may be designated by the Seller, except when the Buyer elects to repair a defective Warranted Part in accordance with the provisions of Clause 12.1.7;

	(iv)	the Seller having received a Warranty Claim as set forth in Clause 12.1.6.

12.1.6	Warranty Administration

The warranties set forth in Clause 12.1 shall be administered as hereinafter provided for:

	(i)	Claim Determination

Warranty Claim determination by the Seller shall be reasonably based upon the claim details, reports from the Seller’s local representative, historical data logs, inspection, tests, findings during repair, defect analysis and other suitable documents.

	(ii)	Transportation Costs

Transportation costs for sending a defective Warranted Part to the facilities designated by the Seller and for the return therefrom of a repaired or replaced Warranted Part shall be borne by the Buyer .

	(iii)	Return of an Aircraft

In the event of the Buyer desiring to return an Aircraft to the Seller for consideration of a Warranty Claim, the Buyer shall notify the Seller of its intention to do so and the Seller shall, prior to such return, have the right to inspect such Aircraft and thereafter, without prejudice to its rights hereunder, to repair such Aircraft, at its sole option, either at the Buyer’s facilities or at another place acceptable to the Seller. Return of any Aircraft by the Buyer to the Seller and return of such Aircraft to the Buyer’s facilities shall be at the Buyer’s expense.

(iv)	On-Aircraft Work by the Seller

In the event that a defect subject to this Clause 12.1 may justify the dispatch by the Seller of a working team to repair or correct such defect through the embodiment of one or several Seller’s Service Bulletins at the Buyer’s facilities, or in the event of the Seller accepting the return of an Aircraft to perform or have performed such repair or correction, then the labor costs for such on-Aircraft work are to be borne [***].

All related expenses, including but not limited to reasonable travel and living expenses, in excess of the labour costs as defined above, incurred in performing such repair or correction shall be borne by the Buyer, unless otherwise mutually agreed.

The condition which has to be fulfilled for on-Aircraft work by the Seller is that in the opinion of the Seller, the work necessitates the technical expertise of the Seller as manufacturer of the Aircraft.

If said condition is fulfilled and if the Seller is requested to perform the work, the Seller and the Buyer shall agree on a schedule and place for the work to be performed.

(v)	Warranty Claim Substantiation

In connection with each claim by the Buyer made under this Clause 12.1, the Buyer shall file a Warranty Claim on the Buyer’s form within sixty (60) days after a defect became apparent. Such form must contain at least the following data:

	a)	description of defect and action taken, if any,

	b)	date of incident and/or removal date,

	c)	description of the defective part,

	d)	part number,

	e)	serial number (if applicable),

	f)	position on Aircraft,

	g)	total flying hours or calendar time, as applicable at the date of defect appearance,

	h)	time since last shop visit at the date of defect appearance,

	i)	manufacturer serial number (“Manufacturer’s Serial Number”) of the Aircraft and/or its registration,

	j)	Aircraft total flying hours and/or number of landings at the date of defect appearance,

	k)	Warranty Claim number,

	l)	date of Warranty Claim,

	m)	delivery date of Aircraft or part to the Buyer, Warranty Claims are to be addressed as follows:

AIRBUS
CUSTOMER SERVICES DIRECTORATE
WARRANTY ADMINISTRATION
Rond-Point Maurice Bellonte
B.P. 33
F-31707 BLAGNAC CEDEX
FRANCE

	(vi)	Replacements

Components, equipment, accessories or parts, which the Seller has replaced pursuant to this Clause, shall become the Seller’s property. The replacement components, equipment, accessories or parts provided by the Seller to the Buyer pursuant to this Clause shall become the Buyer’s property.

	(vii)	Seller’s Reply and/or Rejection

The Seller shall use all reasonable endeavours to reply to any Warranty Claim within fourteen (14) days of receipt. In case of rejection of any Warranty Claim, the Seller shall in addition provide reasonable written substantiation thereof. In the event that such Warranty Claim is reasonably shown to be unjustified, the Buyer shall refund to the Seller reasonable inspection and test charges incurred in connection therewith.

	(viii)	Seller’s Inspection

The Seller shall have the right to inspect the affected Aircraft and documents and other records relating thereto in the event of any Warranty Claim under this Clause 12.1.

	(ix)	Turn-Around Time

The Seller will endeavor to repair defective Warranted Parts within fifteen (15) days of receipt of such item(s) at the repair facilities designated by the Seller, and if such repair is not effected within such fifteen (15) day period, the Seller will supply a free forward exchange of the items in question.

12.1.7	Inhouse Warranty

	(i)	Seller’s Authorization

The Seller hereby authorizes the Buyer to perform the repair of Warranted Parts (“Inhouse Warranty”) subject to the terms of this Clause 12.1.7.

(ii)	Conditions for Seller’s Authorization

The Buyer shall be entitled to repair such Warranted Parts only:

—

if the Buyer notifies the Seller’s Representative of its intention to perform Inhouse Warranty repairs before any such repairs are started where the estimated cost of such repair is in excess of US Dollars [***] (US$ [***]). The Buyer’s notification shall include sufficient detail regarding the defect, estimated labor hours and material to allow the Seller to ascertain the reasonableness of the estimate. The Seller agrees to use all reasonable efforts to ensure a prompt response and shall not unreasonably withhold authorization;

		—	if adequate facilities and qualified personnel are available to the Buyer;

		—	in accordance with the Seller’s written instructions set forth in the applicable Seller’s technical documentation;

		—	to the extent specified by the Seller, or, in the absence of such specification, to the extent reasonably necessary to correct the defect, in accordance with the standards set forth in Clause 12.1.10.

(iii)	Seller’s Rights

The Seller shall have the right to have any Warranted Part, or any part removed therefrom, claimed to be defective, returned to the Seller, as set forth in sub-Clause 12.1.6 (ii) if, in the judgement of the Seller, the nature of the defect requires technical investigation. The Seller shall further have the right to have a representative present during the disassembly, inspection and testing of any Warranted Part claimed to be defective, subject to its presence being practical and not unduly delaying the repair.

(iv)	Inhouse Warranty Claim Substantiation

Claims for Inhouse Warranty credit shall contain the same information as that required for Warranty Claims under sub-Clause 12.1.6 (v) and in addition shall include:

	a)	a report of technical findings with respect to the defect,

	b)	for parts required to remedy the defect:

— part numbers,

— serial numbers (if applicable),

— parts description,

— quantity of parts,

— unit price of parts,

— related Seller’s or third party’s invoices (if applicable),

— total price of parts,

	c)	detailed number of labor hours,

	d)	Inhouse Warranty Labor Rate,

	e)	total claim value.

(v)	Credit

The Buyer’s account shall be credited with an amount equal to the mutually agreed direct labor costs expended in performing the repair of a Warranted Part and to the direct costs of materials incorporated in said repair.

—

For the determination of direct labor costs only manhours spent on removal from the Aircraft, disassembly, inspection, repair, reassembly, and final inspection and test of the Warranted Part and reinstallation thereof on the Aircraft are permissible. Any manhour required for maintenance work concurrently being carried out on the Aircraft or Warranted Part is not included.

—

The manhours permissible above shall be multiplied by an agreed labor rate, (“Inhouse Warranty Labour Rate”) and representing the Buyer’s composite labor rate meaning the average hourly rate (excluding all fringe benefits, premium time allowances, social charges, business taxes and the like) paid to the Buyer’s employees whose jobs are directly related to the performance of the repair.

	—	Direct material costs are determined by the prices at which the Buyer acquired such material, excluding any parts and materials used for overhaul and as may be furnished by the Seller at no charge.

(vi)	Limitation

The Buyer shall in no event be credited for repair costs (including labor and material) in excess of [***] per cent ([***]%) of the current catalogue price for a replacement of the defective Warranted Part,

or

where the repair cost (including labor and material) is in excess of US Dollars [***] (US$[***]) unless previously approved by the Seller in accordance with sub-Clause 12.1.7 (ii).

(vii)	Scrapped Material

The Buyer shall retain any defective Warranted Part beyond economic repair and any defective part removed from a Warranted Part during repair for a period of either [***] days after the date of completion of repair or [***] days after submission of a claim for Inhouse Warranty credit relating thereto, whichever is longer. Such parts shall be returned to the Seller within [***] days of receipt of the Seller’s request to that effect.

Notwithstanding the foregoing, the Buyer may scrap any such defective parts which are beyond economic repair and not required for technical evaluation locally with the agreement of the Seller’s local representative. Scrapped Warranted Parts shall be evidenced by a record of scrapped material certified by an authorized representative of the Buyer.

12.1.8	Standard Warranty Transferability

The warranties provided for in this Clause 12.1 for any Warranted Part shall accrue to the benefit of any airline in revenue service, other than the Buyer, if the Warranted Part enters into the possession of any such airline as a result of a pooling or leasing agreement between such airlines and the Buyer, in accordance with the terms and subject to the limitations and exclusions of the foregoing warranties, and to the extent permitted by any applicable law or regulations.

12.1.9	Warranty for Corrected, Replaced or Repaired Warranted Parts

Whenever any Warranted Part which contains a defect for which the Seller is liable under Clause 12.1 has been corrected, replaced or repaired pursuant to the terms of this Clause 12.1, the period of the Seller’s warranty with respect to such corrected, replaced or repaired Warranted Part whichever may be the case, shall be the remaining portion of the original Warranty Period of the repaired or replaced Warranted Part, or twelve months, whichever is last to expire.

12.1.10	Accepted Industry Standard Practices — Normal Wear and Tear

The Buyer’s rights under this Clause 12.1 are subject to the Aircraft and each component, equipment, accessory and part thereof being maintained, overhauled, repaired, and operated in accordance with accepted industry standard practices, all technical documentation and any other instructions issued by the Seller and the Suppliers and the Propulsion Systems Manufacturer and all applicable rules, regulations and directives of relevant Aviation Authorities.

12.1.10.1	The Seller’s liability under this Clause 12.1 shall not extend to normal wear and tear nor to:

(i) any Aircraft or component, equipment, accessory or part thereof which has been repaired, altered or modified after Delivery except by the Seller or in a manner approved by the Seller;

(ii) any Aircraft or component, equipment, accessory or part thereof which has been operated in a damaged state;

(iii) any component, equipment, accessory and part from which the trademark, name, part or serial number or other identification marks have been removed;

unless in any such case (except in the case of (iii) above) the Buyer submits reasonable evidence to the Seller that the defect did not arise from nor was contributed to by any one or more of the said causes.

12.2	Seller Service Life Policy

12.2.1

In addition to the warranties set forth in Clause 12.1, the Seller further agrees that should any item listed in Exhibit “F” (“Item”) sustain any breakage or defect which can reasonably be expected to occur on a fleetwide basis, and which materially impairs the utility of the Item (“Failure”), and subject to the general conditions and limitations set forth in Clause 12.2.4, then the provisions of this Clause 12.2 (“Seller Service Life Policy”) shall apply.

12.2.2	Periods and Seller’s Undertakings

The Seller agrees that if a Failure occurs in an Item before the Aircraft in which such Item has been originally installed has completed [***] flying hours, or has completed [***] flight cycles, or within [***] years after the Delivery of said Aircraft to the Buyer, whichever shall first occur, the Seller shall at its own discretion and as promptly as practicable and with the Seller’s financial participation as hereinafter provided either:

12.2.2.1

design and furnish to the Buyer a correction for such Item with a Failure and provide any parts required for such correction (including Seller designed standard parts but excluding industry standard parts), or,

12.2.2.2	replace such Item.

12.2.3	Seller’s Participation in the Costs

Any part or Item which the Seller is required to furnish to the Buyer under this Service Life Policy in connection with the correction or replacement of an Item shall be furnished to the Buyer with the Seller’s financial participation determined in accordance with the following formula:

P = C (N - T)/N

where:

	P :	financial participation of the Seller,

	C :	Seller’s then current sales prices for the required Item or

Seller designed parts,

	(i)	T :	total flying time in hours of the Aircraft in which the Item subject to a Failure has been originally installed,

and,

N: [***] hours,

or,

	(ii)	T:	total number of flight cycles which have been accumulated by the Aircraft in which the Item subject to a Failure has been originally installed,

and,

N: [***] flight cycles,

or,

	(iii)	T:	total time in months since Delivery of the

Aircraft in which the Item subject to a Failure has been originally installed,

and,

N: [***] months,

[***]

12.2.4	General Conditions and Limitations

12.2.4.1	The undertakings given in this Clause 12.2 shall be valid after the period of the Seller’s warranty applicable to an Item under Clause 12.1.

12.2.4.2	The Buyer’s remedy and the Seller’s obligation and liability under this Service Life Policy are subject to the prior compliance by the Buyer with the following conditions:

(i)

the Buyer shall maintain log books and other historical records with respect to each Item adequate to enable determination of whether the alleged Failure is covered by this Service Life Policy and if so to define the costs to be borne by the Seller in accordance with Clause 12.2.3;

(ii) the Buyer shall keep the Seller informed of any significant incidents relating to an Aircraft howsoever occurring or recorded;

(iii) the Buyer shall comply with the conditions of Clause 12.1.10;

(iv)

the Buyer shall carry out specific structural inspection programs for monitoring purposes as may be established from time to time by the Seller. Such programs shall be as compatible as possible with the Buyer’s operational requirements and shall be carried out at the Buyer’s expense. Reports relating thereto shall be regularly furnished to the Seller;

(v)

in the case of any breakage or defect, the Buyer must have reported the same in writing to the Seller within [***] days after any breakage or defect in an Item becomes apparent whether or not said breakage or defect can reasonably be expected to occur in any other aircraft, and the Buyer shall have informed the Seller of the breakage or defect in sufficient detail to enable the Seller to determine whether said breakage or defect is subject to this Service Life Policy.

12.2.4.3

Except as otherwise provided for in this Clause 12.2, any claim under this Service Life Policy shall be administered as provided for in and shall be subject to the terms and conditions of Clause 12.1.6.

12.2.4.4

In the event that the Seller shall have issued a modification applicable to an Aircraft, the purpose of which is to avoid a Failure, the Seller may elect to supply the necessary modification kit free of charge or under a pro rata formula. If such a kit is so offered to the Buyer, then, to the extent of such Failure and any Failures that could ensue therefrom, the validity of the Seller’s commitment under this Clause 12.2 shall be subject to the Buyer’s incorporating such modification in the relevant Aircraft, as promulgated by the Seller and in accordance with the Seller’s instructions, within a reasonable time.

12.2.4.5

This Service Life Policy is neither a warranty, performance guarantee, nor an agreement to modify any Aircraft or airframe components to conform to new developments occurring in the state of airframe design and manufacturing art.

The Seller’s obligation herein is to furnish only those corrections to the Items or provide replacement therefor as provided for in Clause 12.2.2.

The Buyer’s sole remedy and relief for the non-performance of any obligation or liability of the Seller arising under or by virtue of this Service Life Policy shall be in monetary damages, limited to the amount the Buyer y this reasonably expends in procuring a correction or replacement for any Item which is the subject of a Failure covered bService Life Policy and to which such non-performance is related.

The Buyer hereby waives, releases and renounces all claims to any further damages, direct, incidental or consequential, including loss of profits and all other rights, claims and remedies, arising under or by virtue of this Service Life Policy.

12.2.5	Transferability

The Buyer’s rights under this Clause 12.2 shall not be assigned, sold, leased, transferred or otherwise alienated by operation of law or otherwise, without the Seller’s prior consent thereto, which shall not be unreasonably withheld and given in writing.

Any unauthorized assignment, sale, lease, transfer or other alienation of the Buyer’s rights under this Service Life Policy shall, as to the particular Aircraft involved, immediately void this Service Life Policy in its entirety.

12.3	Supplier Product Support Agreements

Prior to the Delivery of the first Aircraft, the Seller shall provide the Buyer with all enforceable and transferable warranties and service life policies with respect to Supplier Parts that the Seller has obtained pursuant to each Supplier Product Support Agreement.

12.3.1	Definitions

12.3.1.1	“Supplier” means any supplier of Supplier Parts.

12.3.1.2

“Supplier Part” means any component, equipment, accessory or part installed in an Aircraft at the time of Delivery thereof as to which there exists a Supplier Product Support Agreement. The Propulsion Systems and Buyer Furnished Equipment and other equipment selected by the Buyer to be supplied by Suppliers with whom the Seller has no Supplier Product Support Agreement are not Supplier Parts.

12.3.1.3

“Supplier Product Support Agreement” means an agreement between the Seller and a Supplier containing enforceable and transferable warranties and in the case of landing gear suppliers, service life policies for selected structural landing gear elements.

12.3.2	Supplier’s Default

12.3.2.1

In the event of any Supplier, under any standard warranty obtained by the Seller pursuant to Clause 12.3, defaulting in the performance of any material obligation with respect thereto and the Buyer submitting in reasonable time to the Seller reasonable proof that such default has occurred, then Clause 12.1 shall apply to the extent the same would have been applicable had such Supplier Part been a Warranted Part, except that the Supplier’s warranty period as indicated in the Supplier Product Support Agreement shall apply.

12.3.2.2

In the event of any Supplier, under any Supplier service life policy obtained by the Seller pursuant to Clause 12.3, defaulting in the performance of any material obligation with respect thereto and the Buyer submitting in reasonable time to the Seller reasonable proof that such default has occurred, then Clause 12.2 shall apply to the extent the same would have been applicable had such Supplier Item been listed in Exhibit F, Seller Service Life Policy, except that the Supplier’s service life policy period as indicated in the Supplier Product Support Agreement shall apply.

12.3.2.3

At the Seller’s request, the Buyer shall assign to the Seller, and the Seller shall be subrogated to, all of the Buyer’s rights against the relevant Supplier with respect to and arising by reason of such default and shall provide reasonable assistance to enable the Seller to enforce the rights so assigned.

12.4	Interface Commitment

12.4.1	Interface Problem

If the Buyer experiences any technical problem in the operation of an Aircraft or its systems due to a malfunction, the cause of which, after due and reasonable investigation, is not readily identifiable by the Buyer, but which the Buyer reasonably believes to be attributable to the design characteristics of one or more components of the relevant Aircraft (“Interface Problem ”), the Seller shall, if so requested by the Buyer, and without additional charge to the Buyer (except for transportation of the Seller’s personnel to the Buyer’s facilities, the cost of which shall be mutually agreed between the Buyer and the Seller), promptly conduct or have conducted an investigation and analysis of such problem to determine, if possible, the cause or causes of the problem and to recommend such corrective action as may be feasible. The Buyer shall furnish to the Seller all data and information in the Buyer’s possession relevant to the Interface Problem, and shall cooperate with the Seller in the conduct of the Seller’s investigations and such tests as may be required.

At the conclusion of such investigation the Seller shall promptly advise the Buyer in writing of the Seller’s opinion as to the cause or causes of the Interface Problem and the Seller’s recommendations as to corrective action.

12.4.2	Seller’s Responsibility

If the Seller determines that the Interface Problem is primarily attributable to the design of a Warranted Part, the Seller shall, if so requested by the Buyer and pursuant to the terms and conditions of Clause 12.1, correct the design of such Warranted Part to the extent of the Seller’s obligation as defined in Clause 12.1.

12.4.3	Supplier’s Responsibility

If the Seller determines that the Interface Problem is primarily attributable to the design of any Supplier Part, the Seller shall, if so requested by the Buyer, reasonably assist the Buyer (at no additional charge to the Buyer) in processing any warranty claim the Buyer may have against the Supplier.

12.4.4	Joint Responsibility

If the Seller determines that the Interface Problem is attributable partially to the design of a Warranted Part and partially to the design of any Supplier Part, the Seller shall, if so requested by the Buyer, seek a solution within a reasonable time to the Interface Problem through cooperative efforts of the Seller and any Supplier involved.

The Seller shall promptly advise the Buyer of such corrective action as may be proposed by the Seller and any such Supplier. Such proposal shall be consistent with any then existing obligations of the Seller hereunder and of any such Supplier to the Buyer. Such corrective action when accepted by the Buyer shall constitute full satisfaction of any claim the Buyer may have against either the Seller or any such Supplier with respect to such Interface Problem.

12.4.5	General

12.4.5.1	All requests under this Clause 12.4 shall be directed to both the Seller and the Supplier.

12.4.5.2	Except as specifically set forth in this Clause 12.4, this Clause shall not be deemed to impose on the Seller any obligations not expressly set forth elsewhere in this Clause 12.

12.4.5.3

All reports, recommendations, data and other documents furnished by the Seller to the Buyer pursuant to this Clause 12.4 shall be deemed to be delivered under this Agreement and shall be subject to the terms, covenants and conditions set forth in this Clause 12.

12.5	Waiver, Release and Renunciation

12.5.1

SUBJECT TO CLAUSE 12.5.2 THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND REMEDIES OF THE BUYER SET FORTH IN THIS CLAUSE 12 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, AND/OR ITS SUPPLIERS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS AGREEMENT INCLUDING BUT NOT LIMITED TO:

	(A)	ANY WARRANTY AGAINST HIDDEN DEFECTS;

	(B)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

	(C)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

	(D)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE SELLER’S AND/OR ITS SUPPLIERS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND

	(E)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS AGREEMENT.

THE SELLER AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS AGREEMENT.

FOR THE PURPOSES OF THIS CLAUSE 12.5, “THE SELLER” SHALL INCLUDE THE SELLER AND ITS AFFILIATES.

12.5.2

NOTHING IN THIS CLAUSE 12.5 SHALL CONSTITUTE A WAIVER, RELEASE OR RENUNCIATION BY THE BUYER OR ANY AFFILIATE OF THE BUYER OF ANY EXPRESS OBLIGATIONS OR LIABILITIES OWED BY ANY SUPPLIER OR ANY AFFILIATE OF THE SELLER TO THE BUYER OR ANY AFFILIATE OF THE BUYER PURSUANT TO ANY AGREEMENT BETWEEN SUCH SUPPLIER OR SUCH AFFILIATE OF THE SELLER AND THE BUYER OR ITS AFFILIATE.

THE PROVISIONS OF THIS CLAUSE 12.5 SHALL BE WITHOUT PREJUDICE TO THE PROVISIONS OF CLAUSES 14.9 AND 14.11 OF THIS AGREEMENT, CLAUSES 5.4 AND 6.9.6 OF EXHIBIT H TO THIS AGREEMENT, CLAUSE 11 OF ANY SOFTWARE LICENCE AND CLAUSE 8.2 OF ANY CBT LICENCE AND THE OBLIGATIONS OF THE SELLER EXPRESSLY PRESERVED THEREUNDER;

12.6	Duplicate Remedies

The Seller shall not be obliged to provide any remedy which duplicates any other remedy already provided to the Buyer in respect of the same defect under any part of this Clause 12 as such Clause may be amended, complemented or supplemented by other contractual agreements or by other Clauses of this Agreement.

12.7	Negotiated Agreement

The Buyer and the Seller agree that this Clause 12 has been the subject of discussion and negotiation and is fully understood by the parties and that the price of the Aircraft and the other mutual agreements of the parties set forth in this Agreement were arrived at in consideration of, inter alia, the provisions of this Clause 12, specifically including the Exclusivity of Warranties and General Limitations of Liability provisions and the Duplicate Remedies provisions set forth in Clause 12.6.

13	PATENT AND COPYRIGHT INDEMNITY

13.1	Indemnity

13.1.1

Subject to the provisions of Clause 13.2.3, the Seller shall indemnify the Buyer from and against any damages, costs or expenses including, without limitation legal costs and any costs incurred by the Buyer in obtaining the release of any Aircraft pursuant to clause 13.2.1(iii) (but excluding damages, costs, expenses, loss of profits and other liabilities in respect of or resulting from loss of use of the Aircraft) resulting from any infringement or claim of infringement by any Airframe (or any part or software installed therein at Delivery) of:

(i) any British, French, German, Spanish or U.S. patent;

and

(ii) any patent issued under the laws of any other country in which the Buyer may lawfully operate the relevant Aircraft, provided that:

(1)

at the time of such infringement or claim, such country and the flag country of the relevant Aircraft are each a party to the Chicago Convention on International Civil Aviation of December 7, 1944, and are each fully entitled to all benefits of Article 27 thereof, or in the alternative,

(2)

at the time of such infringement or claim, such country and the flag country of the relevant Aircraft are each a party to the International Convention for the Protection of Industrial Property of March 20, 1883 (“Paris Convention”);

and

(iii)

in respect of computer software installed on the relevant Aircraft, any copyright, provided that the Seller’s obligation to indemnify shall be limited to infringements in countries which, at the time of infringement, are members of The Berne Union and recognise computer software as a “work” under the Berne Convention.

13.1.2	Clause 13.1.1 shall not apply to

(i) Buyer Furnished Equipment or Propulsion Systems; or

(ii) parts not supplied pursuant to a Supplier Product Support Agreement; or

(iii) software not created by the Seller.

13.1.3

In the event that the Buyer is prevented from using the Aircraft (or any of them) (whether by a valid judgement of a court of competent jurisdiction or by a settlement arrived at between claimant, Seller and Buyer), the Seller shall at its expense either:

	(i)	procure for the Buyer the right to use the same free of charge to the Buyer; or

	(ii)	replace the infringing part of the relevant Aircraft as soon as possible with a non-infringing substitute complying in all other respects with the requirements of this Agreement.

13.2	Administration of Patent and Copyright Indemnity Claims

13.2.1	If the Buyer receives a written claim or a suit is threatened or commenced against the Buyer for infringement of a patent or copyright referred to in Clause 13.1, the Buyer shall:

	(i)	forthwith notify the Seller giving particulars thereof;

(ii)

in so far as permitted by law and the regulatory authorities having jurisdiction over the Buyer, furnish to the Seller all data, papers and records within the Buyer’s control or possession relating to such patent or claim;

(iii)

refrain from admitting any liability or making any payment or assuming any expenses, damages, costs or royalties or otherwise acting in a manner prejudicial to the defense or denial of such suit or claim provided always that nothing in this sub-Clause (iii) shall prevent the Buyer from paying such sums as may be required in order to obtain the release of the relevant Aircraft, provided such payment is accompanied by a denial of liability and is made without prejudice;

	(iv)	[***] fully co-operate with, and render all such assistance to, the Seller as may be pertinent to the defense or denial of the suit or claim ;

	(v)	[***] mitigate damages and / or to reduce the amount of royalties which may be payable as well as to minimise costs and expenses.

13.2.2

The Seller shall be entitled either in its own name or on behalf of the Buyer to conduct negotiations with the party or parties alleging infringement and may assume and conduct the defense or settlement of any suit or claim in the manner which, in the Seller’s opinion, it deems proper.

13.2.3

The Seller’s liability hereunder shall be conditional upon the strict and timely compliance by the Buyer with the terms of this Clause and is in lieu of any other liability to the Buyer express or implied which the Seller might incur at law as a result of any infringement or claim of infringement of any patent or copyright.

14	TECHNICAL DATA AND SOFTWARE SERVICES

This Clause covers the terms and conditions for the supply of technical data and software services (hereinafter “Technical Data “) to support the Aircraft operation.

14.1	Scope

The Technical Data shall be supplied in the English language using the aeronautical terminology in common use.

Range, form, type, format, Air Transport Association (“ATA”) / Non ATA compliance, quantity and delivery schedule of the Technical Data to be provided under this Agreement are covered in Exhibit G.

Not used or only partially used Technical Data provided pursuant to this Clause shall not be compensated or credited to the Buyer.

14.2	Aircraft Identification for Technical Data

14.2.1	For the customized Technical Data the Buyer agrees to the allocation of fleet serial numbers (“Fleet Serial Numbers”) in the form of block of numbers selected in the range from 001 to 999.

14.2.2	The sequence shall not be interrupted except if two (2) different Propulsion Systems or two (2) different Aircraft models are selected.

14.2.3

The Buyer shall indicate to the Seller the Fleet Serial Number allocated to each Aircraft corresponding to the Aircraft rank in the Delivery schedule set forth in Clause 9.1.1 hereof within [***] days or as soon as is reasonably practicable after execution of this Agreement. The subsequent allocation of such Fleet Serial Numbers to Manufacturer’s Serial Numbers for the purpose of producing customized Technical Data shall not constitute any property, insurable or other interest of the Buyer whatsoever in any Aircraft prior to the Delivery of such Aircraft as provided for in this Agreement.

The affected customized Technical Data are:

	—	Aircraft Maintenance Manual,

	—	Illustrated Parts Catalog,

	—	Trouble Shooting Manual,

	—	Aircraft Wiring Manual,

	—	Aircraft Schematics Manual,

	—	Aircraft Wiring Lists.

14.3	Integration of Equipment Data

14.3.1	Supplier Equipment

Information relating to Supplier equipment which is installed on the Aircraft by the Seller shall be introduced into the customized Technical Data to the extent necessary for the comprehension of the systems concerned, at no additional charge to the Buyer for the Technical Data basic issue.

14.3.2	Buyer Furnished Equipment

14.3.2.1

The Seller shall introduce Buyer Furnished Equipment data, for equipment which is installed on the Aircraft by the Seller, into the customized Technical Data at no additional charge to the Buyer for the Technical Data basic issue, provided such data is provided in accordance with the conditions set forth in Clauses 14.3.2.2 through 14.3.2.5 hereunder.

14.3.2.2

The Buyer shall supply the data related to Buyer Furnished Equipment to the Seller at least six (6) months before the scheduled delivery of the customized Technical Data. The Buyer Furnished Equipment data supplied to the Buyer by the Seller shall be in English Language.

14.3.2.3	The supplied Buyer Furnished Equipment data shall be established in compliance with ATA 2200 standard Specification, in the Revision applicable to the corresponding Aircraft type.

Subsequent revisions of the ATA Specification shall be considered as applicable.

14.3.2.4

The Buyer and the Seller shall agree on the requirements for the provision to the Seller of BFE data for “on-aircraft maintenance”, such as but not limited to timeframe, media and format, for integration of such data into Technical Data, with the aim of managing the BFE data integration process in an efficient, expedite and economic manner.

14.3.2.5	The Buyer Furnished Equipment data shall be delivered in digital format (SGML) and/or in Portable Document Format (PDF), as shall have been agreed between the Buyer and the Seller.

14.3.2.6	All costs related to the delivery to the Seller of the applicable Buyer Furnished Equipment data shall be borne by the Buyer.

14.3.2.7

In the event of the Seller providing directly certain items, which are considered as Buyer Furnished Equipment according to the Specification pursuant to and in accordance with Clause 18.1.4, this Clause 14.3.2 shall remain fully applicable to the data related to such Buyer Furnished Equipment.

14.4	Delivery

14.4.1	The Technical Data are delivered on-line and/or off-line, as set forth in Exhibit G hereto.

14.4.2	For Technical Data not delivered on-line, the Technical Data and corresponding revisions to be supplied by the Seller shall be sent to one address only as advised by the Buyer.

14.4.3

Packing and shipment of the Technical Data and their revisions shall be carried out in consideration of the quickest transportation methods. The shipment shall be Free Carrier (FCA) TOULOUSE, FRANCE and/or Free Carrier (FCA) HAMBURG, FEDERAL REPUBLIC OF GERMANY, as the term Free Carrier (FCA) is defined by publication n° 560 of the International Chamber of Commerce, published in January 2000.

14.4.4

The delivery schedule of the Technical Data shall be phased as mutually agreed to correspond with each of the Aircraft Deliveries. The Buyer agrees to provide forty (40) days notice when requesting a change to the delivery schedule.

14.4.5

It shall be the responsibility of the Buyer, in conjunction with any Operator to coordinate and satisfy local Aviation Authorities’ needs for Technical Data. Reasonable quantities of such Technical Data shall be supplied by the Seller at no charge to the Duty Unpaid (DDU) TOULOUSE, FRANCE and/or Duty Unpaid (DDU) HAMBURG, FEDERAL REPUBLIC OF GERMANY.

14.5	Revision Service

Unless otherwise specifically stated, revision service shall be provided on a free of charge basis for a period of [***] years per firmly ordered Aircraft covered under this Agreement, as such Delivery is scheduled under Clause 9 of the Agreement (and as such schedule may be subsequently amended).Thereafter revision service shall be provided at the standard conditions set forth in the then current Seller’s Customer Services Catalog.

[***]

Mandatory changes shall be incorporated into the Technical Data [***].

14.6	Service Bulletins (SB) Incorporation

Upon the Buyer’s request for incorporation, which shall be made within [***] after issuance of a Service Bulletin or if later, within [***] from Delivery of the last firmly ordered aircraft covered under this Agreement, Seller’s Service Bulletin information shall be incorporated into the Technical Data for the Buyer’s Aircraft after formal notification by the Buyer of its intention to accomplish a Service Bulletin. The split effectivity for the corresponding Service Bulletin shall remain in the Technical Data until notification from the Buyer that embodiment has been completed on all the Buyer’s Aircraft. The above is applicable for Technical Data relating to maintenance. For the operational Data only the pre or post Service Bulletin status shall be shown.

14.7	Future Developments

The Seller shall continuously monitor technological developments and apply them to data and document production and methods of transmission where beneficial and economical. The Buyer accepts to consider any new development proposed by the Seller for possible implementation.

14.8	Technical Data Familiarization

Upon request by the Buyer, the Seller is ready to provide per Operator a one (1) week Technical Data familiarization training at the Seller’s or at the Buyer’s or its designated Operator’s facilities. If such familiarization is conducted at the Buyer’s or such Operators facilities, the Buyer or the relevant Operator (as applicable) shall reimburse the Seller for all air travel (business class) and reasonable expenses (including but not limited to lodging, food and local transportation to and from the place of lodging and the training course location) of the representatives of the Seller conducting such familiarization. For the purposes of this Clause 14.8 in the event that such training is conducted at the Operator’s facilities or for the benefit of any Operator the Seller’s representatives conducting such training shall fly business class with the relevant Operator subject to this being feasible and practical.

14.9	Customer Originated Changes (COC)

14.9.1	Buyer (or its Operator if approved in writing by the Buyer) originated data may be introduced as COC into the following customized Technical Data:

	—	Aircraft Maintenance Manual,

	—	Illustrated Parts Catalog,

	—	Trouble Shooting Manual,

	—	Aircraft Wiring Manual,

	—	Aircraft Schematics Manual,

	—	Aircraft Wiring Lists,

	—	Flight Crew Operating Manual,

	—	Quick Reference Handbook.

14.9.2

COC data shall be established by the Buyer (or its Operator, if approved in writing by the Buyer) according to the Customer Guide for Customer Originated Changes, as issued by the Seller. The Buyer or its Operator (as applicable) shall ensure that any such data is in compliance with the requirements of its local Aviation Authorities.

COC data shall be incorporated within two (2) revisions by the Seller into all affected customized Technical Data unless the Buyer specifies in writing the documents of its choice into which the COC data shall be incorporated. The customized Technical Data into which the COC data are incorporated shall only show the Aircraft configuration reflecting the COC data and not the configuration before such COC data’s incorporation.

14.9.3.1

The Buyer hereby acknowledges and accepts that the incorporation of any COC into the Technical Data issued by the Seller shall be entirely at the Buyer’s risk and that the Seller shall not be required to check any COC data submitted for incorporation save that the Seller shall incorporate accurately the COC as legibly supplied, within two (2) revisions.

Further, the Buyer acknowledges full liability for the effects, including all related costs, which any COC may have on any subsequent Service Bulletins and/or modifications.

14.9.3.2

THE SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR LIABILITIES, EXPRESSED OR IMPLIED, ORAL OR WRITTEN, ARISING BY LAW, COURSE OF DEALING OR OTHERWISE, AND WITHOUT LIMITATION ALL WARRANTIES AS TO QUALITY, OPERATION, MERCHANTABILITY, FITNESS FOR ANY INTENDED PURPOSE, AND ALL OTHER CHARACTERISTICS WHATSOEVER, INCLUDING ANY OMISSIONS OR INACCURACIES THEREIN, IN RESPECT OF ANY CUSTOMER ORIGINATED CHANGES INCORPORATED INTO THE TECHNICAL DATA ISSUED BY THE SELLER SAVE THAT THIS CLAUSE 14.9.3.2 SHALL BE WITHOUT PREJUDICE TO ANY EXPRESS OBLIGATION ASSUMED BY THE SELLER IN THIS CLAUSE 14.9.

THE FOREGOING DISCLAIMER SHALL ALSO APPLY TO ANY OTHER PORTION OF THE SELLER’S TECHNICAL DATA TO THE EXTENT (BUT ONLY TO THE EXTENT) THAT SUCH SELLER’S TECHNICAL DATA IS ADVERSELY AFFECTED BY ANY SUCH CUSTOMER ORIGINATED CHANGES.

14.9.3.3

In the event of the Seller being required under any court order or settlement to indemnify any third party for injury, loss or damage incurred directly or indirectly as a result of incorporation of any COC into the Technical Data issued by the Seller, the Buyer agrees to reimburse the Seller for all payments or settlements made in respect of such injury, loss or damage including any expenses incurred by the Seller in defending such claims.

14.9.3.4

In the event of the Buyer selling, leasing or otherwise transferring any Aircraft to which the COC data applies, the Buyer hereby agrees that, unless the COC data is removed from the Technical Data at the Buyer’s request and expense prior to such transfer:

(i) the Buyer shall remain fully liable for the COC data and any and all effects of its incorporation, as set forth in this Clause 14.9;

(ii) the Seller may disclose the COC data to the subsequent owner(s) or Operator(s) of the transferred Aircraft;

(iii)

it shall be the sole responsibility of the Buyer to notify, or cause to be notified, the subsequent owner(s) or Operator(s) of the existence of the such COC data in the Technical Data applicable to the corresponding Aircraft.

The Seller hereby disclaims any and all liabilities whatsoever for the COC data in the event of transfer, sale or lease as set forth in clause 14.9.3.2.

14.9.4	The incorporation of any COC as aforesaid shall be performed under the conditions specified in the Seller’s then current Customer Services Catalog.

14.10	Software Services

14.10.1	Performance Engineer’s Programs

14.10.1.1

In addition to the standard operational manuals, the Seller shall provide to the Buyer software components and databases composing the Performance Engineer’s Programs (PEP) for the Aircraft type covered under this Agreement under licence conditions as defined in Appendix A to this Clause.

14.10.1.2	Use of the PEP shall be limited to one (1) copy to be used on one (1) computer. The PEP is intended for use on ground only and shall not be embarked on board of the Aircraft.

14.10.1.3

The licence to use the PEP shall be granted free of charge for as long as the revisions of the PEP are free of charge in accordance with Clause 14.5. At the end of such period, the yearly revision service for the PEP shall be provided to the Buyer at the standard commercial conditions set forth in the then current Seller’s Customer Services Catalog.

14.10.2	AirN@v and/or ADOC N@vigator Based Consultation

Certain Technical Data are provided on DVD and/or on line under licence conditions as defined in Appendix A to this Clause.

The affected Technical Data under AirN@v are the following:

	—	Trouble Shooting Manual,

	—	Aircraft Maintenance Manual,

	—	Illustrated Parts Catalog (Airframe),

	—	Aircraft Schematics Manual,

	—	Aircraft Wiring Lists,

	—	Aircraft Wiring Manual,

	—	Electrical Standard Practices Manual,

	—	Consumable Material List,

	—	Standards Manual.

The affected Technical Data covered under an Advanced Consultation Tool based on ADOC N@vigator browser are:

	—	Engineering Documentation Combined Index

	—	Engineering Drawings Parts Usage

	—	Engineering Drawings Parts List

The licence to use AirN@v and/or ADOC N@vigator based products shall be granted free of charge for each Aircraft for as long as the revisions of such Technical Data are free of charge in accordance with Clause 14.5. At the end of such period, the yearly revision service for AirN@v and/or ADOC N@vigator based products shall be provided to the Buyer at the standard commercial conditions set forth in the then current Seller’s Customer Services Catalog.

14.10.3	Airbus|World Customer Portal

14.10.3.1

The Buyer (and its Operators) shall be entitled to obtain access to a wide range of information and services, including Technical Data, available in the secure zone of Airbus’ Customer Portal Airbus|World (“Airbus|World”).

Access to the secure zone of Airbus|World, which is reserved to Airbus owners and operators (the “Secure Zone”), shall be subject to the prior signature by the Buyer or its Operators (as applicable) of the “General Terms and Conditions of Access to and Use of Airbus Secure Area of Customer Portal” (hereinafter the “GTC.”).

A description of the Basic Services, which are available to the Buyer and its Operators in the Secure Zone and are provided to the Buyer and its Operators free of charge after signature of the GTC with respect to each Aircraft, for as long as the Buyer owns or such Operator operates the relevant Aircraft, is set forth in Appendix B to this Clause 14.

Furthermore, although part of the data available on Airbus|World is neither sensitive nor confidential and is also available to the general internet public in the public zone of the portal (the “Public Zone”), it is however recommended that for simplicity of access the Buyer find this information in the Secure Zone.

14.10.3.2	On-Line Technical Data

14.10.3.2.1	The Technical Data defined in Exhibit “G” as being provided on-line shall be made available to the Buyer and its Operators through the Secure Zone.

Such provision shall be at no cost as long as revision service for such Technical Data is free of charge in accordance with Clause 14.5

14.10.3.2.2	The list of the Technical Data available on-line may be extended from time to time.

For any Technical Data which is or becomes available on-line, the Seller reserves the right to suppress other formats for the concerned Technical Data.

14.10.3.3

Access to the Secure Zone shall be granted free of charge for a maximum of [***] of the Buyer’s or its Operators users per Operator (including one Buyer Administrator) (or more as the Buyer and the Seller may agree, at the Buyer’s request) for the Technical Data related to the Aircraft

14.10.3.4

For the sake of clarification, it is hereby specified that Technical Data accessed through the Secure Zone - which access shall be covered by terms and conditions set forth in the GTC — shall remain subject to the conditions of this Clause 14.

In addition, should the Secure Zone provide access to Technical Data in software format, the use of such software shall be further subject to the conditions of Appendix A hereto.

14.11	Warranties

14.11.1

The Seller warrants that the Technical Data are prepared in accordance with the state of art at the date of their conception. Should any Technical Data prepared by the Seller contain non-conformity or defect, the sole and exclusive liability of the Seller shall be to take all reasonable and proper steps to, at its option, correct or replace such Technical Data. Notwithstanding the above, no warranties of any kind are given for the Customer Originated Changes, as set forth in Clause 14.9.

14.11.2

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND REMEDIES OF THE BUYER SET FORTH IN THIS CLAUSE 14 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER AND/OR ITS SUPPLIERS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY TECHNICAL DATA DELIVERED UNDER THIS AGREEMENT INCLUDING BUT NOT LIMITED TO:

	(A)	ANY WARRANTY AGAINST HIDDEN DEFECTS;

	(B)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

	(C)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

	(D)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE SELLER’S AND/OR ITS SUPPLIERS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND

	(E)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF OR ANY TECHNICAL DATA DELIVERED HEREUNDER.

THE SELLER AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY TECHNICAL DATA DELIVERED UNDER THIS AGREEMENT.

FOR THE PURPOSES OF THIS CLAUSE 14.11.2, “THE SELLER” SHALL INCLUDE THE SELLER AND ITS AFFILIATES. NOTHING IN THIS CLAUSE 14.11 SHALL CONSTITUTE A WAIVER, RELEASE OR RENUNCIATION BY THE BUYER OR ANY AFFILIATE OF THE BUYER OF ANY EXPRESS OBLIGATIONS OR LIABILITIES OWED BY ANY SUPPLIER OR ANY AFFILIATE OF THE SELLER TO THE BUYER OR ANY OF ITS AFFILIATES PURSUANT TO ANY AGREEMENT BETWEEN SUCH SUPPLIER OR ANY AFFILIATE OF THE SELLER AND THE BUYER OR ITS AFFILIATE.

THE PROVISIONS OF THIS CLAUSE 14.11 SHALL BE WITHOUT PREJUDICE TO THE PROVISIONS OF CLAUSES 12.5 AND 14.9 OF THIS AGREEMENT, CLAUSES 5.4 AND 6.9.6 OF EXHIBIT H TO THIS AGREEMENT, CLAUSE 11 OF ANY SOFTWARE LICENCE AND CLAUSE 8.2 OF ANY CBT LICENCE AND THE OBLIGATIONS OF THE SELLER EXPRESSLY PRESERVED THEREUNDER;

14.12	Proprietary Rights

14.12.1	All proprietary rights, including but not limited to patent, design and copyrights, relating to Technical Data shall remain with the Seller and/or its Affiliates as the case may be.

These proprietary rights shall also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Buyer.

14.12.2

Whenever this Agreement provide for manufacturing by the Buyer, the consent given by the Seller shall not be construed as express or implicit approval howsoever neither of the Buyer nor of the manufactured products. The supply of the Technical Data shall not be construed as any further right for the Buyer to design or manufacture any Aircraft or part thereof or spare part.

14.13	Confidentiality

14.13.1

The Technical Data and their content are designated as confidential. All such Technical Data are supplied to the Buyer for the sole use of the Buyer who undertakes not to disclose the contents thereof to any third party without the prior written consent of the Seller save as permitted therein or otherwise pursuant to any government or legal requirement imposed upon the Buyer.

14.13.2

In the case of the Seller having authorized the disclosure to third parties either under this Agreement, or by an express prior written authorization, the Buyer shall undertake that such third party agrees to be bound by the same conditions and restrictions as the Buyer with respect to the disclosed Technical Data.

APPENDIX A TO CLAUSE 14

LICENCE FOR USE

OF

SOFTWARE

LICENCE FOR USE OF SOFTWARE

1.	Definitions

For the purposes of this licence the following definitions shall apply:

“Agreement” means the aircraft purchase agreement dated December __, 2006 and entered in between the Licensor as Seller and the Licensee as Buyer with respect to up to twenty (20) Airbus A330-200 aircraft including all exhibits, appendices and letter agreements attached thereto and as the same may be modified in writing by the parties thereto from time to time.

“Licensor” means the Seller.

“Licensee” means the Buyer.

“Software” means the set of programs, configurations, processes, rules and, if applicable, documentation related to the operation of the data processing.

“Freeware” means the Software furnished free of charge to the Licensee.

“Composite Work” means the work composed of various elements, such as database, software or data, and which necessitates the use of the Software

“User Guide” means the documentation, which may be in electronic format, designed to assist the Licensee to use the Software, Freeware or Composite Work, as applicable.

Capitalized terms used herein and not otherwise defined in this Software Licence shall have the meaning assigned thereto in this Agreement.

2.	Grant

The Licensor grants the Licensee the right to use the Software under the conditions set forth below (“the Software Licence”). The Software Licence shall also apply to any Freeware and/or Composite Work delivered by the Licensor.

3.	Personal Licence

The sole right granted to the Licensee under this Software Licence is the right to use the Software. The Software Licence is personal to the Licensee, for its own internal use, and subject to Clause 15.1, is non-transferable and non-exclusive.

4.	Copies

Use of the Software is limited to the number of copies delivered by the Licensor to the Licensee and to the medium on which the Software is delivered. No reproduction shall be made without the written consent of the Licensor. It is however agreed that the Licensee is authorized to copy the Software for back-up and archiving purposes. Any copy authorized by the Licensor to be made by the Licensee shall be performed under the sole responsibility of the Licensee. The Licensee agrees to reproduce the copyright and other notices as they appear on or within the original media on any copies that the Licensee makes of the Software.

5.      Term

Subject to the Licensee having complied with the terms of this Software Licence, the rights under the Software Licence shall be granted by the Licensor to the Licensee from the date of first delivery of the Software to the Licensee for so long as the Licensee owns or leases the Aircraft (or any of them).

The Licensee may terminate the Software Licence by notifying in writing to the Licensor its desire to terminate the Software Licence. Such notification shall be received by the Licensor not later than November 30th of the current year.

For clarification purposes, it is hereby expressly stated that the Software may be offered for a limited period. In the event that the Licensor should offer a replacement product, the conditions for using such product shall be  based on the general conditions agreed herein but shall be subject to a separate agreement.

6.      Conditions of Use

Under the present Software Licence, the Licensee shall:

do its utmost to maintain the Software and the relating documentation in good working condition, in order to ensure the correct operation thereof;

use the Software in accordance with such documentation and the User Guide, and ensure that the staff using the Software has received the appropriate training;

use the Software exclusively in the technical environment defined in the applicable User Guide, except as otherwise agreed in writing between the parties (subject to said agreement, decompilation may be exceptionally agreed to by the Licensor in order for the Licensee to obtain the necessary information to enable the Software to function in another technical environment);

use the Software for its own internal needs and on its network only, when technically possible, and exclusively on the machine referenced and the site declared;

not alter, reverse engineer, modify or adapt the Software, nor integrate all or part of the Software in any manner whatsoever into another software product;

when the source code is provided to the Licensee, the Licensee shall have the right to study and test the Software, under conditions to be expressly specified by the Licensor, but in no event shall the Licensee have the right to correct, modify or translate the Software;

nor correct the Software, except that such correction right may exceptionally be granted to the Licensee by the Licensor in writing not translate, disassemble or decompile the Software, nor create a software product derived from the Software;

not attempt to or authorize a third party to discover or re-write the Software source codes in any manner whatsoever;

not delete any identification or declaration relative to the intellectual property rights, trademarks or any other information related to ownership or intellectual property rights provided in the Software by the Licensor;

not pledge, sell, distribute, grant, sub-licence (without the prior written consent of the Licensor), lease, lend, whether on a free-of-charge basis or against payment, or permit access on a time-sharing basis or any other utilization of the Software, whether in whole or in part, for the benefit of a third party;

other than pursuant to an assignment or transfer of this Software Licence to which the Licensor has given its express consent, not permit any third party to use the Software in any manner, including but not limited to, any outsourcing, loan, commercialization of the Software or commercialization by merging the Software into another software or adapting the Software, without prior written consent from the Licensor.

The Licensor shall be entitled, subject to providing reasonable prior written notice thereof to the Licensee, and subject to such inspections not disturbing the Licensee’s work or operations to come and verify in the Licensee’s facilities whether the conditions specified in the present Software Licence are respected. This shall not however engage the responsibility of the Licensor in any way whatsoever.

7.   Training

In addition to the User Guide provided with the Software, training and other assistance shall be provided upon the Licensee’s request on a non-chargeable basis.

8.   Proprietary Rights

The Software is proprietary to the Licensor or the Licensor has acquired the intellectual property rights necessary to grant this Software Licence. The copyright and all other proprietary rights in the Software are and shall remain the property of the Licensor.

The Licensor reserves the right to modify any Software at its sole discretion without prior notice to the Licensee.

9.   Copyright Indemnity

The Licensor shall defend and indemnify the Licensee against any claim that the Software infringes the intellectual property rights of any third party, provided that the Licensee:

•     Immediately notifies the Licensor of any such claim;

•     Makes no decision or settlement of any claim without the prior written consent of the Licensor;

•     Allows the Licensor to have sole control over all negotiations for its settlement;

•     Gives the Licensor all reasonable assistance in connection therewith.

Should the Licensee be prevented from using the Software by any enforceable court decision, the Licensor shall at its own costs and at its choice either modify the Software to avoid infringement or obtain for the Licensee the right to use the Software.

10. Confidentiality

The Software and its contents are designated as confidential. The Licensee undertakes not to disclose the Software or parts thereof to any third party without the prior written consent of the Licensor. In so far as it is necessary to disclose aspects of the Software to the employees, such disclosure is permitted solely for the purpose for which the Software is supplied and only to those employees who need to know the same.

The obligations of the Licensee to maintain confidentiality shall survive the termination of the Software Licence grant for a period of five (5) years.

11.    Warranty

The Licensor warrants that the Software is prepared in accordance with the state of art at the date of its conception and shall perform substantially in accordance with its functional and technical specification at the time of delivery. Should the Software be found to contain any non-conformity or defect, the Licensee shall notify the Licensor promptly thereof and the sole and exclusive liability of the Licensor under this Software Licence shall be to correct the same.

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE LICENSOR AND/OR ITS SUPPLIERS AND REMEDIES OF THE LICENSEE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE LICENSEE HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE LICENSOR AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE LICENSEE AGAINST THE LICENSOR, AND/OR ITS SUPPLIERS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY SOFTWARE DELIVERED UNDER THIS SOFTWARE LICENCE INCLUDING BUT NOT LIMITED TO:

(A)       ANY WARRANTY AGAINST HIDDEN DEFECTS;

(B)         ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

(C)        ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(D)        ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE LICENSOR’S  AND/OR ITS SUPPLIERS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND

(E)          ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF OR ANY SOFTWARE DELIVERED HEREUNDER.

THE LICENSOR AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY SOFTWARE DELIVERED UNDER THIS SOFTWARE LICENCE.

FOR THE PURPOSES OF THIS CLAUSE 11, “THE LICENSOR” SHALL INCLUDE THE LICENSOR AND ITS AFFILIATES. .

NOTHING IN THIS CLAUSE 11 SHALL CONSTITUTE A WAIVER, RELEASE OR RENUNCIATION BY THE LICENSEE OR ANY AFFILIATE OF THE LICENSEE OF ANY EXPRESS OBLIGATIONS OR LIABILITIES OWED BY ANY SUPPLIER OR ANY AFFILIATE OF THE LICENSOR TO THE LICENSEE OR ANY AFFILIATE OF THE LICENSEE PURSUANT TO ANY AGREEMENT BETWEEN SUCH LICENSEE OR ITS AFFILIATE AND SUCH SUPPLIER OR ANY AFFILIATE OF THE LICENSOR.

THE PROVISIONS OF THIS CLAUSE 11 SHALL BE WITHOUT PREJUDICE TO THE PROVISIONS OF CLAUSES 12.5, 14.9, AND  14.11 OF THE AGREEMENT, CLAUSES 5.4 AND 6.9.6 OF EXHIBIT H TO THE AGREEMENT AND CLAUSE 8.2 OF ANY CBT LICENCE AND THE OBLIGATIONS OF THE LICENSOR  EXPRESSLY PRESERVED THEREUNDER;

The Licensor shall have no liability for data that is entered into the Software by the Licensee and/or used for computation purposes.

12.    Liability and Indemnity

The Software is supplied under the express condition that save as provided in this Software Licence, the Licensor shall have no liability in contract or in tort arising from or in connection with the use or possession by the Licensee of the Software and that the Licensee shall indemnify and hold the Licensor harmless from and against any liabilities and claims resulting from such use or possession save to the extent (but only to the extent) that such claim or liability does not relate to (i) an intellectual proprty infringement claim contemplated by Clause 9 nor (ii) any failure by the Licensor to comply with its obligations under Clause 11 or any other provision of this Software Licence.

13.    Excusable Delays

13.1              The Licensor shall not be responsible nor be deemed to be in default on account of delays in delivery or otherwise in the performance of this Software Licence or any part thereof due to causes reasonably beyond Licensor’s or its subcontractors’ control and not occasioned by the fault or negligence of the Licensor or its subcontractors including but not limited to: natural disasters, fires, floods, explosions or earthquakes, epidemics or quarantine restrictions, serious accidents, total or constructive total loss, any act of the government of the country of the Licensee or the governments of the countries of Licensor or its subcontractors, war, insurrections or riots, failure of transportation, communications or services, strikes or labor troubles causing cessation, slow down or interruption of services, inability after due and timely diligence to procure materials, accessories, equipment or parts, failure of a subcontractor or vendor to furnish materials, accessories, equipment or parts due to causes reasonably beyond such subcontractor’s or vendor’s control or failure of the Licensee to comply with its obligations arising out of the present Software Licence. The Licensor shall use all reasonable endeavours to minimize such delays.

13.2              The Licensor shall, as soon as practicable after becoming aware of any delay falling within the provisions of this Clause, notify the Licensee of such delay and of the probable extent thereof and shall, subject to the conditions as hereinafter provided and as soon as practicable after the removal of the cause or causes for delay, resume performance under the Software Licence.

13.3              Should an event of force majeure last for a period extending beyond three (3) months, the Software Licence shall be automatically terminated, as a matter of right, unless otherwise agreed in writing, without compensation for either the Licensor or the Licensee.

14.	Termination

In the event of breach of an obligation set forth in this Software Licence by either the Licensor or the Licensee, which is not cured within 30 days from the date of receipt of a written notice notifying the breach, the non-breaching party shall be entitled to terminate this Software Licence.

In the event of termination for any cause, the Licensee shall no longer have any right to use the Software and shall return to the Licensor all copies of the Software and any relating documentation together with an affidavit to that effect. In case of breach by the Licensee, the Licensor shall be entitled to retain any amount paid for the ongoing year.

15.	General Provisions

15.1

This Software Licence or part thereof shall not be assigned to a third party without the prior written consent of the other party except that the Licensor may assign this Licence to any of the Licensor’s Affiliates .

15.2

This Software Licence shall be governed by the laws of England. All disputes arising in connection with this Software Licence shall be submitted to the competent courts of England and the provisions of clause 22.4 of the Agreement shall be incorporated herein (with all necessary changes).

15.3	In the event that any provision of this Software Licence should for any reason be held ineffective, the remainder of this Software Licence shall remain in full force and effect.

The invalid provision shall be replaced by such valid one as the parties would have chosen had they been aware of such invalidity.

15.4

All notices and requests required or authorized hereunder shall be given in writing either by registered mail (return receipt requested) or by telefax. In the case of any such notice or request being given by registered mail, the date upon which the answerback is recorded by the addressee or, in case of a telefax, the date upon which the answerback is recorded by the sender’s telefax machine, shall be deemed to be the effective date of such notice or request.

APPENDIX B TO CLAUSE 14

AIRBUSWORLD CUSTOMER PORTAL

SECURE ZONE

BASIC SERVICES

1.	General services

1.1	GCS General Information

Providing general information such as:

	•	Airbus Abbreviations Dictionary (AAD)

	•	Airbus Monitored Retrofit Campaign

	•	Engineering and Technical Services (Contact List)

	•	Events & Symposium

	•	On-line Services General Information

	•	Training Catalogues

	•	Monthly Service Report

	•	Tutorials

	•	Spares Information

	•	Fast Magazine

	•	Upgrade Services

1.2	FTP Site

This service provides access on an ad-hoc basis to specific documents or data that first need to be downloaded onto the user’s local workstation for display and use, after prior arrangement with the corresponding Airbus technical counterpart.

1.3	“What is New” facility and E-mail notification

The “What is New function” allows a user to be informed of new information put On-Line within a specific date range (default value is between user’s last login and “now”).

This facility is applicable to following services:

• AIDA (Drawings)

• AOG RG

• CAWA

• ETDS

• General Information

• SPSA

• TPPO

• VIM

As a complementary service to the “What is New facility”, a subscription to e-mail notification is available for some mainly used documents.

This function provides information of new data on-line, with direct access links, via e-mail, according to the user’s subscription.

2.	Technical Data

2.1	ETDS (Engineering Technical Documentation) service

The service provides access via a document index to the contents of:

	•	Service Bulletins — all SB in PDF, but SB issued after July 1997 in PDF and SGML

	•	Technical Follow-Up (TFU) — all

	•	Modification Information Document (MID) — all

	•	All Operators Telex (AOT) — all

	•	Operators Information Telex (OIT) — all

	•	Flight Operations Telex (FOT) — all

	•	Service Information Letter (SIL) — all

	•	Consignes de Navigabilité (CN) — all

	•	Advisory Directives (AD) — all

In addition, links between such documents are available through the service.

Documents can be printed or downloaded, depending of their electronic format.

SBs available in SGML format can be downloaded in SGML.

Printing will be based on PDF format.

2.2	STDO (Supplier Technical Manuals) service

The Supplier Technical Manuals service provides an on-line consultation of Suppliers’ component maintenance manuals (CMMv) available in PDF.

It allows access to Suppliers’ CMMs that are effective for the Buyer’s fleet.

Through the application interface, users are able to:

	•	Search documents by Aircraft type, ATA references, document type, Supplier code and Part number;

	•	Access, print and download via the PDF reader plug in (Acrobat Reader) the available release of the Suppliers’ technical documentation.

3.	Spare Parts and Repair

3.1	ARG (AOG and Repair Guide) service

Access to vendor and repairs stations by P/N.

3.2.1	ASDS (Airbus Support Data for Supplier) service

This service offers for all Airbus aircraft:

	•	Part number information such as price, lead-time, manufacturer code,

stock status and location

	•	Part number interchangeability

	•	Single purchase order status

	•	Useful information such as contact details, help function and e-mail

	•	Internet parts ordering

	•	Information link to selected in-house forwarders

	•	Support guide and excess inventory list

3.3	VIM (Vendor Information Manual) service

The service offers:

	•	List of Airbus vendors with location, fax, phones, addresses and contacts

	•	List of repairs stations

	•	List of equipment manufactured by the vendors

3.4	SPSA (Supplier Product Support Agreements) service

Information relative to agreements negotiated between Airbus and Aircraft Equipment Suppliers.

DMC and MTBUR are available for the main Suppliers

3.5	Spares services

This service is already available in an autonomous mode through the Spares Portal (http://spares.airbus.com).

The service offers for all AIRBUS aircraft:

	•	Part number information such as price, lead-time, manufacturer code,

stock status and location

	•	Part number interchangeability

	•	Single purchase order status

• Useful information such as contact details, help function and e-mail

• Internet parts ordering

• Information link to selected in-house forwarders

• Support guide and excess inventory list

4.	Warranty

4.1	CAWA (Contracts and Warranty Administration) service

:	The Warranty Claim Service proposes four main functions

• Warranty claims booking

• Consultation of the warranty claims status

• Consultation of statistics on response time regarding closed/open files

• Consultation of warranty guide

5.	Customize & Deliver

5.1	ACCL (A/C Comparison List) service

Aircraft configuration comparison list, 6 months and 1 month before Delivery.

5.2	CDIS (Customization and Delivery Information) services

The following service provides access to:

• RFC (Request For Change)

• AIR (Aircraft Inspection Report)

• SCN (Specification change Notices)

• CCR (Customer Change Register)

• Concessions

15	SELLER REPRESENTATIVES

15.1	Customer Support Manager

The Seller shall assign one (1) customer support manager based at the Seller’s main office to coordinate customer support matters between the Seller’s main office and the Buyer following the signature of this Agreement for as long as [***] Aircraft is operated by an Operator or is still owned by the Buyer.

15.2	Customer Services Representatives

15.2.1

The Seller shall provide free of charge the services of Seller customer services representatives (“Seller’s Representatives”) acting in an advisory capacity in accordance with the allocation set forth in Appendix A of this Clause 15.

15.2.2

The Seller has set up a global technical services network available for the non-exclusive use by each Operator. The Buyer and each Operator will have free access to this global network at any time in the course of the Aircraft operation and, in particular in the event of a need for non-routine technical assistance, the Buyer and its Operators shall have non-exclusive access to the Seller’s Representatives closest to the Buyer’s or relevant Operator’s (as applicable) main base after the end of the assignment of the Seller’s Representatives referred to in Appendix A of this Clause 15. A list of the contacts for the Seller’s Representatives closest to the Buyer’s or relevant Operator’s (as applicable) main base shall be provided to the Buyer and such Operator.

15.2.3	The Seller shall cause similar services to be provided by competent representatives of the Propulsion System Manufacturer and by Supplier representatives when necessary and applicable.

15.2.4

The Seller shall provide to the Buyer an annual written accounting of the consumed man-months and any remaining man-month balance. Such accounting shall be deemed as final and acceptable to the Buyer unless the Seller receives written objection from the Buyer within thirty (30) days of receipt of such accounting.

15.2.5

If requested by the Buyer, Seller Representative services exceeding the allocation specified in Appendix A of this Clause 15 may be provided by the Seller subject to terms and conditions to be mutually agreed.

15.3	Buyer’s Service

15.3.1

From the date of arrival of the first of the Seller’s Representatives and for the duration of the assignment, the Buyer or its Operator (as applicable) shall provide free of charge a suitable lockable office, conveniently located with respect to the Buyer’s or Operator’s (as applicable) maintenance facilities, with complete office furniture and equipment for the sole use of the Seller’s Representatives. The Buyer or its Operator (as applicable) shall provide or cause to be provided telecommunications facilities.

15.3.2	In accordance with the Operator’s regulations, the Buyer or its Operator (as applicable) shall provide at no cost to the Seller:

(a)

airline tickets in business class confirmed and guaranteed between the locations mentioned in Clause 15.1 and 15.2 and the international airport nearest Toulouse, France that is on the relevant Operator’s network for the Seller’s Representatives mentioned in Clause 15.1 or Clause 15.2. When the use of the relevant Operators’ route network is not feasible or practical, the relevant Operator shall reimburse the Seller for business class travel on other airlines; and

(b)

when the Seller’s Representatives are assigned away from the locations mentioned in Clause 15.1 or 15.2 at the relevant Operator’s or Buyers’ request, transportation between the said locations and the place of assignment.

15.3.4

The Buyer or its Operator (as applicable) shall assist the Seller to obtain from the civil authorities of the Buyer’s or Operator’s country those documents which are necessary to permit the Seller’s Representatives to live and work in the Buyer’s or Operator’s (as applicable) country. Failure of the Seller to obtain the necessary documents shall relieve the Seller of any obligation to the Buyer or Operator under the provisions of Clause 15.2.

15.3.5

The Buyer or its Operator (as applicable) shall reimburse to the Seller charges, taxes, duties, imposts or levies of any kind whatsoever, imposed by authorities of the Buyer’s or its Operator’s (as applicable) country upon :

• the entry into or exit from the Buyer’s or Operator’s country of the Seller’s Representatives and their families,

• the entry into or the exit from the Buyer’s or Operator’s country of the Seller’s Representatives and their families’ personal property,

• the entry into or the exit from the Buyer’s or Operator’s country of the Seller’s property.

15.4	Withdrawal of the Seller’s Representatives

The Seller shall have the right to withdraw its assigned Seller Representatives as it sees fit if conditions arise which are in the Seller’s opinion dangerous to their safety or health or prevent them from fulfilling their contractual tasks.

15.5	Seller’s Representatives’ Status

In providing the above technical services, the Seller’s Representatives and other employees are deemed to be acting in an advisory capacity only and at no time shall they be deemed to act as Buyer’s employees or agents, either directly or indirectly.

15.6	Indemnities

INDEMNIFICATION PROVISIONS APPLICABLE TO THIS CLAUSE 15 ARE SET FORTH IN CLAUSE 19.

APPENDIX A TO CLAUSE 15

SELLER REPRESENTATIVE ALLOCATION

The Seller Representative allocation that is provided to the Buyer or its Operator (as applicable) pursuant to Clause 15.2 is set out below.

1                                        The Buyer shall be provided a total of [***] man-months of Seller Representative services per Aircraft at the Buyer’s main base or at other locations to be mutually agreed including, without limitation, the base of any Operator.

2                                        For clarification, such Seller Representatives’ services shall include initial Aircraft Entry Into Service (EIS) assistance and sustaining support services.

3                                        The number of the Seller’s Representatives assigned to the Buyer or to its Operator at any one time shall be mutually agreed, but at no time shall it exceed [***] men per Operator.

4                                        Absence of an assigned Seller’s Representative during normal statutory vacation periods are covered by the Seller’s Representatives as defined in Clause 15.2.2 and as such are accounted against the total allocation provided in item 1 above.

16	TRAINING AND TRAINING AIDS

16.1	General

This Clause 16 covers the terms and conditions for the supply of training and training aids for the Buyer’s and its Operator’s personnel to support the Aircraft operation.

16.2	Scope

16.2.1	The range and quantity of training and training aids to be provided free of charge under this Agreement are covered in Appendix A to this Clause 16.

16.2.2.1	With respect to Maintenance Training, training courses shall be provided up to one (1) year after Delivery of the last firm Aircraft ordered under this Agreement.

16.2.2.2	With respect to Flight Operations Training, the quantity of training allocated to each Aircraft shall be provided up to one (1) year after Delivery of each corresponding Aircraft.

16.3	Training Organisation / Location

16.3.1

The Seller shall provide training at its training center in Blagnac, France, or in Hamburg, Germany (each the “Seller’s Training Center”) or one of its affiliated training centers in Miami, U.S.A., or Beijing, China (the “Affiliated Training Centers”).

16.3.2

In the event of the non-availability of facilities or scheduling imperatives making training by the Seller impractical, the Seller shall make arrangements for the provision to the Buyer or its Operator (as applicable) of such training support elsewhere. Provided that the Buyer’s or its Operator’s (as applicable) requirements have been indicated to the Seller ideally nine (9) months prior to Delivery of the relevant Aircraft but in any event as early as such Operator of the relevant Aircraft is known to the Buyer and in the event that the Seller is unable to accommodate the Buyer’s or its Operator’s (as applicable) requirements for training at a convenient location, [***].

16.3.3.1

Upon the Buyer’s request, the Seller may also provide certain training at a location other than the Seller’s Training Centers or Affiliated Training Centers, including one of the Operator’s bases, if and when practicable for the Seller, under terms and conditions to be mutually agreed upon. In this event, all additional charges listed in Clause 16.6.2 shall be borne by the Buyer or its relevant Operator (as applicable).

16.3.3.2

If the training as set forth in Clause 16.3.3.1 above is either an Airbus EASA — Part 147 (for maintenance training) or a Type Rating Training Organisation (TRTO) (for flight operation training) approved course, the Buyer or its relevant Operator (as applicable) shall provide access to its training facilities to the Seller’s and the relevant Aviation Authorities’ representatives for the necessary approval of such facilities for the training.

16.3.3.3.

Training courses provided for the Buyer’s or Operator’s (as applicable) personnel shall be scheduled according to plans mutually agreed upon during a Training Conference to be held with the relevant Operator as soon as such Operator is known. The Seller shall use its best efforts to accommodate the Buyer’s or its Operator’s (as applicable) requirements provided that such are confirmed to the Seller at the latest nine (9) months prior to Delivery of the relevant Aircraft. In the event that such requirements are communicated to the Seller after such nine (9) months period, the Seller shall cooperate with the Buyer or its Operator (as applicable) to schedule the requested training so as to provide a training program as close as possible to the Buyer’s or Operator’s (as applicable) requirements, subject to the Seller’s then prevailing constraints.

16.4	Training Courses

16.4.1

Training courses, as well as the minimum and maximum numbers of trainees per course provided for the Buyer’s or Operator’s (as applicable) personnel, are defined in the applicable brochure describing the various Seller’s training courses (the “Seller’s Training Course Catalog”) and shall be scheduled as mutually agreed upon during a training conference (“the Training Conference”) to be held between nine (9) and twelve (12) months prior to Delivery of the first Aircraft to each Operator.

16.4.2	When training is performed by the Seller:

(i)

Training courses shall be the Seller’s standard courses as described in the applicable Seller’s Training Course Catalog valid at the time of the execution of the course. The Seller shall be responsible for all training course syllabi, training aids and training equipment necessary for the organisation of the training courses; however, for the purpose of performing training, training equipment does not include aircraft. The academic curricula and equipment used for the training of flight and maintenance personnel shall not be fully customized; however, they shall be configured in order to obtain the relevant approval and to support the Seller’s teaching programs.

The equipment used for training of flight and maintenance personnel shall not be fully customised, however such equipment and the training curricula used for training of flight and/or maintenance personnel shall be configured in order to obtain the relevant Aviation Authorities’ approval and to support the Seller’s training programs. Training data and documentation shall not be revised;

(ii)

Training data and documentation for trainees receiving the training at the Seller’s Training Centers or Affiliated Training Centers shall be free-of-charge. Training data and documentation shall be marked “FOR TRAINING ONLY” and as such are supplied for the sole and express purpose of training ;

(iii)

Upon the Buyer’s request, the Seller shall collect and pack for consolidated shipment to the Buyer’s facility, all training data and documentation of the Buyer’s trainees attending training at the Seller’s Training Centers or Affiliated Training Centers at no charge to the Buyer;

The above shipment shall be delivered Free Carrier (“FCA”) to the airport closest to the location at which the training actually takes place, as the term Free Carrier (“FCA”) is defined by publication N° 560 of the International Chamber of Commerce published in January 2000. Title to and risk of loss of said shipment shall pass to the Buyer upon delivery.

16.4.3

When the Seller’s training courses are provided by the Seller’s instructors, the Seller shall deliver a Certificate of Recognition, a Certificate of Course Completion or an Attestation, as applicable, at the end of any such training course. Any such certificate shall not represent authority or qualification by any Aviation Authorities but may be presented to such Aviation Authorities in order to obtain relevant formal qualification.

In the event of the training courses being provided by a training provider selected by the Seller, the Seller shall cause such training provider to deliver a Certificate of Recognition, a Certificate of Course Completion or an Attestation, as applicable, at the end of any such training course. Any such certificate shall not represent authority or qualification by any Aviation Authorities but may be presented to such Aviation Authorities in order to obtain relevant formal qualification.

16.5	Prerequisites and Conditions

16.5.1

Training shall be conducted in English and all training aids are written in English using common aeronautical terminology. Trainees shall have the prerequisite knowledge and experience defined in Appendix “B” to this Clause 16.

The Buyer hereby acknowledges that the Seller’s training courses are “Standard Transition Training Courses” and not “Ab Initio Training Courses”.

The Buyer or its Operator (as applicable) shall be responsible for the selection of the trainees and for any liability with respect to the entry knowledge level of the trainees.

16.5.2.1

The Buyer or its Operator (as applicable) shall provide the Seller with an attendance list of the trainees for each course with the validated qualification of each trainee. The Seller reserves the right to check the trainees’ proficiency and previous professional experience. The Seller shall in no case warrant or otherwise be held liable for any trainee’s performance as a result of any training provided.

16.5.2.2

The Buyer or its Operator (as applicable) shall further return to the Seller the “Airbus Pre-Training Survey” or the “Maintenance Training Survey”, as applicable, detailing the trainees’ associated background at the latest two (2) months before the start of the training course.

16.5.2.3

In the event of the Buyer or its Operator (as applicable) having to make a change to the trainees attendance list within the two (2) month period stated in Clause 16.5.2.2, the Buyer or its Operator (as applicable) shall immediately inform the Seller thereof and send to the Seller an updated Airbus Pre-Training Survey or Maintenance Training Survey reflecting such change.

16.5.3

Upon the Buyer’s or its Operator’s (as applicable) request, the Seller may be consulted to direct the above mentioned trainee(s) through a relevant entry level training program, which shall be at the Buyer’s or its Operator’s (as applicable) charge, and, if necessary, to coordinate with competent outside organisations for this purpose. Such consultation shall be held during the Training Conference.In the event of the Seller determining that a trainee lacks the required entry level, following consultation with the Buyer or its Operator (as applicable), such trainee shall be withdrawn from the program.

16.6	Logistics

16.6.1	Trainees

16.6.1.1

The Seller shall provide free local transportation by bus for the Buyer’s or Operator’s (as applicable) trainees to and from designated pick-up points and the Seller’s Training Centers or Affiliated Training Centers.

16.6.1.2	Living and travel expenses for the Buyer’s or Operator’s (as applicable) trainees shall be borne by the Buyer or the Operator (as applicable).

16.6.2	Training at External Location - Seller’s Instructors

In the event of training being provided at an external location specifically at the Seller’s request, the conditions relative to expenses shall be the same as those which would have been applicable if the training had been provided at the Seller’s Training Centers or Affiliated Training Centers.

In the event of training being provided by the Seller’s instructors at any location other than the Seller’s Training Centers or Affiliated Training Centers at the Buyer’s or Operator’s (as applicable) request or as otherwise detailed in this Clause 16, the Buyer or Operator (as applicable) shall reimburse the Seller for all the expenses related to the assignment of such instructors and their performance of the duties as aforesaid.

16.6.2.1	Living Expenses

Such expenses, covering the entire period from day of departure from to day of return to Seller’s base, shall include but shall not be limited to lodging, food and local transportation to and from the place of lodging and the training course location. The Buyer shall reimburse the Seller for such expenses at the per diem rate currently used by the Seller for its personnel.

16.6.2.2	Air Travel

Airline reservations for travel between the Buyer’s or Operator’s (as applicable) designated training site and the Seller’s Training Centers or Affiliated Training Centers shall be guaranteed and confirmed to the Seller’s instructors in business class on the relevant Operator’s route network. When the use of such Operator’s route network is not feasible or practical, the Buyer or such Operator (as applicable) shall reimburse the Seller for business class travel for such journey on other airlines

16.6.2.3	Training Material

The Buyer or its Operator (as applicable) shall reimburse the Seller the cost of shipment for the training material needed to conduct such courses.

16.6.2.4	Transportation

The Buyer shall be solely liable for any and all delay in the performance of the training outside of the Seller’s or the Seller’s Affiliated Training Centers associated with any transportation described in this Clause 16.6 same where such training is provided at such external location at the Seller’s request.

16.6.3	Training Equipment Availability - Training at External Location

Training equipment necessary for course performance at any course location other than the Seller’s Training Centers or Affiliated Training Centers or the facilities of the training provider selected by the Seller shall be provided by the Buyer or its Operator (as applicable) in accordance with the Seller’s specifications.

16.7	Flight Operations Training

16.7.1	Flight Crew Training Course

16.7.1.1

The Seller shall perform a flight crew training course program (standard transition course or a cross crew qualification program as applicable) for [***] of each Operator’s flight crews, each of which shall consist of one (1) captain and one (1) first officer, as set out in Appendix A to this Clause 16. The training manual used shall be the Seller’s Flight Crew Operating Manual (FCOM), except for base Flight training, for which such Operator’s customized FCOM shall be used.

16.7.1.2	Base Flight Training

16.7.1.2.1

Each Operator shall use its delivered Aircraft, or any other aircraft operated by such Operator , for any base flight training, which shall not exceed [***] per pilot, according to the related Airbus training course definition.

16.7.1.2.2

In the event of it being necessary to ferry the relevant Operator’s delivered Aircraft to the location where the base flight training shall take place, the additional flight time required for the ferry flight to and/or from the base training field shall not be deducted from the base flight training allowance.

However, if the base flight training is performed outside of the zone where the Seller usually performs such training, the ferry flight to the location where the base flight training shall take place shall be performed by a crew composed of the Seller’s and/or the relevant Operator’s qualified pilots, in accordance with the Aviation Authorities’ regulations related to the place of performance of the base flight training.

16.7.2	Flight Crew Line Initial Operating Experience

16.7.2.1

To assist each Operator with initial operating experience after Delivery of the first Aircraft to such Operator, the Seller shall provide to the relevant Operator pilot instructor(s) as defined in Appendix A to this Clause 16.

16.7.2.2	The relevant Operator shall reimburse the expenses for [***]. Additional pilot instructors can be provided at such Operator’s expense and upon conditions to be mutually agreed upon.

16.7.3	Instructor Cabin Attendants’ Familiarization Course

The Seller shall provide instructor cabin attendants’ course(s) to each Operator’s cabin attendants, as defined in Appendix A to this Clause 16, at one of the locations defined in Clause 16.3.1.

The instructor cabin attendants’ course, when incorporating the features of the relevant Operator’s Aircraft, can be given at the earliest two (2) weeks before the Delivery Date of such Operator’s first Aircraft.

16.7.4	Performance / Operations Course

The Seller shall provide performance/operations training for each Operator’s personnel as defined in Appendix A to this Clause 16.

The available courses are listed in the Seller’s applicable Training Courses Catalog.

16.7.5	Transition Type Rating Instructor (TRI) Course

The Seller shall provide transition type rating instructor (TRI) training for each Operator’s flight crew instructors as defined in Appendix A to this Clause 16.

This course provides the Operator’s instructors with the training in flight instruction and synthetic instruction required to instruct on Airbus aircraft.

16.7.6

During any and all flights performed in accordance with this Clause 16.7, the relevant Operator shall bear full responsibility for the aircraft upon which the flight is performed, including but not limited to any required maintenance, all expenses such as fuel, oil or landing fees and the provision of insurance in line with Clause 16.12.

16.8	Maintenance Training

The Seller shall provide maintenance training for each Operator’s ground personnel as defined in Appendix A to this Clause 16.

The available courses are listed in the Seller’s applicable Training Courses Catalog.

The relevant Operator shall provide the Seller with an attendance list of trainees at the latest one (1) month before the start of the training course.

The practical training provided in the frame of maintenance training is performed exclusively on the training devices in use in the Seller’s Training Centers or Affiliated Training Centers.

In the event of practical training on aircraft being requested by an Operator (as applicable), such practical training can be organized with the assistance of the Seller, in accordance with Clause 16.8.1 hereunder.

16.8.1	Practical Training on Aircraft

If the practical training does not need to be covered by an EASA — Part 147 (or equivalent) certificate, the Seller may assist the Operator in organizing such practical training on aircraft, at the relevant Operator’s expense.

In the event of an Operator requiring a full EASA — Part 147 certificate from the Seller, the practical training on aircraft shall be conducted by the Seller, at the relevant Operator’s expense, in a EASA - Part 145 facility approved and selected by the Seller.

In the event of an Operator requiring such practical training to be conducted at the relevant Operator’s EASA — Part 145 (or equivalent) approved facilities, such training shall be subject to prior approval by the Seller of the facilities at which the training is to be conducted.

The provision of an instructor by the Seller for the practical training shall be deducted from the trainee days allowance defined in Appendix A to this Clause 16, subject to the conditions detailed in Paragraph 3.2 thereof.

The relevant Operator shall reimburse the expenses for said instructor(s) in accordance with Clause 16.6.2.

16.8.2	Line Maintenance Initial Operating Experience Training

In order to assist the relevant Operator during the entry into service of the Aircraft, the Seller shall provide to each Operator maintenance instructor(s) at the relevant Operator’s base as defined in Appendix A to this Clause 16.

16.8.2.1

This line maintenance training shall cover training in handling and servicing of Aircraft, flight crew / maintenance coordination, use of Technical Data and any other activities that may be deemed necessary after Delivery of the first Aircraft to the relevant Operator.

16.8.2.2	The relevant Operator shall reimburse the expenses for said instructor(s) in accordance with Clause 16.6.2. Additional maintenance instructors can be provided at the Operator’s expense.

16.9	Supplier and Propulsion System Manufacturer Training

Upon the Buyer’s or its Operator’s request, the Seller shall provide to the Buyer or its Operator (as applicable) the list of the maintenance and overhaul training courses (the “Supplier Training Catalog”) provided by major Suppliers and the applicable Propulsion Systems Manufacturer on their products.

16.10	Training Aids for the Buyer’s or its Operator’s Training Organisation

16.10.1

With respect to each Aircraft, the Seller shall provide to the Buyer or its Operator (as applicable) training aids, including the Airbus Computer Based Training (Airbus CBT), as used in the Seller’s Training Centers, and the Virtual Aircraft (Walk around and Component Location), free of charge as defined in Appendix A to this Clause 16.

The Airbus CBT and training aids supplied to the Buyer and its Operator (as applicable) shall be similar to those used in the Seller’s Training Centers for the training provided for the Buyer or its Operators (as applicable). The Airbus CBT and Virtual Aircraft in use at the Seller’s Training Centers are revised on a regular basis and with respect to each Aircraft, such revision shall be provided to the Buyer or its Operator (as applicable) during the period when training courses provided under Appendix A of this Clause 16 are performed for the Buyer or its relevant Operator or up to three (3) years after delivery of the Airbus CBT or the Virtual Aircraft to the Buyer or its relevant Operator (as applicable) under this Agreement, whichever first occurs.

16.10.2	Delivery

16.10.2.1

With respect to each Aircraft, the Seller shall deliver to the Buyer or its Operator (as applicable) the Airbus CBT and training aids, as defined in Appendix A to this Clause 16, at a date to be mutually agreed during the Training Conference.

16.10.2.2

The items supplied to the Buyer or its Operator’s (as applicable) pursuant to Clause 16.10.1 shall be delivered FCA Toulouse, Blagnac Airport. Title to and risk of loss of said items shall pass to the Buyer upon delivery.

16.10.2.3

All costs related to transportation and insurance of said items from the FCA point to the Buyer’s or its Operator’s (as applicable) facilities shall be at the Buyer’s or its Operator’s (as applicable) expense.

16.10.3	Installation of the Airbus CBT

16.10.3.1.1

With respect to each Aircraft, before the initial delivery of the Airbus CBT, as defined in Appendix A hereto, the Seller shall provide to up to six (6) trainees of the Buyer or its Operator, at the Buyer’s or its Operator’s facilities, the Airbus CBT Administrator Course, as defined in Appendix C hereto.

To conduct the course, the workstations and/or “Servers”, as applicable, shall be ready for use and shall comply with the latest “Airbus CBT Workstation Technical Specification” or “Airbus CBT Server Technical Specification”, as applicable (collectively “the Airbus CBT Technical Specification”).

16.10.3.1.2

The Airbus CBT shall be installed by the Buyer’s or its Operator’s (as applicable) personnel, who shall have followed the Airbus CBT Administrator Course. The Seller shall be held harmless from any injury to person and/or damage to property caused by or in any way connected with the handling and/or installation of the Airbus CBT by the Buyer’s or its Operator’s (as applicable) personnel.

16.10.3.2

Upon the Buyer’s or its Operator’s (as applicable) request and subject to conditions to be quoted by the Seller, the Seller may assist the Buyer or its Operator (as applicable) with the initial installation of the Airbus CBT at the Buyer’s or its Operator’s (as applicable) facilities. Such assistance shall follow notification in writing that the various components, which shall be in accordance with the specifications defined in the Airbus CBT Technical Specification, are ready for installation and available at the Buyer’s or is Operator’s (as applicable)facilities.

16.10.3.3

The Buyer or its Operator (as applicable) shall reimburse the expenses in accordance with Clause 16.6.2, for the Seller’s personnel required at the Buyer’s or its Operator’s (as applicable) facilities to conduct the Airbus CBT Administrator Course and/or provide installation assistance.

16.10.4	Licences

16.10.4.1	Airbus CBT License

16.10.4.1.1	The Seller shall grant the Buyer a Licence to use the Airbus CBT, under conditions defined in Appendix C to this Clause 16.

16.10.4.1.2

Supply of sets of CBT Courseware, as defined in Appendix C, and additional to those indicated in Appendix A, as well as any extension to the Licence of such CBT Courseware, shall be subject to terms and conditions to be mutually agreed.

16.10.4.2	Virtual Aircraft License

16.10.4.2.1

The Seller shall grant the Buyer a Licence to use the Virtual Aircraft, under conditions defined in Appendix C to this Clause 16. For the purpose of such Licence, the term “Airbus CBT” as used in such License shall mean the “Virtual Aircraft”.

16.10.4.2.2

Supply of sets of Virtual Aircraft Software, as defined in Appendix C, and additional to those indicated in Appendix A, as well as any extension to the Licence of such Virtual Aircraft Software, shall be subject to terms and conditions to be mutually agreed.

16.10.5

The Seller shall not be responsible for and hereby disclaims any and all liabilities resulting from or in connection with the use by the Buyer of the Airbus CBT, the Virtual Aircraft and any other training aids provided under this Clause 16.10.

16.11	Proprietary Rights

The Seller’s training data and documentation, Airbus CBT, Virtual Aircraft and training aids are proprietary to the Seller and/or its Affiliates and/or its suppliers and the Buyer agrees not to disclose the content of the courseware or any information or documentation provided by the Seller in relation to training, in whole or in part, to any third party without the prior written consent of the Seller.

16.12	Indemnities and Insurance

INDEMNIFICATION PROVISIONS AND INSURANCE REQUIREMENTS APPLICABLE TO THIS CLAUSE 16 ARE AS SET FORTH IN CLAUSE 19.

THE BUYER OR ITS OPERATOR (AS APPLICABLE) WILL PROVIDE THE SELLER WITH AN ADEQUATE INSURANCE CERTIFICATE PRIOR TO ANY TRAINING ON AIRCRAFT.

APPENDIX “A” TO CLAUSE 16

TRAINING ALLOWANCE

For the avoidance of doubt, all quantities indicated below are the total quantities granted for the whole of the Buyer’s fleet under this Agreement,  unless otherwise specified.

1.	FLIGHT OPERATIONS TRAINING

1.1	Flight Crew Training (standard transition course or cross crew qualification (CCQ) as applicable)

With respect to each Aircraft, the Seller shall provide flight crew training including LVO (standard transition course or CCQ as applicable) free of charge for [***] of the relevant Operator’s flight crews, which shall consist of [***] per firmly ordered Aircraft.

1.2	Flight Crew Line Initial Operating Experience

The Seller shall provide to the relevant Operator pilot instructor(s) free of charge for a period of [***] pilot instructor [***] per Aircraft.

1.2.1	The maximum number of pilot instructors present at any one time shall be limited to three (3) pilot instructors, unless otherwise mutually agreed.

1.2.2	The Seller shall provide to the Buyer 3 instructor cabin attendants’ familiarization courses per firmly ordered Aircraft.

1.3	Performance / Operations Course(s)

1.3.1	The Seller shall provide to the Buyer [***] trainee days of performance / operations training free of charge for each Initial Operator personnel per Initial Operator.

1.3.2	The above trainee days shall be used solely for the performance/operations training courses as defined in the Seller’s applicable Training Course Catalog.

1.4	Transition Type Rating Instructor (TRI) course

The Seller shall provide to the Operator one (1) transition type rating instructor training (transition or CCQ, as applicable) free of charge per Aircraft.

2	MAINTENANCE TRAINING

2.1	Maintenance Training Courses

2.1.1	The Seller shall provide to the Buyer [***] trainee days of maintenance training free of charge for each Operator’s personnel per Aircraft.

2.1.2	The above trainee days shall be used solely for the Maintenance training courses as defined in the Seller’s applicable Training Courses Catalog.

2.1.3

Within the trainee days allowance in Paragraph 2.1.1 above, the number of Engine Run-up courses shall be limited to one (1) course for three (3) trainees per firmly ordered Aircraft and to a maximum of nine (9) courses in total.

3	TRAINEE DAYS ACCOUNTING

Trainee days are counted as follows:

3.1

For instruction at the Seller’s Training Centers or Affiliated Training Centers: one (1) day of instruction for one (1) trainee equals one (1) trainee day. The number of trainees originally registered at the beginning of the course shall be counted as the number of trainees to have taken the course.

3.2

For instruction outside of the Seller’s Training Centers or Affiliated Training Centers: one (1) day of instruction by one (1) Seller instructor equals the actual number of trainees attending the course or a minimum of twelve (12) trainee days.

3.3	For practical training, one (1) day of instruction by one (1) Seller instructor equals the actual number of trainees attending the course or a minimum of six (6) trainee days.

3.4

In the event of training being provided outside of the Seller’s Training Centers or Affiliated Training Centers specifically at the Seller’s request, Paragraph 3.1 hereabove shall be applicable to the trainee days accounting for such training.

4	TRAINING AIDS FOR BUYER’S TRAINING ORGANISATION

The Seller shall provide to the Buyer free of charge:

—

one (1) Airbus CBT (flight and/or maintenance) related to the Aircraft type(s) as covered by this Agreement (including one (1) set of CBT Courseware and one (1) set of CBT Software for flight and one (1) set of CBT Courseware and one (1) set of CBT Software for maintenance, as applicable). The detailed description of the Airbus CBT shall be provided to the Buyer at the Training Conference;

	—	one (1) Virtual Aircraft (Walk around and Component Location) related to the aircraft type (s) as covered in this Agreement.

	—	one (1) set of training documentation on CD-ROM;

	—	one (1) CD-ROM of cockpit panels for training.

APPENDIX “B” TO CLAUSE 16

MINIMUM RECOMMENDED QUALIFICATION

IN RELATION TO TRAINING REQUIREMENTS

The prerequisites listed below are the minimum recommended requirements specified for Airbus training. If the appropriate Aviation Authorities or the specific airline policy of the trainee demand greater or additional requirements, they shall apply as prerequisites.

FLIGHT CREW Standard Transition Courses)

Captain prerequisites:

• Previously qualified on JAR/FAR/CS 25 aircraft and commercial operations

• Valid and Current Airline Transport Pilot License (ATPLY)

• Previous command experience

• Fluency in English (able to write, read and communicate at an adequately understandable level in English language)

• Jet experience

• Flight time:

— 1 500 hours as pilot

— 1 000 hours on JAR/FAR/CS 25 aircraft

— 200 hours experience as airline, corporate or military transport pilot

First Officer prerequisites:

• Previously qualified on JAR/FAR/CS 25 aircraft and commercial operations

• Aircraft and commercial operations valid and current CPL (Commercial pilot license) with Instrument rating,

• Fluency in English (able to write, read and communicate at an adequately understandable level in English language)

• Jet experience

• Flight time :

— 500 hours as pilot

— 300 hours on JAR/FAR/CS 25 aircraft

— 200 hours experience as airline, corporate or military transport pilot

If the Trainee does not speak English or is not fluent enough to follow the Standard Transition course, he shall follow the Adapted language transition and provide a translator as indicated by the Seller.

If no Jet experience, both CAPTAIN and/or FIRST OFFICER must follow before entering the transition course, a dedicated “Jet Familiarization entry level course”. Such course(s), if required, shall be at the Buyer’s or the relevant Operator’s expense (as applicable).

First type rating course

This course is designed for Ab initio pilots who do not hold an aircraft type rating on their pilot license

Pilot prerequisites

• Valid and current CPL (commercial pilot license)

• Valid and current Instrument Rating on multi engine aircraft

• APTLY written examination

• Fluency in English (able to write, read and communicate at an adequately understandable level in English language)

• Flight experience:

— 220 hours as pilot

— 100 hours as pilot in command (PIC)

— 25 hours on multi engine aircraft (up to 10 hours can be completed in a simulator)

In addition to the above conditions and in accordance to the JAR Flight Crew Licensing (FCL) and the Airbus Training Policy, a pilot applying for a first type rating must have followed either an approved JAR Multi Crew Cooperation (MCC) program or regulatory equivalent or the “Airbus Entry Level Training (ELT) program” (combined MCC and Jet familiarization course). Such course, if required, shall be at the relevant Operator’s expense.

CCQ additional prerequisites

In addition to the prerequisites set forth for the Flight Crew Standard Transition Course, both CAPTAIN and FIRST OFFICER must:

• be qualified and current on the base aircraft type

• have 150 hours minimum and 3 months minimum of operations on the base aircraft type.

TRI course additional prerequisites

In addition to the prerequisites set forth for the Flight Crew Standard Transition Course, it is the responsibility of the relevant Operator to:

—	select instructor candidate(s) with airmanship and behaviour corresponding to the role and responsibility of an airline instructor

—	designate instructor candidate(s) with the Airbus prerequisite, which corresponds to the JAR requirements (ref JAR — FCL 1 — Requirements/ Subparts H — Instructor rating (Aeroplane)

Performance and Operations personnel prerequisites

The relevant Operator’s  performance and operations personnel shall be fluent in English (able to write, read and communicate at an adequately understandable level in English language).

All further detailed prerequisites shall be provided by the Seller to the Buyer and its Operator during the Training Conference, depending on the type of training course(s) selected by the Buyer or its Operator as applicable.

Maintenance Personnel prerequisites

—

Fluency in English (understanding of English (able to write, read and communicate at an adequately understandable level in English language) adequate to be able to follow the training (If this is not the case, the Buyer or the relevant Operator (as applicable) shall assign a minimum of one (1) translator for eight (8) trainees).

—	Technical experience in the line or/and base maintenance activity of commercial jet aircraft.

Additional prerequisites for Aircraft Rigging Course

Qualification as line or line and base mechanic on one type of Airbus aircraft family.

Additional prerequisites for Maintenance Initial Operating Experience

Qualification as line or line and base mechanic on the concerned Airbus aircraft type (for Course).

Maintenance Training Difference Courses additional prerequisites

In addition to the prerequisites set forth for Maintenance Personnel, the personnel shall be current and operating on the base aircraft

APPENDIX C TO CLAUSE 16

LICENCE FOR USE OF AIRBUS COMPUTER BASED TRAINING

LICENCE FOR USE OF AIRBUS COMPUTER BASED TRAINING (AIRBUS CBT)

1	DEFINITIONS

1.1	For the purpose of this Airbus CBT Licence (the “Airbus CBT Licence”), the following definitions shall apply:

“Agreement” means the aircraft purchase agreement dated December __, 2006 and entered into between the Seller and the Buyer with respect to twenty (20) Airbus A330-200 aircraft including all exhibit appendices and letter agreements attached thereto and as the same may be modified in writing by the parties thereto from time to time.

1.1.1	“Airbus CBT” means the combination of the Airbus CBT Software and the Airbus CBT Courseware.

1.1.2	“Airbus CBT Courseware” means the programmed instructions that provide flight crew and maintenance training.

1.1.3	“Airbus CBT Software” means the system software that permits the use of the Airbus CBT Courseware.

1.1.4	“Student / Instructor Mode” means the mode that allows the Buyer to run the Airbus CBT Courseware.

1.1.5	“Airbus CBT Administrator Course” means the training enabling the Buyer to load and use the Airbus CBT either on stand-alone workstations or in a Server mode.

1.1.6

“Network” means the group of the Buyer’s computers connected to each other through cables and allowing the transmission of data and instructions, which can be used by all of the Buyer’s computers so linked.

1.1.7	“Server” means the computer dedicated to the administration of a Network and on which the Airbus CBT is installed and can be reached through the Network.

1.1.8	“Technical Specification” means either the “Airbus CBT Workstation Technical Specification” or the “Airbus CBT Server Technical Specification”, as applicable.

1.1.9	“Intranet” means the Buyer’s private and local Network using the same technical protocols as internet but which is not open to public connection.

1.1.10	“Extranet” means the network constituted of an external Intranet, allowing communication between the Buyer and certain defined external entities.

1.1.11	“User Guide” means the documentation, which may be in electronic format, designed to assist the Buyer to use the Airbus CBT.

1.1.12	“Term” has the meaning ascribed thereto in Clause 4 of this Airbus CBT Licence.

1.2	Capitalised terms used herein and not otherwise defined in this Airbus CBT Licence shall have the meaning assigned thereto in this Agreement.

1.3

Any and all hardware required for the operation of the Airbus CBT is not part of the Airbus CBT and shall be procured under the sole responsibility of the Buyer. The Seller shall not be responsible for any incompatibility of such hardware with the Airbus CBT.

2	GRANT

The Seller grants the Buyer the right, pursuant to the terms and conditions herein, to use the Airbus CBT for the Term of this Airbus CBT Licence.

3	COPIES

Use of the Airbus CBT is limited to the number of copies delivered by the Seller to the Buyer and to the medium on which the Airbus CBT is delivered. No reproduction shall be made without the prior written consent of the Seller. Notwithstanding the above, specific rights as detailed hereafter shall be granted for respectively the Airbus CBT Software and the Airbus CBT Courseware.

3.1	Airbus CBT Software

The Buyer shall be permitted to copy the Airbus CBT Software for back-up and archiving purposes and for loading of the Airbus CBT Software exclusively on the Buyer’s workstations or Server, as applicable. In such cases, the Buyer shall advise the Seller in writing of the number of any copies made. Any other copy for any other purpose is strictly prohibited.

3.2	Airbus CBT Courseware

The Buyer shall be permitted to copy the Airbus CBT Courseware for the sole purpose of internal training of the Buyer’s personnel, explicitly such copies shall be used by the Buyer’s employees only on their laptops for training purposes.

In such cases, the Buyer shall advise the Seller in writing of the number of copies made and shall cause its employees to strictly comply with the conditions of use and the confidentiality provisions of this Airbus CBT Licence. In particular, the Buyer’s employees shall agree to use such copy for training purposes only and to make no additional copy. The Buyer shall further ensure that any copy provided to an employee is returned to the Buyer either upon request by the Buyer or upon termination of the employment of the employee. Any other copy for any other purpose is strictly prohibited.

3.3

Any copy made by the Buyer shall be performed under the sole responsibility of the Buyer The Buyer agrees to reproduce the copyright and other notices as they appear on or within the original media on any copies that the Buyer makes of the Airbus CBT Software or the Airbus CBT Courseware. The Seller shall not provide revision service for any copies made.

4	TERM

The rights under this Airbus CBT Licence shall be granted to the Buyer for as long as the Buyer operates or owns the Seller’s Aircraft model to which the Airbus CBT Software and the Airbus CBT Courseware apply (“the Term”). At the end of the Term, the Buyer shall return the Airbus CBT and any copies thereof to the Seller, accompanied by a note certifying that the Buyer has returned all existing copies.

5	PERSONAL ON-SITE LICENCE

The sole right granted to the Buyer under this Airbus CBT Licence is the right to use the Airbus CBT. The Airbus CBT Licence is personal to the Buyer, for its own internal use, and is non-exclusive. Save with the prior written consent of the Seller, the Buyer shall not assign or transfer this Airbus CBT Licence to any third party.

6	CONDITIONS OF USE

6.1	The Buyer shall:

	•	do its utmost to maintain the Airbus CBT and the relating documentation in good working condition, in order to ensure the correct operation thereof;

	•	use the Airbus CBT in accordance with such documentation and the User Guide, and ensure that the staff using the Airbus CBT has received the appropriate training;

	•	use the Airbus CBT exclusively in the technical environment defined in the Technical Specification, except as otherwise agreed in writing between the parties;

	•	use the Airbus CBT for its own internal needs and on its Network, when technically possible, only and exclusively on the machine referenced and the site declared;

	•	not transmit the Airbus CBT electronically by any means, nor use the Airbus CBT on either the internet, Intranet or Extranet;

	•	not alter, reverse engineer, modify or adapt the Airbus CBT, or integrate all or part of the Airbus CBT in any manner whatsoever into another software product;

	•	not correct the Airbus CBT, except that such correction right may exceptionally be granted to the Buyer by the Seller in writing;

	•	not translate, disassemble or decompile the Airbus CBT Software or create a software product derived from the Airbus CBT Software;

	•	not attempt to or authorise a third party to discover or re-write the Airbus CBT source codes in any manner whatsoever;

•

not delete any identification or declaration relative to the intellectual property rights, trademarks or any other information related to ownership or intellectual property rights provided in the Airbus CBT by the Seller;

•

not pledge, sell, distribute, grant, sub-license (without the prior written consent of the Seller), lease, lend, whether on a free-of-charge basis or against payment, or permit access on a time-sharing basis or any other utilisation of the Airbus CBT, whether in whole or in part, for the benefit of a third party;

•

other than pursuant to or an assignment or transfer of this Airbus CBT Licence to which the Seller has given its express consent, not permit any third party to use the Airbus CBT in any manner, including but not limited to, any outsourcing, loan, commercialisation of the Airbus CBT or commercialisation by merging the Airbus CBT into another software or adapting the Airbus CBT, without prior written consent from the Seller.

The Seller shall be entitled, subject to providing reasonable prior written notice thereof to the Buyer and subject to any such inspections not disturbing the Buyer’s or the Operator’s (as applicable) work or operations, to come and verify in the Buyer’s facilities whether the conditions specified in this Airbus CBT License are respected. This shall not however commit the responsibility of the Seller in any way whatsoever.

6.2	Use of the Airbus CBT Software

Notwithstanding Clause 6.1 above, the Buyer shall use the Airbus CBT Software for the exclusive purpose of, for the student delivery mode:

(i) rostering students for one or several courses syllabi in order to follow students’ progression,

(ii) rearranging courses syllabi or creating new ones using available courseware modules.

However, the Seller disclaims any responsibility regarding any course(s) that may be modified or rearranged by the Buyer.

6.3	Use of the Airbus CBT Courseware

Notwithstanding Clause 5 above, the Buyer shall use the Airbus CBT Courseware for the exclusive purpose of performing training of its personnel, or of third party personnel contracted to perform maintenance work on the Buyer’s Aircraft on behalf of the Buyer. Such training shall be performed exclusively at the Buyer’s facility.

7	PROPRIETARY RIGHTS AND NON DISCLOSURE

The Airbus CBT Software and Airbus CBT Courseware, the copyrights and any and all other author rights, intellectual, commercial or industrial proprietary rights of whatever nature in the Airbus CBT Software and Airbus CBT Courseware are and shall remain with the Seller and/or its Affiliates or suppliers, as the case may be. The Airbus CBT Software and Airbus CBT Courseware and their contents are designated as confidential. The Buyer shall not take any commercial advantage by copy or presentation to third parties of the Airbus CBT Software, the documentation, the Airbus CBT Courseware, and/or any rearrangement, modification or copy thereof.

The Buyer acknowledges the Seller’s proprietary rights in the Airbus CBT and undertakes not to disclose the Airbus CBT Software or Airbus CBT Courseware or parts thereof or their contents to any third party without the prior written consent of the Seller. Insofar as it is necessary to disclose aspects of the Airbus CBT Software and Airbus CBT Courseware to the Buyer’s personnel, such disclosure is permitted only for the purpose for which the Airbus CBT Software and Airbus CBT Courseware are supplied to the Buyer under the present Airbus CBT Licence.

8                                        WARRANTY

8.1                              The Seller warrants that the Airbus CBT is prepared in accordance with the state of art at the date of its conception. Should the Airbus CBT be found to contain any non-conformity or defect, the Buyer shall promptly notify the Seller thereof and the sole and exclusive liability of the Seller under this Clause 8.1 shall be to correct the same at its own expense.

8.2                              THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND REMEDIES OF THE BUYER SET FORTH IN THE AIRBUS CBT LICENCE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER AND/OR ITS SUPPLIERS EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN THE AIRBUS CBT DELIVERED UNDER THIS AGREEMENT INCLUDING BUT NOT LIMITED TO:

(A)           ANY WARRANTY AGAINST HIDDEN DEFECTS;

(B)             ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

(C)             ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(D)            ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE SELLER’S AND/OR ITS SUPPLIERS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND

(E)              ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF OR THE AIRBUS CBT DELIVERED HEREUNDER.

THE SELLER AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN THE AIRBUS CBT DELIVERED UNDER THIS AGREEMENT.

FOR THE PURPOSES OF THIS CLAUSE 8.2, “THE SELLER” SHALL INCLUDE THE SELLER, AND ITS AFFILIATES.

NOTHING IN THIS CLAUSE 8 SHALL CONSTITUTE A WAIVER, RELEASE OR RENUNCIATION BY THE BUYER OR ANY AFFILIATE OF THE BUYER OF ANY EXPRESS OBLIGATIONS OR LIABILITIES OWED BY ANY SUPPLIER OR ANY AFFILIATE OF THE SELLER TO THE BUYER OR ITS AFFILIATE PURSUANT TO ANY AGREEMENT BETWEEN SUCH SUPPLIER OR SUCH AFFILIATE OF THE SELLER AND THE BUYER OR ITS AFFILIATE.

THE PROVISIONS OF THIS CLAUSE 8.2 SHALL BE WITHOUT PREJUDICE TO THE PROVISIONS OF CLAUSE 12.5, CLAUSE 14.9 AND CLAUSE 14.11 OF THE AGREEMENT, CLAUSES 5.4 AND 6.9.6 OF EXHIBIT “H” TO THE AGREEMENT AND CLAUSE 11 OF ANY SOFTWARE LICENSE AND THE OBLIGATIONS OF THE SELLER EXPRESSLY PRESERVED THEREUNDER.

17	EQUIPMENT SUPPLIER PRODUCT SUPPORT

17.1	Equipment Supplier Product Support Agreements

17.1.1	The Seller has obtained enforceable and transferable product support agreements from Suppliers of Seller Furnished Equipment listed in the Specification.

17.1.2	These agreements are based on the “World Airlines Suppliers Guide” and include Supplier commitments as contained in the “Supplier Product Support Agreements” which include the following provisions:

17.1.2.1

Technical data and manuals required to operate, maintain, service and overhaul the Supplier Parts. Such technical data and manuals shall be prepared in accordance with the applicable provisions of ATA Specification 2200 (iSpec2200) Information Standards for Aviation Maintenance (Revision 2005 or latest applicable) including revision service and be published in the English language. The Seller shall recommend that software data, where applicable, be supplied in the form of an appendix to the Component Maintenance Manual, such data shall be provided in compliance with the applicable ATA Specification.

17.1.2.2	Warranties and guarantees including standard warranties. In addition, landing gear Suppliers shall provide service life policies for selected structural landing gear elements.

17.1.2.3	Training to ensure efficient operation, maintenance and overhaul of the Supplier Parts for the Buyer’s instructors, shop and line service personnel.

17.1.2.4	Spares data in compliance with ATA 200/2000 Specification, initial provisioning recommendations, spare parts and logistic service including routine and expedited deliveries.

17.1.2.5	Technical service to assist the Buyer with maintenance, overhaul, repair, operation and inspection of Supplier Parts as well as required tooling and spares provisioning.

17.2	Supplier Compliance

The Seller shall monitor Supplier compliance with support commitments defined in the Supplier Product Support Agreements and shall take remedial action together with the Buyer and/or Operators if requested by the Buyer and/or Operators.

18	BUYER FURNISHED EQUIPMENT

18.1	Administration

18.1.1

With respect to each Aircraft, without additional charge, the Seller shall provide for the installation and testing of those items of equipment which are identified in the Specification as being furnished by the Buyer (“Buyer Furnished Equipment” or “BFE”), provided that they are referred to in the Airbus BFE Catalog of Approved Suppliers by Products valid at time of ordering of the concerned BFE.

The Seller shall advise the Buyer of the dates by which, in the planned release of engineering for the relevant Aircraft, the Seller requires a written detailed engineering definition including the description of the dimensions and weight of BFE, the information related to its certification and information necessary for the installation and operation thereof. The Buyer shall furnish such detailed description and information by the dates so specified. Such information, dimensions and weights shall not thereafter be revised unless authorised by a Specification Change Notice.

The Seller shall also furnish in due time to the Buyer a schedule of dates and indication of shipping addresses for delivery of BFE and, where requested by the Seller, additional spare BFE to permit installation in the relevant Aircraft and delivery of the relevant Aircraft in accordance with the delivery schedule. The Buyer shall provide such equipment by such dates in a serviceable condition, in order to allow performance of any assembly, test, or acceptance process in accordance with the industrial schedule.

The Buyer shall also provide, when requested by the Seller, at AIRBUS FRANCE S.A.S. works in TOULOUSE (FRANCE) adequate field service including support from BFE suppliers to act in a technical advisory capacity to the Seller in the installation, calibration and possible repair of any BFE.

18.1.2	The Seller shall be entitled to refuse any item of BFE which it considers incompatible with the Specification, the above mentioned engineering definition or the certification requirements.

18.1.3

The BFE shall be imported into FRANCE by the Buyer under a suspensive customs system (“Régime de l’entrepôt industriel pour fabrication coordonnée”) without application of any French tax or customs duty, and shall be Delivered Duty Unpaid (DDU) according to the Incoterms definition.

Shipping Addresses:

AIRBUS FRANCE S.A.S.

316 Route de Bayonne

31300 TOULOUSE

FRANCE

as provided in Clause 18.1.

18.1.4

If the Buyer requests the Seller to supply directly certain items which are considered as BFE according to the Specification and if such request is notified to the Seller in due time in order not to affect the Scheduled Delivery Month of the relevant Aircraft, the Seller may agree to order such items subject to the execution of a Specification Change Notice reflecting the effect on price, escalation adjustment, and any other conditions of this Agreement. In such a case the Seller shall be entitled to the payment of a reasonable handling charge and shall bear no liability in respect of delay and product support commitments for such items which shall be the subject of separate arrangements between the Buyer and the relevant supplier.

18.2	Aviation Authorities’ Requirements

The Buyer is responsible for, at its expense, and warrants that BFE shall be manufactured by a qualified supplier, shall meet the requirements of the applicable Specification, shall comply with applicable requirements incorporated by reference to the Type Certificate and listed in the Type Certificate Data Sheet, shall be approved by the EASA and the Designated Authorities delivering the Export Certificate of Airworthiness and by the Buyer’s Aviation Authority for installation and use on the Aircraft at the time of Delivery of such Aircraft.

18.3	Buyer’s Obligation and Seller’s Remedies

18.3.1

Any delay or failure in complying with the foregoing warranty or in providing the descriptive information or service representatives mentioned in Clause 18.1 or in furnishing the BFE in serviceable condition at the requested delivery date or in obtaining any required approval for such equipment under the above mentioned Aviation Authorities regulations may delay the performance of any act to be performed by the Seller, and cause the Final Price of the relevant Aircraft to be adjusted in accordance with the updated delivery schedule and to include in particular the amount of the Seller’s additional reasonable costs, attributable to such delay or failure such as storage, taxes, insurance and costs of out-of sequence installation.

18.3.2	Further, in any such event, the Seller may:

(i)

select, purchase and install an equipment similar to the involved one, in which event the Final Price of the affected Aircraft shall also be increased by the purchase price of such equipment plus reasonable costs and expenses incurred by the Seller for handling charges, transportation, insurance, packaging and if so required and not already provided for in the price of the relevant Aircraft for adjustment and calibration; or

(ii)

if the BFE shall be so delayed by more than thirty (30) days after the date specified by the Seller for the delivery of such Buyer Furnished Equipment, or unapproved within thirty (30) days after the date specified by the Seller for the delivery of such Buyer Furnished Equipment (and in each case, unless the Seller is in a position to allow, with no costs to the Seller, a longer delay period) deliver the relevant Aircraft without the installation of such equipment, notwithstanding the terms of Clause 7 insofar as it may otherwise have applied, and the Seller shall thereupon be relieved of all obligations to install such equipment. The Buyer may also elect to have the relevant Aircraft so delivered.

18.4	Title and Risk of Loss

Title to and risk of loss of any BFE shall at all times remain with the Buyer except that risk of loss (limited to cost of replacement of said BFE and excluding in particular loss of use) shall be with the Seller for as long as such BFE shall be under the care, custody and control of the Seller.

19	INDEMNIFICATION AND INSURANCE

19.1	Indemnities Relating to Inspection, Technical Acceptance Process and Ground Training

19.1.1

The Seller shall, except in case of Gross Negligence of the Buyer, its directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Buyer, its Affiliates and each of their respective directors, officers, agents, employees and insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of:

	(i)	loss of, or damage to, the Seller’s property;

	(ii)	injury to, or death of, the directors, officers, agents or employees of the Seller;

(iii)

any damage caused by the Seller to third parties arising out of, or in any way connected with, any ground check, check or controls under Clause 6 or Clause 8 of this Agreement and/or Ground Training Services ; and

	(iv)	any damage caused by the Buyer and/or the Seller to third parties arising out of, or in any way connected with, technical acceptance flights under Clause 8 of this Agreement.

19.1.2

The Buyer shall, except in case of Gross Negligence of the Seller, its Affiliates or any of their respective directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates and each of their respective directors, officers, agents, employees, sub-contractors from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of:

	(i)	loss of, or damage to, the Buyer’s property;

	(ii)	injury to, or death of, the directors, officers, agents or employees of the Buyer; and

(iii)

any damage caused by the Buyer to third parties arising out of, or in any way connected with, any ground check, check or controls under Clause 6 or Clause 8 of this Agreement and/or Ground Training Services

The indemnity in Clause 19.1.2 shall not apply with respect to the Seller’s legal liability to any person other than the Buyer, its directors, officers, agents or employees arising out of an accident caused solely by a product defect in the Aircraft.

19.2	Indemnities Relating to Training on Aircraft after Delivery

19.2.1

The Buyer shall, except in the case of Gross Negligence of the Seller, its Affiliates or any of their respective directors, officers, agents and employees, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates and each of their respective directors, officers, agents, employees, sub-contractors from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) incident thereto or incident to successfully establishing the right to indemnification in respect of:

	(i)	injury to, or death of, any person (including any of the Buyer’s directors, officers, agents and employees, but not directors, officers, agents and employees of the Seller); and

	(ii)	loss of, or damage to, any property and for loss of use thereof (including the aircraft on which the Aircraft Training Services are performed),

arising out of, or in any way connected with, the performance of any Aircraft Training Services.

19.2.2

The foregoing indemnity shall not apply with respect to the Seller’s legal liability towards any person other than the Buyer, its directors, officers, agents or employees arising out of an accident caused solely by a product defect in the Aircraft delivered to and accepted by the Buyer hereunder.

19.3	Indemnities relating to Seller Representatives Services

19.3.1

The Buyer shall, except in case of Gross Negligence of the Seller, its directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates and each of their respective directors, officers, agents, employees, sub-contractors from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of:

(i) injury to, or death of, any person (except Seller’s Representatives); and

(ii) loss of, or damage to, any property and for loss of use thereof;

arising out of, or in any way connected with the Seller’s Representatives Services.

19.3.2

The Seller shall, except in case of Gross Negligence of the Buyer, its directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Buyer, its Affiliates and each of their respective directors, officers, agents, employees from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of all injuries to, or death of, the Seller’s Representatives arising out of, or in any way connected with the Seller’s Representatives Services.

19.4	Insurances

To the extent of the Buyer’s undertaking set forth in Clause 19.2.1, for all training periods on aircraft, the Buyer shall:

(i)

cause the Seller, its directors, officers, agents, employees, Affiliates and sub-contractors to be named as additional insureds under the Buyer’s Comprehensive Aviation Legal Liability insurance policies, including War Risks and Allied Perils such insurance shall include the AVN 52E Extended Coverage Endorsement Aviation Liabilities as well an additional coverage in respect of War and Allied Perils Third Parties Legal Liabilities Insurance; and

(ii)

with respect to the Buyer’s Hull All Risks and Hull War Risks insurances and Allied Perils, cause the insurers of the Buyer’s hull insurance policies to waive all rights of subrogation against the Seller, its directors, officers, agents, employees, Affiliates and sub-contractors.

Any applicable deductible shall be borne by the Buyer.

With respect to the above policies, the Buyer shall furnish to the Seller, not less than seven (7) Working Days prior to the start of any such training period, certificates of insurance from the Buyer’s insurance broker(s), in English, evidencing the limit of liability cover and period of insurance in a form acceptable to the Seller certifying that such policies have been endorsed as follows:

(i) under the Comprehensive Aviation Legal Liability Insurances, the Buyer’s policies are primary and non-contributory to any insurance maintained by the Seller;

(ii)

such insurance can only be cancelled or materially altered by the giving of not less than thirty (30) days (but seven (7) days or such lesser period as may be customarily available in respect of War Risks and Allied Perils) prior written notice thereof to the Seller; and

(iii)

under any such cover, all rights of subrogation against the Seller, its directors, officers, agents, employees, Affiliates and sub-contractors have been waived to the extent of the Buyer’s undertaking and specifically referring to Clause 19.2.1 and to this Clause 19.4.

19.5	Notice of Claims

If any claim is made or suit is brought against either party (or its respective directors, officers, agents, employees, Affiliates and sub-contractors) for damages for which liability has been assumed by the other party in accordance with the provisions of this Agreement, the party against which a claim is so made or suit is so brought shall promptly give notice to the other party, and the latter shall (unless otherwise requested by the party against which a claim is so made or suit is so brought, in which case the other party nevertheless shall have the right to) assume and conduct the defence thereof, or effect any settlement which it, in its opinion, deems proper.

19.7	Participation Agreement

With respect to each Aircraft, the provisions of Clause 19 are subject to the provisions of Clause 3 of any Participation Agreement.

20	TERMINATION

20.1	Termination for Insolvency

In the event [***]:

(a) makes a general assignment for the benefit of creditors or becomes insolvent;

(b) files a voluntary petition in bankruptcy;

(c) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets;

(d)

commences under the laws of any competent jurisdiction any proceeding involving its insolvency, bankruptcy, readjustment of debt, liquidation or any other similar proceeding for the relief of financially distressed debtors;

(e) becomes the object of any proceeding or action of the type described in (c) or (d) above and such proceeding or action remains undismissed or unstayed for a period of at least [***] days; or

then the other party may, to the full extent permitted by law, by written notice, terminate all or part of this Agreement.

20.2	Termination for Non-Payment of Predelivery Payments

If for any Aircraft the Buyer fails to make any Predelivery Payments at the time, in the manner and in the amount specified in Clause 5.3 and such delay continues for [***] Working Days the Seller may, by written notice, terminate all or part of this Agreement with respect to undelivered Aircraft.

20.3	Termination for Failure to Take Delivery

If the Buyer fails to comply with its obligations as set forth under Clause 8 and/or Clause 9, or fails to pay the Final Price of the Aircraft, the Seller shall have the right to put the Buyer on notice to do so within a period of [***] Working Days after the date of deemed delivery of such notification.

If the Buyer has not cured such default within such period of [***] Working Days after the date of deemed delivery of such notification, the Seller may, by written notice, terminate all or part of this Agreement with respect to undelivered Aircraft.

All costs referred to in Clause 9.2.3 and relating to the period between the notified date of delivery (as referred to in Clause 9.2.3) and the date of termination of all or part of this Agreement shall be borne by the Buyer.

[***]

20.4	Not Applicable

20.5	General

20.5.1

To the full extent permitted by law, the termination of all or part of this Agreement pursuant to Clauses 20.1, 20.2, 20.3 and 20.4 shall become effective immediately upon receipt by the [***] of the notice of termination sent by the [***] without it being necessary for [***] to take any further action or to seek any consent from the [***] or any court having jurisdiction.

20.5.2

The right for [***] under Clause 20.1 and for the Seller under Clauses 20.2, 20.3, and 20.4 to terminate all or part of this Agreement shall be without prejudice to any other rights and remedies available to [***] to seek termination of all or part of this Agreement before any court having jurisdiction pursuant to any failure by the [***] to perform its obligations under this Agreement.

20.5.3

If [***] taking the initiative of terminating this Agreement decides to terminate part of it only, the notice sent to the [***] shall specify those provisions of this Agreement which shall be terminated.

20.5.4

In the event of termination of this Agreement following a default from the Buyer, including but not limited to a default under Clauses 20.1, 20.2, 20.3 and 20.4, the Seller without prejudice to any other rights and remedies available under this Agreement or by law, shall retain all Predelivery Payments, commitment fees, option fees and any other moneys paid by the Buyer to the Seller under this Agreement and corresponding to the Aircraft, services, data and other items covered by such termination.

20.5.5

In the event of termination of this Agreement by the Buyer following an event relative to the Seller under sub-Clause 20.1, the Seller, without prejudice to any other rights and remedies available under this Agreement or by law, shall reimburse an amount equal to all Predelivery Payments paid by the Buyer to the Seller under this Agreement and corresponding to any undelivered Aircraft covered by such termination, together with interest thereon at [***] for the period from date of receipt to each such predelivery payments, commitment fees, option fees and any other monies paid by the Buyer to the Seller under this Agreement to date of reimbursement

21	ASSIGNMENTS AND TRANSFERS

21.1	Assignments by Buyer

Except as hereinafter provided, the Buyer may not sell, assign, novate or transfer its rights and obligations under this Agreement to any person without the prior written consent of the Seller, which shall not unreasonably be withheld.

21.1.1	Assignments for Predelivery Financing

[***] The Buyer shall be entitled to assign its rights under this Agreement in whole or in part at any time in order to provide security for the financing of any Predelivery Payments subject to such assignment being in form and substance acceptable to the Seller [***].

21.1.2	Assignments for Delivery Financing

The Buyer shall be entitled to assign its rights under this Agreement at any time in connection with the financing of its obligation to pay the Final Price subject to such assignment being in form and substance acceptable to the Seller acting reasonably.

21.2	Assignments by Seller

[***]

21.2.1	Transfer of Rights and Obligations upon Restructuring

In the event that the Seller is subject to a corporate restructuring (the “Restructuring”) having as its object the transfer of, or succession by operation of law in, all or a substantial part of its assets and liabilities, rights and obligations, including those existing under this Agreement, to a person (“the Successor”) under the control of the ultimate controlling shareholders of the Seller at the time of that restructuring, for the purpose of the Successor carrying on the business carried on by the Seller at the time of the restructuring, such restructuring shall be completed without consent of the Buyer following notification by the Seller to the Buyer in writing, provided that the Buyer’s rights and obligations are not adversely affected by such Restructuring. The Buyer recognises that succession of the Successor to this Agreement by operation of law, which is valid under the law pursuant to which that succession occurs, shall be binding upon the Buyer.

21.3	Assignment in Case of Lease or Sale

21 .3.1

In the context of the lease or sale of any Aircraft by the Buyer, and subject to the consent of the Seller, which consent shall not be unreasonably withheld (and shall be granted where the conditions referred to in clause 21.3.2 are satisfied) :

(a)

the Buyer’s rights with respect to such Aircraft under Clauses 12, 13, 17 and 20 of this Agreement and any allocations of field assistance, training and training aids under Clauses 15 and 16 (including without limitation the Airbus CBT Licence pursuant thereto) and of manuals and technical publications under Clause 14 (including without limitation the Software Licence pursuant thereto) of this Agreement which are specific to an Aircraft or which are otherwise specified in this Agreement as being for the benefit of an Operator may be transferred (subject to consultation with the Seller on the nature of training and training aids to be transferred under Clauses 15 and 16) to the benefit of such Operator or purchaser ; and

(b) the Buyer may also delegate certain of its rights under Clauses 8 (Acceptance) and 9 (Delivery) to any such Operator or purchaser ; and

(c) the Buyer may also sub-licence to any such Operator its rights under any Airbus CBT Licence or Software Licence entered into pursuant to this Agreement ; and

(d)

for the purposes of such assignment, transfer or delegation, the Buyer may disclose to the Operator or purchaser the provisions of clauses 8, 9, 12, 13, 14, 15, 16, 17, 19 and 21 in so far as the same relate to such assignment, transfer or delegation

21 .3.2	Any assignment under this Clause 21 .3 shall be subject to all of the following conditions :

(1)

that the assignee agrees , in a form reasonably satisfactory to the Seller (and Seller agrees that execution by the Buyer and an Operator of an Assignment of Airframe Warranty and Support Rights and a Participation Agreement will fulfill this requirement), to be bound by all relevant terms , conditions and limitations of this Agreement (including without limitation Clauses 12 , 13, 14, 15, 16, 17, 19 and 21), and

(2)

that no assignment or transfer by the Buyer pursuant to this Clause 21 .3 shall subject the Seller to any liability, increased risk, costs or expenses to which it would not otherwise be subject hereunder or modify in any way the Seller’s contractual rights hereunder, and

(3) no further assignment or transfer is permitted except in accordance with the provisions of this sub-Clause .

Provided that the above conditions are met, the Buyer shall be released from the obligations and liabilities of the Buyer so assumed by the Buyer’s assignee.

22	MISCELLANEOUS PROVISIONS

22.1	Data Retrieval

The Buyer shall provide the Seller, as the Seller may reasonably request, with all the necessary data as customarily compiled by the Buyer and pertaining to the operation of the Aircraft to assist the Seller in making efficient and coordinated survey of all reliability, maintainability, operational and cost data with a view to improving the safety, availability and operational costs of the Aircraft.

22.2	Notices

All notices and requests required or authorized hereunder shall be given in writing either by personal delivery to an authorized representative of the party to whom the same is given or by registered mail (return receipt requested), express mail (tracking receipt requested) or by facsimile, to be confirmed by subsequent registered mail, and the date upon which any such notice or request is so personally delivered or if such notice or request is given by registered mail, the date upon which it is received by the addressee or, if given by facsimile, the date upon which it is sent with a correct confirmation printout, provided that if such date of receipt is not a Working Day notice shall be deemed to have been received on the first following Working Day, shall be deemed to be the effective date of such notice or request.

Seller’s address for notices is:

AIRBUS

Attention : Vice-President Contracts

[***]

FranceFax: + [***]

Tel : + [***]

Buyer’s address for notices is:

[***]

Attention: [***]

[***]

Fax: + [***]

Tel : + [***]

or such other address or such other person as the party receiving the notice or request may reasonably designate from time to time.

22.3	Waiver

The failure of either party to enforce at any time any of the provisions of this Agreement, or to exercise any right herein provided, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a present or future waiver of such provisions nor in any way to affect the validity of this Agreement, or any part thereof or the right of the other party thereafter to enforce each and every such provision. The express waiver (whether made one (1) or several times) by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

22.4	Law and Jurisdiction

22.4.1	This Agreement shall be governed by and construed in accordance with the laws of England.

Any dispute arising out of or in connection with this Agreement shall be within the exclusive jurisdiction of the Courts of England.

22.5	The Seller appoints Airbus UK Ltd, New Filton House, Filton, Bristol, United Kingdom (fax: [***]) as its process agent to be served with court documents relating to this Agreement.

The Seller agrees that if its process agent does not notify it about any court documents served on it, this will not affect the proceedings concerned. The Seller shall forthwith notify the Buyer of any change in the identity or address of its process agent.

The Seller agrees that court documents can be served on its process agent by faxing, posting or hand delivery a copy to such process agent at the address above.

The Buyer appoints Norose Notices Limited, Attention of Director of Administration at the address of its registered office from time to time (currently Kempson House, Camomile Street, London EC3A 7AN) Reference LN03751 as its process agent to be served with court documents relating to this Agreement.

The Buyer agrees that if its process agent does not notify it about any court documents served on it, this will not affect the proceedings concerned. The Buyer shall forthwith notify the Seller of any change in the identity or address of its process agent.

The Buyer agrees that court documents can be served on its process agent by faxing, posting or hand delivery a copy to such process agent at the address above.

22.6	Contracts (Rights of Third Parties) Act 1999

The parties do not intend that any term of this Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.

Subject only to Clause 21, the parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Agreement in accordance with the terms hereof without the consent of any person who is not party to this Agreement.

22.7	International Supply Contract

The Buyer and the Seller recognise that this Agreement is an international supply contract which has been the subject of discussion and negotiation, that all its terms and conditions are fully understood by the parties, and that the Specification and price of the Aircraft and the other mutual agreements of the parties set forth herein were arrived at in consideration of, inter alia, all the provisions hereof specifically including all waivers, releases and renunciations by the Buyer set out herein.

The Buyer and the Seller hereby also agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this transaction

22.8	Severability

In the event that any provision of this Agreement should for any reason be held ineffective, the remainder of this Agreement shall remain in full force and effect. To the extent permitted by applicable law, each party hereto hereby waives any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

22.9	Alterations to Contract

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous understandings, commitments or representations whatsoever oral or written in respect thereto. This Agreement shall not be varied except by an instrument in writing of date even herewith or subsequent hereto executed by both parties or by their duly authorised representatives.

22.10	Language

All correspondence, documents and any other written matters in connection with this Agreement shall be in English

22.11	Counterparts

This Agreement has been executed in two (2) original copies. Notwithstanding the above, this Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Agreement.

22.12	Confidentiality

This Agreement including any Exhibits, other documents or data exchanged between the Buyer and the Seller for the fulfilment of their respective obligations under the Agreement shall be treated by both parties as confidential and shall not be released in whole or in part to any third party except a) as may be required by law, b) to its members and their shareholders provided that such members and their shareholders sign or have signed a non disclosure agreement or c) to professional advisors for the purpose of implementation hereof.

In particular, both parties agree:

—

not to make any press release concerning the whole or any part of the contents and/or subject matter hereof or of any future addendum hereto without the prior written consent of the other party hereto.

—

that any and all terms and conditions of the transaction contemplated in this Agreement are strictly personal and exclusive to the Buyer, including in particular, but not limited [***]. The Buyer therefore agrees to enter into consultations with the Seller reasonably in advance of any required disclosure of Personal Information to a) financial institutions, including investment banks and their agents or other relevant institutions for aircraft sale and leaseback or any other Aircraft or Predelivery Payment financing purposes or b) to any proposed purchaser, assignee or transferee in connection with any sale, assignment, novation or transfer under Clause 21.1 hereof (the “Receiving Party”).

Without prejudice to the foregoing, any disclosure of Personal Information to a Receiving Party shall be subject to written agreement between the Buyer and the Seller including in particular, but not limited to:

	(i)	the contact details of the Receiving Party,

	(ii)	the extent of the Personal Information subject to disclosure,

	(iii)	[***]

	(iv)	the signature of a non-disclosure agreement by the Receiving Party

Furthermore, the Buyer shall use its best reasonable efforts to limit the disclosure of the contents of this Agreement to the extent legally permissible in any filing required to be made by the Buyer with any governmental or regulatory agency. The Buyer agrees that prior to any such disclosure or filing, the Seller and the Buyer shall jointly review and agree on the terms and conditions of the document to be filed or disclosed.

The provisions of this Clause 22.12 shall survive any termination of this Agreement for a period of five (5) years.

IN WITNESS WHEREOF this Agreement was entered into the day and year first above written.

For and on behalf of	For and on behalf of

AERCAP IRELAND LTD	AIRBUS S.A.S.

Name:	Name:

Title:	Title:

Name:	Name:

Title:	Title:

EXHIBIT A

E X H I B I T    A -1

S P E C I F I C A T I O N

The A330-200 Standard Specification is contained in a separate folder.

1

A330-200 Baseline Specification

EPAC N°	TITLE	PRICE, USD DC 01/06, per a/c	COMMENTS
ATA02	GENERAL REQUIREMENTS

02.10.137/01	FAA type certificate	NC
02.10.134/05	Compliance with JAR OPS 1 - subpart K&L requirements	[***]
02.10.130	14/15 knots tailwind certification (PW / RR or GE engines) at take off	[***]
02.10.134/16	Compliance status with FAR 121 subpart J and K requirements	[***]

02.40.101/01	External livery	in A/F price	Standard Livery (1 colour for background, 2 colours for decoration, Primer & top coat, Linear Design)
ATA03	DESIGN WEIGHTS
03.20.190/05	DESIGN WEIGHTS MTOW 233 t, MLW 182 t, MZFW 170 t	PA
ATA11	PLACARDS AND MARKINGS
11.00.124/01	Installation of leasing plate on engines	NC
11.00.124/02	Installation of leasing plate on forward LH passenger door	NC
11.00.124/03	Installation of leasing plate on cockpit rear partition	NC
11.20.205	Engine Danger area marking in feet and metric	NC
11.30.111/std	Exit identifier from Airsigna monolingual	NC
11.00.131/04	Oxygen supply system label change	NC
11.35.101/01	Weight indication in kg and lb for cargo compartments	NC
ATA23	COMMUNICATIONS
23.00.100	Installation of Emergency Locator Transmitter (ELT)	[***]

IFE	1-class layout ref. 330.25.20807(318 pax)	[***]
IFE GLOBAL	i-PRAM	—
IFE GLOBAL	PES Music	—
IFE GLOBAL	PES video system provision	—
IFE GLOBAL	Entertainment/ Video system installation on top of Video Sytem Provision (OHSC monitors & bulkhead LCD)	—
IFE GLOBAL	Installation of telephone in B/C	—
IFE GLOBAL	Installation of PVIS	—

IFE	Alternate 2-class layout ref 330.25.20804 (305 pax)	[***]
IFE GLOBAL	Entertainment/Video system installation on top of Video Sytem Provision (in seat video in B/C + OHSC monitors & bulkhead LCD in Y/C)

ATA24	ELECTRICAL POWER
24.56.134/03	Additional 15kVA galley power supply door 4	[***]
ATA25	EQUIPMENT/FURNISHING
CABIN	1-class layout ref. 330.25.26807(318 pax)	[***]
CABIN GLOBAL	Installation of 7 Lavatories (SFE) + 3 provisions
CABIN GLOBAL	Installation of 6 galleys wet -galley dry (BFE) + 1 provision	[***]
CABIN GLOBAL	Galley cooling (SFE qty 6)
CABIN GLOBAL	Installation of 11 C/A seats	[***]
CABIN GLOBAL	Installation of 2 full height stowage + 1 VCC (BFE)
CABIN GLOBAL	Installation of 7 doghouses (SFE)
CABIN GLOBAL	Installation of partitions (SFE 1)	[***]
CABIN GLOBAL	Installation of 6 magazine racks + 15 literature pockets (SFE)
CABIN GLOBAL	Installation of 6 baby bassinet (BFE)
CABIN GLOBAL	PSU

CABIN	Alternate 2-class layout ref 330.25.20804 - (B/C 42 pax Y/C 263 pax)	[***]

25.21.710	Installation of 110V PED outlets in B/C seats	[***]
25.21.750	PED enable/disable function	Incl. in PED
25.67.101/01	Installation of medical outlets	[***]

25.65.160/01	CABIN EMERGENCY EQUIPMENT	in cabin
25.23.101/01	INTERIOR COLOUR SPECIFICATION	in cabin

2

A330-200 Baseline continued

25.51.100/01	Application of first level of enhanced cargo loading system	[***]

25.75.235/01	Underfloor crew rest provisions	[***]
ATA33	LIGHTS
33.50.134/01	EEPMS - Photoluminescent - PER	[***]
ATA34	NAVIGATION
34.20.202/02	Installation of ISIS -	[***]
34.43.240	Wiring provisions for T2CAS	[***]
34.52.130/01	Wiring provisions for enhanced surveillance	[***]
ATA52	DOORS
52.10.107/01	Type ‘A’ door	[***]	long lead-time item 14 months
	TOTAL BASELINE SPEC. (USD D/C 1/ 06)	[***]

3

E X H I B I T    A -2

S P E C I F I C A T I O N

The A330-300 Standard Specification is contained in a separate folder.

4

A330-300 Baseline Specification

EPAC N°	TITLE	PRICE, USD DC 01/06, per a/c	COMMENTS
ATA02	GENERAL REQUIREMENTS

02.10.137/01	FAA type certificate	NC
02.10.134/05	Compliance with JAR OPS 1 - subpart K&L requirements	[***]
02.10.130	14/15 knots tailwind certification (PW / RR or GE engines) at take off	[***]
02.10.134/16	Compliance status with FAR 121 subpart J and K requirements	[***]
02.40.101/01	External livery	in A/F price	Standard Livery (1 colour for background, 2 colours for decoration, Primer & top coat, Linear Design)
ATA03	DESIGN WEIGHTS
03.20.195/08	DESIGN WEIGHTS MTOW 233 t, MLW 187 t, MZFW 175 t	PA
ATA11	PLACARDS AND MARKINGS
11.00.124/01	Installation of leasing plate on engines	NC
11.00.124/02	Installation of leasing plate on forward LH passenger door	NC
11.00.124/03	Installation of leasing plate on cockpit rear partition	NC
11.20.205	Engine Danger area marking in feet and metric	NC
11.30.111/std	Exit identifier from Airsigna monolingual	NC
11.00.131/04	Oxygen supply system label change	NC
11.35.101/01	Weight indication in kg and lb for cargo compartments	NC
ATA23	COMMUNICATIONS
23.00.100	Installation of Emergency Locator Transmitter (ELT)	[***]

IFE	1-class layout IFE ref 330.25.20808 (369 pax)	[***]

IFE GLOBAL	i-PRAM	—
IFE GLOBAL	PES Music	—
IFE GLOBAL	PES video system provision	—
Entertainment/Video system installation on top of Video System Provision
IFE GLOBAL	(OHSC monitors & bulkhead LCD)	—
IFE GLOBAL	Installation of telephone in B/C	—
IFE GLOBAL	Installation of PVIS	—

IFE	Alternate 2-class layout ref 330.25.20806 (352 pax)	[***]
IFE GLOBAL	Entertainment/ Video system installation on top of Video System Provision (in seat video in B/C + OHSC monitors & bulkhead LCD in Y/C)

ATA24	ELECTRICAL POWER
24.56.134/03	Additional 15kVA galley power supply door 4	[***]
ATA25	EQUIPMENT/FURNISHING
CABIN	Alternative 1-class layout ref. 330.25.20808 (369 pax)	[***]
CABIN GLOBAL	Installation of 7 Lavatories (SFE)
CABIN GLOBAL	Installation of 6 galleys wet -galley dry (BFE) + 1 provision	[***]
CABIN GLOBAL	Galley cooling (SFE qty 6)
CABIN GLOBAL	Installation of 11 C/A seats	[***]
CABIN GLOBAL	Installation of 2 full height stowage + 1 VCC (BFE)
CABIN GLOBAL	Installation of 7 doghouses (SFE)
CABIN GLOBAL	Installation of partitions (SFE 2)	[***]
CABIN GLOBAL	Installation of 6 magazine racks + 15 literature pockets (SFE)
CABIN GLOBAL	Installation of 6 baby bassinet (BFE)
CABIN GLOBAL	PSU

CABIN	Alternate Cabin 2-class layout ref 330.25.20806 — (B/C 42 pax Y/C 310 pax)	[***]

25.21.710	Installation of 110V PED outlets in B/C seats	[***]
25.21.750	PED enable/disable function	incl. in PED
25.67.101/01	Installation of medical outlets	[***]

5

A330-300 Baseline Specification

25.65.160/01	CABIN EMERGENCY EQUIPMENT	in cabin
25.23.101/01	INTERIOR COLOUR SPECIFICATION	in cabin
25.51.100/01	Application of first level of enhanced cargo loading system	[***]

25.75.235/01	Underfloor crew rest provisons	[***]
ATA33	LIGHTS
33.50.134/01	EEPMS - Photoluminescent — PER	[***]
ATA34	NAVIGATION
34.20.202/02	Installation of ISIS -	[***]
34.43.240	Wiring provisions for T2CAS	[***]
34.52.130/01	Wiring provisions for enhanced surveillance	[***]
ATA52	DOORS
52.10.107/01	Type ‘A’ door	[***]	long lead-time item 14 months
	TOTAL BASELINE SPEC. (USD D/C 1/06)	[***]

6

E X H I B I T   B

E X H I B I T   B

F O R M   O F

S P E C I F I C A T I O N   C H A N G E   N O T I C E

7

EXHIBIT C

PART 1 — AIRFRAME PRICE REVISION FORMULA

1	BASIC PRICE

The Airframe Basic Price quoted in Clause 3.1 of the Agreement is subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics, and in accordance with the provisions hereof.

2	BASE PERIOD

The Airframe Basic Price has been established in accordance with the average economic conditions prevailing in December 2004, January 2005, February 2005 and corresponding to a theoretical delivery in January 2006 as defined by “ECIb” and “ICb” index values indicated hereafter.

“ECIb” and “ICb” index values indicated herein shall not be subject to any revision.

3	INDEXES

Labor Index: “Employment Cost Index for Workers in Aerospace manufacturing” hereinafter referred to as “ECI336411W”, quarterly published by the US Department of Labor, Bureau of Labor Statistics, in “NEWS”, and found in Table 9, “WAGES and SALARIES (not seasonally adjusted): Employment Cost Indexes for Wages and Salaries for private industry workers by industry and occupational group”, or such other name that may be from time to time used for the publication title and/or table, (Aircraft manufacturing, NAICS Code 336411, base month and year December 2005 = 100).

The quarterly value released for a certain month (March, June, September and December) shall be the one deemed to apply for the two preceding months.

Index code for access on the Web site of the US Bureau of Labor Statistics: CIU2023211000000I.

Material Index : “Industrial commodities” (hereinafter referred to as “IC”) as published in “Producer Price Indexes” (Table 6,

Producer price indexes and percent changes for commodity groupings and individual items). (Base Year 1982 = 100).

Index code for access on the Web site of the US Bureau of Labor Statistics: WPU03THRU15.

8

4	REVISION FORMULA

	Pn	=	(Pb + F) x [([***] (ECIn/EClb)) + ([***] (lCn/lCb))]

	Where	:

	Pn	:	Airframe Basic Price as revised at the Delivery Date of the Aircraft

	Pb	:	Airframe Basic Price at economic conditions December 2004, January 2005, February 2005 averaged (January 2006 delivery conditions)

	F	:	([***] x N x Pb) where N = the calender year of Delivery of the Aircraft minus 2006

	ECIn	:	the arithmetic average of the latest published values of the [***] available at the Delivery Date of the Aircraft for the 11th, 12th and 13th month prior to the month of Aircraft Delivery

	ECIb	:	[***] for December 2004, January 2005, February 2005 averaged (=[***])

	ICn	:	the arithmetic average of the latest published values of the IC-Index available at the Delivery Date of the Aircraft for the 11th, 12th and 13th month prior to the month of Aircraft Delivery

	ICb	:	IC-Index for December 2004, January 2005, February 2005, averaged (=[***])

9

5	GENERAL PROVISIONS

5.1	Roundings

The Labor Index average and the Material Index average shall be computed to the first decimal. If the next succeeding place is five (5) or more, the preceding decimal place shall be raised to the next higher figure.

Each quotient (ECIn/ECIb) and (ICn/ICb) shall be rounded to the nearest ten-thousandth (4 decimals). If the next succeeding place is five (5) or more, the preceding decimal place shall be raised to the next higher figure.

The final factor shall be rounded to the nearest ten-thousandth (4 decimals).

The final price shall be rounded to the nearest whole number (0.5 or more rounded to 1).

5.2	Substitution of Indexes for Airframe Price Revision Formula

If:

(i) the United States Department of Labor substantially revises the methodology of calculation of the Labor Index or the Material Index as used in the Airframe Price Revision Formula, or

(ii) the United States Department of Labor discontinues, either temporarily or permanently, such Labor Index or such Material Index, or

(iii) the data samples used to calculate such Labor Index or such Material Index are substantially changed;

the Seller shall select a substitute index for inclusion in the Airframe Price Revision Formula (the “Substitute Index”).

The Substitute Index shall reflect as closely as possible [***].

As a result of the selection of the Substitute Index, the Seller shall make an appropriate adjustment to the Airframe Price Revision Formula to combine the successive utilization of the original Labor Index or Material Index (as the case may be) and of the Substitute Index.

10

5.3	Final Index Values

The Index values as defined in Clause 4 above shall be considered final and no further adjustment to the basic prices as revised at Delivery of the Aircraft shall be made after Aircraft Delivery for any subsequent changes in the published Index values.

11

PART 2 — PROPULSION SYSTEMS PRICE REVISION FORMULA

A. General Electric Price Revision Formula

Reference Price of the Propulsion Systems

The Reference Price of a set of two (2) GENERAL ELECTRIC CF6-80E1A4 Propulsion Systems is:

USD [***]

(US Dollars — [***])

This Reference Price is subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics and in accordance with the provisions of Clauses 4 and 5 of this Exhibit C, part 2-A.

2.	REFERENCE PERIOD

The above Reference Price has been established in accordance with the economical conditions prevailing for a theoretical delivery in January 2003 as defined by [***].

3.	INDEXES

Labor Index : “Employment Cost Index for Workers in Aerospace manufacturing” hereinafter referred to as “ECI336411W, quarterly published by the US Department of Labor, Bureau of Labor Statistics, in “NEWS”, and found in Table 9, “WAGES and SALARIES (not seasonally adjusted) : Employment Cost Indexes for Wages and Salaries for private industry workers by industry and occupational group”, or such other name that may be from time to time used for the publication title and/or table, (Aircraft manufacturing, NAICS code 336411, base month and year December 2005 = 100, hereinafter multiplied by 1.777 and rounded to the first decimal place).

The quarterly value released for a certain month (March, June, September and December) shall be the one deemed to apply for the two preceding months.

12

Index code for access on the Web site of the US Bureau of Labor Statistics: CIU2023211000000I.

Material Index : “Industrial Commodities” (hereinafter referred to as “IC”) as published in “PPI Detailed report” (found in Table 6. “Producer price indexes and percent changes for commodity groupings and individual items not seasonally adjusted “ or such other names that may be from time to time used for the publication title and/or table). (Base Year 1982 = 100).

Index code for access on the Web site of the US Bureau of Labor Statistics: WPU03THRU15.

4.	REVISION FORMULA

	Pn	:	(Pb + F) x (CPIn/[***])

	where	:

	Pn	:	revised Reference Price at Aircraft Delivery.

	Pb	:	Reference Price at delivery conditions January 2003

	F	:	([***] x N x Pb) where N = the calendar year of Delivery of the Aircraft minus 2003

	CPIn	:	the Composite Price Index (CPI) applicable for the month of Aircraft Delivery. This Composite Price Index is composed as follows :

CPIn= ([***] x ECIn) + ([***] x Icn)

	where	:

	ECIn	:

The arithmetic average of the [***] available at the Delivery date of the Aircraft for the 11th,12th and 13th month prior to the month of Aircraft Delivery, multiplied by [***] and individually rounded to the first decimal place.

	ICn	:	The arithmetic average of the IC-Index available at the Delivery Date of the Aircraft for the 11th,12th and 13th month prior to the month of Aircraft Delivery.

13

5.	GENERAL PROVISIONS

5.1	Roundings

(i) The Material index average (ICn) shall be rounded to the nearest second decimal place and the labor index average (ECIn) shall be rounded to the nearest first decimal place.

(ii) CPIn shall be rounded to the nearest second decimal place.

(iii) The final factor (CPIn/[***]) shall be rounded to the nearest third decimal place.

If the next succeeding place is five (5) or more, the preceding decimal place shall be raised to the next higher figure.

After final computation Pn shall be rounded to the nearest whole number (0.5 rounds to 1).

5.2	Final Index Values

The revised Reference Price at the date of Aircraft Delivery shall not be subject to any further adjustments in the indexes.

5.3	Interruption of Index Publication

If the US Department of Labor substantially revises the methodology of calculation or discontinues any to the indexes referred to hereabove, the Seller shall reflect the substitute for the revised or discontinued index selected by [***], such substitute index to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original index as it may have fluctuated had it not been revised or discontinued.

Appropriate revision of the formula shall be made to accomplish this result.

5.4	Annulment of Formula

Should the above escalation provisions become null and void by action of the US Government, the Reference Price shall be adjusted due to increases in the costs of labor, and material which have occurred from the period represented by the applicable Reference Composite Price Index to the twelfth (12th) month prior to the Scheduled Delivery Month of the Aircraft.

14

5.5	Limitations

Should the ratio (CPIn/[***]) be lower than 1.000, Pn will be equal to Pb+F.

B. Pratt & Whitney Price Revision Formula

1.	Reference Price of the Propulsion Systems

The Reference Price for a set of two (2) PRATT & WHITNEY 4168A Propulsion Systems is:

USD [***]

(US Dollars — [***])

This Reference Price is subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics, and in accordance with the provisions of Clauses 4 and 5 of this Exhibit C, Part 2 — B.

2.	Reference Period

The above Reference Price has been established in accordance with the economic conditions prevailing in June 2005 as defined, according to PRATT & WHITNEY by the HEb and ICb index values indicated in Clause 4 hereof.

3.	Indexes

Labor Index: “Aircraft engines and engine parts” North American Industries Classification System code 336412 - Average hourly earnings (hereinafter referred to as “AHEnaics336412”) as published in “Employment and Earnings” (Establishment Data-Hours and Earnings not seasonally adjusted Table B-15. Average hours and earnings of production or non-supervisory workers on private non-farm payrolls by detailed industry).

Index code for access on the Web site of the US Bureau of Labor Statistics: CEU3133641206.

15

Material Index : “Industrial Commodities” (hereinafter referred to as “IC”) as published in “PPI Detailed report” (found in Table 6: “Producer price indexes and percent changes for commodity groupings and individual items not seasonally adjusted” or such other names that may from time to time be used for the publication title and/or table). (Base Year 1982 = 100).

Index code for access on the Web site of the US Bureau of Labor Statistics: WPU03THRU15.

4.	Revision Formula

	Pn	=	(Pb + F) x [([***] x (HEn/HEb)) + ([***] x (ICn/ICb))]

	Where	:

	F	:	([***] X N X Pb)
Where N = the calendar year of Delivery of the Aircraft minus 2006

	Pn	:	Revised Reference Price at Aircraft Delivery

	Pb	:	Reference Price at economic conditions June 2005

	HEn	:	[***] for the twelfth (12th) month prior to the month of Aircraft Delivery

	HEb	:	[***] for June 2005 (= [***])

	ICn	:	IC-Index for the twelfth (12th) month prior to the month of Aircraft Delivery

	ICb	:	IC-Index for June 2005 (= [***])

5.	General Provisions

5.1	Roundings

	(i)	Each quotient, HEn/HEb and ICn/ICb, shall be calculated to the nearest ten-thousandth (4 decimals).

	(ii)	The final factor shall be rounded to the nearest ten-thousandth (4 decimals).

If the next succeeding place is five (5) or more the preceding decimal place shall be raised to the nearest higher figure.

16

After final computation Pn shall be rounded to the nearest whole number (0.5 rounds to 1).

5.2	Final Index Values

The Revised Reference Price at the date of Aircraft Delivery shall be the final price and shall not be subject to any further adjustments in the indexes. If no final index values are available for any of the applicable months, the then published preliminary figures shall be the basis on which the Revised Reference Price shall be computed.

5.3	Interruption of Index Publication

If the US Department of Labor substantially revises the methodology of calculation or discontinues any of these indexes referred to hereabove, the Seller shall reflect the substitute for the revised or discontinued index selected by [***], such substitute index to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original index as it may have fluctuated had it not been revised or discontinued. Appropriate revision of the formula shall be made to accomplish this result.

5.4	Annulment of Formula

Should the above escalation provisions become null and void by action of the US Government, the Reference Price shall be adjusted due to increases in the costs of labor and material which have occurred from the period represented by the applicable Reference Price Indexes to the sixth (6th) month prior to the Scheduled Aircraft Delivery Month.

5.5	Limitation

Should the Revised Reference Price be lower than the Reference Price, the final price shall be computed with the Reference Price.

17

C. Rolls Royce Price Revision Formula

1	Reference Price of the Propulsion Systems

The Reference Price of a set of two (2) Rolls Royce Trent 772 B Propulsion Systems is:

USD [***]

(US Dollars [***])

This Reference Price is subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics, and in accordance with the provisions of Clause 4 and 5 of Section (C) of this Exhibit C, part 2-C

2	Reference Period

The above Reference Price has been established in accordance with the average economic conditions prevailing in December 1999, January 2000, February 2000 (delivery conditions January 2001), as defined according to ROLLS ROYCE, by the ECIb, MMPb, EPb index values indicated in Clause 4 of this Exhibit C.

3	Indexes

Labor Index: “Employment Cost Index for Workers in Aerospace manufacturing” hereinafter referred to as “ECI336411W”, quarterly published by the US Department of Labor, Bureau of Labor Statistics, in “NEWS”, and found in: Table 9, “WAGES and SALARIES (not seasonally adjusted): Employment Cost Indexes for Wages and Salaries for private industry workers by industry and occupational group”, or such other name that may be from time to time used for the publication title and/or table, (Aircraft manufacturing, NAICS code 336411, base month and year December 2005 = 100).

The quarterly value released for a certain month (March, June, September and December) shall be the one deemed to apply for the two preceding months.
Index code for access on the Web site of the US Bureau of Labor Statistics: CIU2023211000000I.

Material Index: “Metals and metal products” Code 10 (hereinafter referred to as “MMP”) as published in “PPI Detailed report” (found in Table 6, “Producer price indexes and percent changes for

18

commodity groupings and individual items not seasonally adjusted “ or such other names that may be from time to time used for the publication title and/or table). (Base Year 1982 = 100).
Index code for access on the Web site of the US Bureau of Labor Statistics: WPU10.

Energy Index: “Fuels and related products and power” Code 5 (hereinafter referred to as “EP”) as published in “PPI Detailed report” (found in Table 6, “Producer price indexes and percent changes for commodity groupings and individual items not seasonally adjusted “ or such other names that may be from time to time used for the publication title and/or table). (Base Year 1982 = 100).

Index code for access on the Web site of the US Bureau of Labor Statistics: WPU05.

4	Revision Formula

Pn = (Pb + F) x [([***] x (ECIn/ECIb)) + ([***] x (MMPn/MMPb)) + ([***] x (EPn/EPb))]

where:

	F	:	([***] x N x Pb)
where N is the calendar year of Aircraft Delivery minus 2001

	Pn	:	Revised Reference Price of a set of two Propulsion Systems at Aircraft Delivery

	Pb	:	Reference Price at averaged economic conditions December 1999, January 2000, February 2000

	ECIn	:	[***] for 13th, 12th, 11th months averaged prior to the month of Aircraft Delivery

	ECIb	:	[***] for December 1999, January 2000, February 2000 averaged (=[***])

	MMPn	:	MMP-Index for the 13th, 12th, 11th months averaged prior to the month of Aircraft Delivery

	MMPb	:	MMP-Index for December 1999, January 2000, February 2000 averaged (=[***])

	EPn	:	EP-Index for the 13th, 12th, 11th months averaged prior to the month of Aircraft Delivery

	EPb	:	EP-Index for December 1999, January 2000, February 2000 averaged (=[***])

19

5	General Provisions

5.1	Roundings

The Labor Index average shall be computed to the third decimal place and Material Index and Energy Index averages shall be computed to the second decimal place.

Each factor ([***] x (ECIn/ECIb)), ([***] x (MMPn/MMPb)), ([***] x (EPn/EPb)) shall be calculated to the nearest ten-thousandth (4 decimals).

If the next succeeding place is five (5) or more the preceding decimal shall be raised to the next higher figure.

After final computation Pn shall be rounded to the nearest whole number (0.5 or more rounded to 1).

5.2	Final Index Values

The revised Reference Price at the date of Aircraft Delivery shall not be subject to any further adjustments in the indexes.

5.3	Interruption of Index Publication

If the US Department of Labor substantially revises the methodology of calculation or discontinues any of the indexes referred to hereabove, the Seller shall reflect the substitute for the revised or discontinued index selected by [***], such substitute index to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original index as it may have fluctuated had it not been revised or discontinued.

Appropriate revision of the formula shall be made to accomplish this result.

5.4	Annulment of Formula

Should the above escalation provisions become null and void by action of the British Government, the Price shall be adjusted due to increases in the costs of labor, material and fuel which have occurred from the period represented by the applicable Reference Price Indexes to the twelfth (12th) month prior to the Scheduled Delivery Month of the Aircraft.

20

EXHIBIT D

CERTIFICATE OF ACCEPTANCE

In accordance with the terms of the A330 Aircraft purchase agreement dated [            ] 2006 and made between AerCap Ireland Limited and AIRBUS S.A.S., as amended from time to time (the “Purchase Agreement”), the acceptance tests relating to the A330-[     ] aircraft, Manufacturer’s Serial Number: [        ], Registration Mark: [       ] (the “Aircraft”), have taken place at Blagnac, France or Hamburg, Germany  Works on the [    ] day of [          ].

In view of said tests having been carried out with satisfactory results, Buyer hereby approves and accepts the Aircraft as being in conformity with the provisions of the Purchase Agreement.

Such acceptance does not impair the rights that may be derived from the warranties relating to the Aircraft set forth in the Purchase Agreement.

Any right at law or otherwise to revoke this acceptance of the Aircraft is hereby waived.

The [     ] day of [           ]

[Buyer]

By:

Its:

21

EXHIBIT E

BILL OF SALE

Know all men by these presents that Airbus S.A.S. (the “Seller”), “société par actions simplifiée” existing under French law and whose address is 1 rond-point Maurice Bellonte, 31707 Blagnac Cedex, FRANCE,  is, this [            ] 200[   ], the owner of the title to the following airframe (the “Airframe”), the engines as specified (the “Engines”) and all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature, excluding Buyer Furnished Equipment (“BFE”), incorporated therein, installed thereon or attached thereto on the date hereof (the “Parts”):

AIRFRAME:                                                                                         ENGINES:

AIRBUS Model A330[-200 / -300]                                                                     [EM’s name] Model [        ]

MANUFACTURER’S	ENGINE SERIAL NUMBERS:
SERIAL NUMBER:[ ]	LH: [ ]
RH: [ ]

REGISTRATION MARK:  [        ]

and has such title to the BFE as was transferred to the Seller  by [      ] by a bill of sale dated [       ] (the “BFE Bill of Sale”).

The Airframe, Engines and Parts are hereafter together referred to as the Aircraft (the “Aircraft”).

The Seller  does hereby on this [     ] day of [        ] sell, transfer and deliver all of its above described rights, title and interest to the Aircraft and the BFE to the following company and to its successors and assigns forever, said Aircraft and the BFE to be the property thereof:

[Name of Buyer] The Buyer

The Seller hereby warrants to the Buyer, its successors and assigns that it has this day (i) good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there is hereby  conveyed to the Buyer good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever and (ii) such title to the BFE as the Seller acquired from [    ] pursuant to the BFE Bill of Sale.

This Bill of Sale shall be governed by and construed in accordance with the laws of England.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative this ______ day of [           ]

AIRBUS S.A.S.

By:                                                                          Title:

22

EXHIBIT F
EXHIBIT F

S E R V I C E    L I F E    P O L I C Y

I T E M S    O F    P R I M A R Y    S T R U C T U R E

23

SELLER SERVICE LIFE POLICY

1	The Items covered by the Service Life Policy pursuant to Clause 12.2 are those Seller Items of primary and auxiliary structure described hereunder.

2	WINGS - CENTER AND OUTER WING BOX (LEFT AND RIGHT)

2.1	Wing Structure

2.1.1	Spars

2.1.2	Ribs and stringers inside the wing box

2.1.3	Upper and lower wing skin panels of the wing box

2.2	Fittings

2.2.1	Support structure and attachment fittings for the flap structure

2.2.2	Support structure and attachment fitting for the engine pylons

2.2.3	Support structure and attachment fitting for the main landing gear

2.2.4	Support structure and attachment fitting for the center wing box

2.3	Auxiliary Support Structure

2.3.1	For the slats:

2.3.1.1	Ribs supporting the track rollers on wing box structure

2.3.1.2	Ribs supporting the actuators on wing box structure

2.3.2	For the ailerons:

2.3.2.1	Hinge brackets and ribs on wing box rear spar or shroud box

2.3.2.2	Actuator fittings on wing box rear spar or shroud box

2.3.3	For airbrakes, spoilers, lift dumpers:

2.3.3.1	Hinge brackets and ribs on wing box rear spar or shroud box

2.3.3.2	Actuator fittings on wing box rear spar or shroud box

24

2.4	Pylon

2.4.1	For the Pylon Main Structural Box

2.4.1.1	Spars

2.4.1.2	Ribs

2.4.1.3	Skin, doublers and stiffeners

2.4.1.4	Support structure and attachment fitting for engine supports

3	FUSELAGE

3.1	Fuselage structure

3.1.1	Fore and aft bulkheads

3.1.2	Pressurized floors and bulkheads surrounding the main and nose gear wheel well and center wing box

3.1.3	Skins with doublers, stringers and frames from the forward pressure bulkheads to the frame supporting the rear attachment of horizontal stabilizer

3.1.4	Window and windscreen attachment structure but excluding transparencies

3.1.5	Passenger and cargo doors internal structure

3.1.6	Sills, excluding scuff plates, and upper beams surrounding passenger and cargo door apertures

3.1.7	Cockpit floor structure and passenger cabin floor beams excluding floor panels and seat rails

3.1.8	Keel beam structure

3.2	Fittings

3.2.1	Landing gear support structure and attachment fitting

3.2.2	Support structure and attachment fittings for the vertical and horizontal stabilizers

3.2.3	Support structure and attachment fitting for the APU

25

4	STABILIZERS

4.1	Horizontal Stabilizer Main Structural Box

4.1.1	Spars

4.1.2	Ribs

4.1.3	Upper and lower skins and stringers

4.1.4	Support structure and attachment fitting to fuselage and trim screw actuator

4.1.5	Elevator support structure

4.1.5.1	Hinge bracket

4.1.5.2	Servocontrol attachment brackets

4.2	Vertical Stabilizer Main Structural Box

4.2.1	Spars

4.2.2	Ribs

4.2.3	Skins and stringers

4.2.4	Support structure and attachment fitting to fuselage

4.2.5	Rudder support structure

4.2.5.1	Hinge brackets

4.2.5.2	Servocontrol attachment brackets

5	EXCLUSIONS

Bearing and roller assemblies, bearing surfaces, bushings, fittings other than those listed above, access and inspection doors, including manhole doors, latching mechanisms, all system components, commercial interior parts, insulation and related installation and connecting devices are excluded from this Seller Service Life Policy.

26

EXHIBIT G

EXHIBIT G

TECHNICAL DATA INDEX

27

TECHNICAL DATA INDEX

Where applicable data will be established in general compliance with ATA Specification 2200 (iSpec2200), Information Standards for Aviation Maintenance (Revision 2005).

The following index identifies the Technical Data provided in support of the Aircraft.

The explanation of the table is as follows:

NOMENCLATURE	Self-explanatory.

ABBREVIATED DESIGNATION (Abbr)	Self-explanatory.

AVAILABILITY (Avail)

Technical Data can be made available:

-                ON-LINE (ON) through the relevant service on Airbus|World,
and / or

-     OFF-LINE (OFF) through the most suitable means applicable to the size of the concerned document  (e.g CD or DVD).

FORMAT (Form)

Following Technical Data formats may be used:

—       SGML - Standard Generalized Mark-up Language, which allows further data processing by the Buyer.

—       XML - Evolution of the SGML format to cope with WEB technology requirements.

—       PDF (PDF) - Portable Document Format allowing data consultation.

—       Advanced Consultation Tool -  refers to Technical Data Consultation application that offers advanced consultation & navigation functionality

28

compared to PDF. Both browser software & Technical Data are packaged together.

—       P1 / P2 - refers to manuals printed on one side or both sides of the sheet.

—       CD-P -  refers to CD-Rom including Portable Document Format (PDF) Data.

TYPE	C	CUSTOMIZED. Refers to manuals that are applicable to an individual Airbus customer/operator fleet or aircraft.

	G	GENERIC. Refers to manuals that are applicable for all Airbus aircraft types/models/series.

	E	ENVELOPE. Refers to manuals that are applicable to a whole group of Airbus customers for a specific aircraft type/model/series.

QUANTITY (Qty)	Self-explanatory for physical media.

DELIVERY (Deliv)	Delivery refers to scheduled delivery dates and is expressed in either the number of corresponding days prior to first Aircraft delivery, or nil (0) corresponding to the first delivery day.

The number of days indicated shall be rounded up to the next regular revision release date.

29

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
OPERATIONAL MANUALS AND DATA
Flight Crew Operating Manual	FCOM	OFF	P2	C	[***]	90	Per crew quantity / Plus one copy per Aircraft at Delivery
	FCOM	OFF	CD-P	C	[***]	90	PDF is fallback solution to paper for on-ground consultation only
	FCOM	ON	PDF	C	N/A	90
	FCOM	ON	Advanced Consultation Tool	C	N/A	90	FCOM Module including 0EB & TR download & consultation
	FCOM	OFF	Advanced Consultation Tool on CD	C	[***]	90	SGML shall be used to process Buyer’s own FCOM for delivery to flight crew
	FCOM	OFF	SGML	C	[***]	90
Flight Crew Training Manual	FCTM	OFF	CD-P	C	[***]	90	FCTM is a supplement to FCOM / a “Pilot’s guide” for use in training and in operations
	FCTM	ON	PDF	C	N/A	90
	FCTM	OFF	XML	C	[***]	90	XML data for further processing/customization by the Buyer
Cabin Crew Operating Manual	CCOM	OFF	CD-P	C	[***]	90
		ON	PDF	C	N/A	90	XML data are for further processing by the Buyer
		OFF	XML	C	[***]	90
Flight Manual	FM	OFF	P2	C	[***]	0	Plus one copy per Aircraft at Delivery
	FM	OFF	CD-P	C	[***]	0
	FM	ON	PDF	C	N/A	0

30

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
OPERATIONAL MANUALS AND DATA
Master Minimum Equipment List	MMEL	OFF	P2	C	[***]	180	Per crew quantity / Plus one copy per Aircraft at Delivery
	MMEL	OFF	CD-P	C	[***]	180	PDF CD is fallback solution to paper for on-ground consultation only(For Temporary Revisions & OEB’s, refer to paper)
	MMEL	ON	PDF	C	N/A	180
	MMEL	OFF	SGML	C	[***]	180

SGML data, including Parts 1 and 2, for further processing by the Buyer. Part 3 (Maintenance procedures) not covered. Recommended for issue of MEL by using the Starter Pack (for conversion of SGML Data to e.g. Framemaker or MS Word RTF format)

Quick Reference Handbook (if required by Airworthiness Authorities)	QRH	OFF	P2	C	[***]	90	Per crew quantity / Plus one copy per Aircraft at Delivery
Trim Sheet	TS	OFF	WordDoc	C	[***]	0	Office Automation format (.doc) for further processing by the Buyer
Weight and Balance Manual	WBM	OFF	P1	C	[***]	0

Fleet customized WBM for reference in central Library (*) plus one copy per Aircraft at Delivery. For the WBM the flight deck copy is an advance copy only of the customized manual, not subject to revision or updating. Weighing Equipment List delivered two weeks after Aircraft Delivery

	WBM	OFF	CD-P	C	[***]	0
	WBM	ON	PDF	C	N/A	0
Performance Engineer’s Programs	PEP	ON	Advanced Consultation Tool	C	[***]	90
	PEP	OFF	Advanced Consultation Tool on CD	C	N/A	90
Performance Programs Manual	PPM	OFF	Advanced Consultation Tool on CD	C	[***]	90	Included in the PEP CD

31

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS
AirN@v / Maintenance , including : Aircraft Maintenance Manual	AirN@v	ON	Advanced Consultation Tool	C	N/A	90
Illustrated Parts Catalog (Airframe) Trouble Shooting Manual Aircraft Schematics Manual Aircraft Wiring Lists Aircraft Wiring Manual Electrical Standard Practices Manual	AirN@v	OFF	Advanced Consultation Tool on DVD	C	[***]	90
AirN@v / Associated Data Consumable Material List Standards Manual Electrical Standard Practices Material			G
Technical Follow-up	TFU	OFF	CD-P	E	[***]	90	TFU for Trouble shooting & maintenance, to be used with AirN@v
Aircraft Maintenance Manual	AMM	ON	PDF	C	N/A	90
	AMM	OFF	CD-P	C	[***]	90	Fallback solution to AirN@v / Maintenance
	AMM	OFF	SGML	C	[***]	90	If selected by the Buyer, SGML format will not be automatically supplied . Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).
Aircraft Schematics Manual	ASM	ON	PDF	C	N/A	90
	ASM	OFF	CD-P	C	[***]	90	Fallback solution to AirN@v / Maintenance :
	ASM	OFF	SGML	C	[***]	90	If selected by the Buyer, SGML format will not be automatically supplied . Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).

32

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)
Aircraft Wiring List	AWL	ON	PDF	C	N/A	90
	AWL	OFF	CD-P	C	[***]	90	Fallback solution to AirN@v / Maintenance
	AWL	OFF	SGML	C	[***]	90	If selected by the Buyer, SGML format will not be automatically supplied . Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).
Aircraft Wiring Manual	AWM	ON	PDF	C	N/A	90
	AWM	OFF	CD-P	C	[***]	90	Fallback solution to AirN@v / Maintenance
	AWM	OFF	SGML	C	[***]	90	If selected by the Buyer, SGML format will not be automatically supplied . Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).
Component Location Manual	CLM	ON	PDF	C	N/A	90
	CLM	OFF	CD-P	C	[***]	90
Consumable Material List	CML	OFF	SGML CD-P	G C	[***] [***]	180 90

If selected by the Buyer, SGML format will not be automatically supplied . Effective delivery will only take place upon explicit  request from the Buyer

Fallback solution to AirN@v / Associated Data and Maintenance Supplement

Duct Repair Manual	DRM	ON	PDF	G	N/A	90
	DRM	OFF	CD-P	G	[***]	90
Ecam System Logic Data	ESLD	ON	PDF	E	N/A	90
	ESLD	OFF	CD-P	E	[***]	90

33

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)
Electrical Load Analysis	ELA	OFF	PDF/RTF/ Excel	C	[***]	+30	One ELA supplied for each Aircraft, delivered one month after Aircraft Delivery PDF File + Office automation format RTF & Excel file delivered on one single CD for ELA updating by the Buyer
Electrical Standard Practices Manual	ESPM	ON	PDF	G	N/A	90
	ESPM	OFF	CD-P	G	[***]	90	Fallback solution to AirN@v
	ESPM	OFF	SGML	G	[***]	90	If selected by the Buyer, SGML format will not be automatically supplied Effective delivery will only take place upon explicit request from the Buyer (Graphics format in TIFF or CGM, to be specified).
Electrical Standard Practices booklet	ESP	OFF	P2*	G	[***]	90	*Pocket size format booklets for ground mechanics
Flight Data Recording Parameter Library	FDRPL	OFF	Advanced Consultation Tool on CD	E	[***]	90
Fuel Pipe Repair Manual	FPRM	ON	PDF	G	N/A	90
	FPRM	OFF	CD-P	G	[***]	90
Illustrated Parts Catalog (Airframe)	IPC	ON	PDF	C	N/A	90
	IPC	OFF	CD-P	C	[***]	90	Fallback solution to AirN@v / Maintenance
	IPC	OFF	SGML	C	[***]	90	If selected by the Buyer, SGML format will not be automatically supplied .Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).
Illustrated Parts Catalog (Powerplant)	PIPC	ON	PDF	C	N/A	90
	PIPC	OFF	CD-P	C	[***]	90	Provided by the PowerPlant Supplier.

34

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)
Maintenance Planning Document	MPD	ON	PDF	E	N/A	360
	MPD	OFF	CD-P	E	[***]	360
Maintenance Review Board Report	MRBR	ON	PDF	E	N/A	360	MRB Report document includes the Certification Maintenance Requirements
	MRBR	OFF	CD-P	E	[***]	360	(CMR) and Airworthiness Limitation Items (ALI) documents.
Scheduled Maintenance Data	SMD	ON	PDF	E	NA	360	SMD is the Airbus repository for the Maintenance Review Board Report /
	SMD	OFF	CD-P	E	[***]	360	MRBR & the Airworthiness Limitation Section / ALS Includes PDF files and Excel tables
Illustrated Tool and Equipment Manual Tool and Equipment Index	TEM/TEI	ON	PDF	G	N/A	360
		OFF	CD-P	G	[***]	360	TEI & TEM are grouped on a single CD
Tool & Equipment Bulletins	TEB	OFF	P2	E	[***]	N/A
Tool and Equipment Drawings	TED	ON	Advanced Consultation Tool	E	N/A	360	On-line Consultation from Engineering Drawings Service
AirN@v / Engineering , including: Airworthiness Directives / AD Consignes de Navigabilite / CN ( French DGAC )	Enginerring Technical Data Service	ON	Advanced Consultation Tool	C	N/A	90
All Operator Telex / AOT Operator Information Telex / OIT Flight Operator Telex / FOT Modification / MOD Modification Proposal / MP Service Bulletin / SB Service Information Letter / SIL Technical Follow-Up / TFU Vendor Service Bulletin / VSB	AirN@v	OFF	Advanced Consultation Tool on DVD	C	[***]	90	Outstations with no On-Line connection to Airbus|World to be supplied with one DVD set

35

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)
Trouble Shooting Manual	TSM	ON	PDF	C	N/A	90
	TSM	OFF	CD-P	C	[***]	90	Fallback solution to AirN@v / Maintenance
	TSM	OFF	SGML	C	[***]	90	If selected by the Buyer, SGML format will not be automatically supplied .Effective delivery will only take place upon explicit request from the Buyer Graphics in TIFF or CGM format to be specified

36

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
STRUCTURAL MANUALS
Nondestructive Testing Manual	NTM	ON	PDF	E	N/A	90
	NTM	OFF	CD-P	E	[***]	90
	NSRM	OFF	CD-P	E	[***]	90
Structural Repair Manual	SRM	ON	PDF	E	N/A	90
	SRM	OFF	CD-P	E	[***]	90
	SRM	OFF	SGML	E	[***]	90	If selected by the Buyer, SGML format will be automaticly supplied. Effective delivery will only take place upon explicit request from the Buyer. Graphics in TIFF or CGM to be specified.

37

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
OVERHAUL DATA
Component Documentation Status	CDS	OFF	D	C	[***]	180	Revised until 180 days after Aircraft Delivery
Component Evolution List	CEL	ON	PDF	G	N/A	—
	CEL	OFF	CD-P	G	[***]	—	Delivered as follow-on for CDS.
Component Maintenance Manual—Manufacturer	CMMM	ON	PDF	E	N/A	180
	CMMM	OFF	CD-P	E	[***]	180
Component Maintenance Manual—Vendor	CMMV	OFF	CD-P	E	[***]	180	PDF on CD to be provided by Vendors. If more than one Airbus aircraft type in operation with the Buyer, dispatch of the “common” CMMV only
	CMMV	ON	PDF	E	N/A	180	Available from the “Supplier Technical Documentation “ Service in Airbus|World

38

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
ENGINEERING DOCUMENTS
Mechanical Drawings Installation and Assembly Drawings (IAD)	MD	ON	Advanced Consultation Tool	C	N/A	0	On-line Consultation from Engineering Drawings Service
Parts Usage (Effectivity)	PU	ON	Advanced Consultation Tool	C	N/A	0	On-line Consultation from Engineering Drawings Service
Parts List	PL	ON	Advanced Consultation Tool	C	N/A	0	On-line Consultation from Engineering Drawings Service
Standards Manual	SM	OFF	SGML	G	[***]	180	If selected by the Buyer, SGML format will not be automatically supplied
			CD-P		[***]		Effective delivery will only take place upon explicit request from the Buyer
Process and Material Specification	PMS	ON	PDF	G	N/A	0
	PMS	OFF	CD-P	G	[***]	0

39

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MISCELLANEOUS PUBLICATIONS
Airplane Characteristics for Airport Planning / AC	AMVG	ON	PDF	E	N/A	360	Available On-Line from the Airbus | World
Maintenance Facility Planning / MFP Ground Support Equipment Vendor Information Manual / GSE VIM	AMVG	OFF	CD-P	E	[***]	360	AC, MFP and GSE VIM are grouped on one single CD / Back-up set to On-Line access
ATA 100 Breakdown	ATAB	OFF	CD-P	E	[***]	360	6 Digits ATA 100 Breakdown
C@DETS /Technical Data Training Software	C@DETS	OFF	Advanced Consultation Tool on CD	G	[***]	360	Training Software applicable to major Maintenance , Material , Repair Technical Data and to Maintenance Associated Data
	C@DETS	ON	PDF	G	NA	360
Aircraft Recovery Manual	ARM	ON	PDF	E	N/A	90
	ARM	OFF	CD-P	E	[***]	90
Aircraft Rescue & Firefighting Chart	ARFC	ON	PDF	E	N/A	180	Available On-Line from the Airbus | World
Crash Crew Chart	CCC	OFF	P1	E	[***]	180
Cargo Loading System Manual	CLS	ON	PDF	E	N/A	180
	CLS	OFF	CD-P	E	[***]	180	One CLS per delivered Aircraft
List of Effective Technical Data	LETD	ON	PDF	C	N/A	90
List of Applicable Publications (LAP)
List of Radioactive and Hazardous Elements	LRE	ON	PDF	G	N/A	90
	LRE	OFF	CD-P	G	[***]	90
Livestock Transportation Manual	LTM	ON	PDF	E	N/A	90
	LTM	OFF	CD-P	E	[***]	90
Service Bulletins	SB	ON	Advanced Consultation Tool	C	N/A	0	Full content available from the Airbus | World / SB Index available from AirN@v / Engineering on DVD
	SB	OFF	CD-P	C	[***]	0	One CD per SB issued and/or revised

40

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MISCELLANEOUS PUBLICATIONS
Supplier Product Support Agreements 2000	SPSA	ON	PDF	G	N/A	360	Based on General Conditions of Purchase (GCP) 2000 issue 5
	SPSA	OFF	CD-P	G	[***]	360
Transportability Manual	TM	OFF	CD-P	G	[***]	180
Vendor Information Manual	VIM	ON	Advanced Consultation Tool	G	N/A	360
	VIM	OFF	Advanced Consultation Tool on CD	G	[***]	360

41

Exhibit H

E X H I B I T  “ H ”

M A T E R I A L

S U P P L Y    A N D    S E R V I C E S

42

1	GENERAL

1.1	This Exhibit defines the terms and conditions for the material support services offered by the Seller to the Buyer in the following areas:

	—	Initial provisioning of data and material
	—	Replenishment of material
	—	Lease of certain Seller Parts

1.1.1	Capitalized terms used herein and not otherwise defined in this Exhibit “H” shall have the same meanings assigned thereto in the Agreement.

1.1.2	References made to Clauses or sub-Clauses shall refer to Clauses or sub-Clauses of this Exhibit “H” unless otherwise specified.

1.2	Scope of Material Support

Material is classified into the following categories (hereinafter referred to as “Material”):

	(i)	Seller Parts (Seller’s proprietary Material bearing an official part number of the Seller or Material for which the Seller has the exclusive sales rights);

	(ii)	Supplier Parts classified as Repairable Line Maintenance Parts in accordance with SPEC 2000;

	(iii)	Supplier Parts classified as Expendable Line Maintenance Parts in accordance with SPEC 2000;

	(iv)	Ground Support Equipment and Specific (To Type) Tools.

1.2.1	Certain Seller Parts listed in Appendix A of Clause 6 are available for lease by the Seller to the Buyer.

1.2.2

The Material support to be provided hereunder by the Seller covers items classified as Material in sub-Clauses 1.2 (i) through (iv) both for initial provisioning as described in Clause 2 (“Initial Provisioning”) and for replenishment as described in Clause 3.

Repairable Line Maintenance Parts as specified in sub-Clauses 1.2 (i) and 1.2 (ii) above having less than [***] flight-hours are considered as new.

1.2.3

Propulsion Systems, nacelles (as applicable), quick engine change kit and thrust reverser (as applicable), accessories and parts, including associated parts, are not covered under this Exhibit “H” and shall be subject to direct agreements between the Buyer and the relevant Propulsion System Manufacturer. The Seller shall use its reasonable efforts to assist the Buyer

43

in case of any difficulties with availability of Propulsion Systems and associated spare parts.

1.2.4

During a period commencing on the date hereof and continuing for as long as at least [***] covered under this Agreement are operated in commercial air transport service (the “Term”), the Seller shall maintain or have maintained such stock of Seller Parts as is deemed reasonable by the Seller and shall furnish at reasonable prices Seller Parts adequate to meet the Buyer’s needs for maintenance of the Aircraft.

44

The Seller shall use its reasonable efforts to obtain a similar service from all Suppliers of parts which are originally installed on the Aircraft and not manufactured by the Seller.

1.3	Airbus Spares Support and Services Headquarter

1.3.1

The Seller has established its Airbus Spares Support Centre in HAMBURG, FEDERAL REPUBLIC OF GERMANY (“ Airbus Spares Support Centre”) and shall maintain or cause to be maintained during the Term a central store of Seller Parts.

1.3.2	The Airbus Spares Support Centre is operated twenty-four (24) hours/day and seven (7) days/week.

1.3.3	The Seller reserves the right to effect deliveries from distribution centres other than Airbus Spares Support Centre or from any designated production or Suppliers’ facilities.

For efficient and convenient deliveries, the Seller and its Affiliate companies operate regional satellite stores.

1.4	Agreements of the Buyer

1.4.1

The Buyer agrees to purchase from the Seller or its licensee(s) (“the Licensees”) the Seller Parts required for the Buyer’s own needs during the Term, provided that the provisions of this Clause 1.4 shall not in any way prevent the Buyer from resorting to the Seller Parts stocks of other operators using the same Aircraft or from purchasing Seller Parts from said operators or from distributors, provided said Seller Parts have been designed by the Seller and manufactured by the Seller or its Licensee(s).

1.4.2	The Buyer may manufacture or have manufactured for its own use without paying any license fee to the Seller parts equivalent to Seller Parts :

1.4.2.1	after expiration of the Term if at such time the Seller Parts are out of stock,

1.4.2.2

at any time, to the extent Seller Parts are needed to effect aircraft on ground (“AOG”) repairs upon any Aircraft delivered under the Agreement and are not available from the Seller or its Licensees within a lead time shorter than or equal to the time in which the Buyer can procure such Seller Parts, and provided the Buyer shall not sell such Seller Parts,

1.4.2.3	in the event that the Seller fails to fulfil its obligations with respect to any Seller Parts pursuant to Clause 1.2 within a reasonable time after written notice thereof from the Buyer,

1.4.2.4	in those instances where a Seller Part is identified as “Local Manufacture” in the Illustrated Parts Catalog (IPC).

45

1.4.3.1

The rights granted to the Buyer in Clause 1.4.2 shall not in any way be construed as a license, nor shall they in any way obligate the Buyer to the payment of any license fee or royalty, nor shall they in any way be construed to affect the rights of third parties.

1.4.3.2

Furthermore, in the event of the Buyer manufacturing or having manufactured any parts, subject to the conditions of Clause 1.4.2, such manufacturing and any use made of the manufactured part shall be under the sole liability of the Buyer and the consent given by the Seller shall not be construed as express or implicit approval howsoever either of the Buyer or of the manufactured parts.

It shall further be the Buyer’s responsibility to ensure that such manufacturing is performed in accordance with the relevant procedures and Aviation Authority requirements.

1.4.3.3

The Buyer shall allocate or cause to be allocated its own part number to any part manufactured or caused to be manufactured subject to Clause1.4.2 above. The Buyer shall not be allowed to use or cause to be used the Airbus Partnumber of the Seller Part  to which such manufactured part is equivalent.

1.4.3.4

Notwithstanding any right provided to the Buyer under Clause 1.4.2, the Buyer shall not be entitled under any circumstances to sell any part manufactured or caused to be manufactured under Clause 1.4.2 to any third party.

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2	INITIAL PROVISIONING

2.1	Initial Provisioning Period

The Initial Provisioning Period is defined as the period up to and expiring on the [***] day after Delivery of the last Aircraft subject to firm order under the Agreement.

2.2	Pre-Provisioning Meeting

2.2.1

The Seller shall organize a pre-provisioning meeting (“Pre-Provisioning Meeting”) at its Airbus Spares Support Centre for the purpose of formulating an acceptable schedule and working procedure to accomplish the initial provisioning of Material.

2.2.2	The date of the meeting shall be mutually agreed upon, allowing a minimum preparation time of [***] weeks for the Initial Provisioning Conference referred to in Clause 2.4 below.

2.3	Initial Provisioning Training

Upon the request of the Buyer, the Seller can provide Initial Provisioning training for the Buyer’s provisioning and purchasing personnel. The following areas shall be covered:

(i) The Seller during the Pre-Provisioning Meeting shall familiarize the Buyer with the provisioning documents.

(ii) The technical function as well as the necessary technical and commercial Initial Provisioning Data shall be explained during the Initial Provisioning Conference.

(iii) A familiarization with the Seller’s purchase order administration system shall be conducted during the Initial Provisioning Conference.

2.4	Initial Provisioning Conference

The Seller shall organize an Initial Provisioning conference (“Initial Provisioning Conference”) at the Airbus Spares Support Centre, including participation of major Suppliers as mutually agreed upon during the Pre-Provisioning Meeting.

Such conference shall not take place earlier than [***] weeks after Manufacturer Serial Number allocation, Buyer Furnished Equipment selection or Contractual Definition Freeze, whichever is the latest

47

2.5	Seller-Supplied Data

The Seller shall prepare and supply to the Buyer the data set forth hereunder.

2.5.1	Initial Provisioning Data

Initial Provisioning data elements generally in accordance with SPEC 2000, Chapter 1, (“Initial Provisioning Data”) shall be supplied by the Seller to the Buyer in a form, format and a time-scale to be mutually agreed upon during the Pre-Provisioning Meeting.

2.5.1.1	Revision service shall be provided every [***] days, up to the end of the Initial Provisioning Period.

2.5.1.2

In any event, the Seller shall ensure that Initial Provisioning Data is released to the Buyer in due time to give the Buyer sufficient time to perform any necessary evaluation and allow the on-time delivery of any ordered Material.

2.5.2	Supplementary Data

The Seller shall provide the Buyer with supplementary data to the Initial Provisioning Data, including Local Manufacture Tables (X-File) and Ground Support Equipment and Specific (To-Type) Tools (W-File) in accordance with SPEC 2000, Chapter 1.

2.5.3	Data for Standard Hardware

The Initial Provisioning Data provided to the Buyer shall include data for hardware and standard material.

2.6	Supplier-Supplied Data

2.6.1	General

The Seller shall obtain from Suppliers agreements to prepare and issue for their own products as per Clause 1.2 (ii) repair/overhaul Initial Provisioning Data in the English language, for those components for which the Buyer has elected to receive data.

Said data (initial issue and revisions) shall be transmitted to the Buyer through the Suppliers and/or the Seller. The Seller shall not be responsible for the substance of such data.

In any event, the Seller shall exert its reasonable efforts to supply such Data to the Buyer in due time to give the Buyer sufficient time to perform any necessary evaluation and allow on-time deliveries.

48

2.6.2	Initial Provisioning Data

Initial Provisioning Data elements for Supplier Parts as per sub-Clause 1.2 (ii) generally in accordance with SPEC 2000, Chapter 1, shall be furnished as mutually agreed upon during a Pre-Provisioning Meeting with revision service assured up to the end of the Initial Provisioning period.

2.7	Initial Provisioning Data Compliance

2.7.1

Initial Provisioning Data generated by the Seller and supplied to the Buyer shall comply with the latest configuration of the Aircraft to which such data relate as known [***] months before the date of issue. Said data shall enable the Buyer to order Material conforming to its Aircraft as required for maintenance and overhaul.

This provision shall not cover:

— Buyer modifications not known to the Seller,
— modifications not agreed to by the Seller.

2.8	Commercial Offer

2.8.1

At the end of the Initial Provisioning Conference, the Seller shall, at the Buyer’s request, submit a commercial offer for all Material as defined in Clauses 1.2 (i) thru 1.2 (iv) mutually agreed as being Initial Provisioning based on the Seller’s sales prices valid at the time of finalization of the Initial Provisioning Conference. This commercial offer shall be valid for a period to be mutually agreed upon, irrespective of any price changes for Seller Parts during this period, except for significant error and/or price alterations due to part number changes and/or Supplier price changes.

2.8.2

During the Initial Provisioning Period the Seller shall supply Material, as defined in Clause 1.2 and ordered from the Seller, which shall be in conformity with the configuration standard of the concerned Aircraft and with the Initial Provisioning Data transmitted by the Seller.

2.8.3	The Seller shall in addition use its reasonable efforts to cause Suppliers to provide a similar service for their items.

2.9	Delivery of Initial Provisioning Material

2.9.1

To cover the requirements in Material for entry into service of the Aircraft, the Seller shall use its reasonable efforts to deliver Material ordered during the Initial Provisioning Period against the Buyer’s orders and according to a mutually agreed schedule. Such deliveries shall cover the Material requirements in line with the Aircraft fleet build up, only up to that portion of the ordered quantity that is recommended for the number of Aircraft operated during the Initial Provisioning Period.

49

The Seller shall in addition use its reasonable efforts to cause Suppliers to provide to the Buyer a similar service for their items.

2.9.2

The Buyer may, subject to the Seller’s agreement, cancel or modify Initial Provisioning orders placed with the Seller, with no cancellation charge, not later than the quoted lead-time before scheduled delivery of said Material.

2.9.3

In the event of the Buyer cancelling or modifying (without any liability of the Seller for the cancellation or modification) any orders for Material outside the time limits defined in Clause 2.9.2, the Buyer shall reimburse the Seller for any costs incurred in connection therewith.

2.9.4	All transportation costs for the return of Material under this Clause 2, including any insurance, customs and duties applicable or other related expenditures, shall be borne by the Buyer.

2.10	Initial Provisioning Data for Exercised Options

2.10.1

All Aircraft for which the Buyer exercises its option shall be included into the revision of the provisioning data that is issued after execution of the relevant amendment to the Agreement if such revision is not scheduled to be issued within four (4) weeks from the date of execution. If the execution date does not allow four (4) weeks preparation time for the Seller, the concerned Aircraft shall be included in the subsequent revision as may be mutually agreed upon.

2.10.2

The Seller shall, from the date of execution of the relevant amendment to the Agreement until three (3) months after Delivery of each Aircraft, submit to the Buyer details of particular Supplier components being installed on each Aircraft, with recommendations regarding order quantity. A list of such components shall be supplied at the time of the provisioning data revision as specified above.

2.10.3

The data concerning Material shall at the time of each Aircraft Delivery at least cover such Aircraft’s technical configuration as it existed six (6) months prior to Aircraft Delivery and shall be updated to reflect the final status of the concerned Aircraft once manufactured. Such update shall be included in the data revisions issued three (3) months after Delivery of such Aircraft.

50

3	REPLENISHMENT AND DELIVERY

3.1	General

Buyer’s purchase orders are administered in accordance with SPEC 2000, Chapter 3.

For the purpose of clarification it is expressly stated that the provisions of Clause 3.2 do not apply to Initial Provisioning Data and Material as described in Clause 2.

3.2	Lead times

In general, lead times are in accordance with the provisions of the “World Airlines and Suppliers’ Guide” (Latest Edition).

3.2.1	Seller Parts as per sub-Clause 1.2 (i) listed in the Seller’s Spare Parts Price Catalog can be dispatched within the lead times defined in the Spare Parts Price Catalog.

Lead times for Seller Parts, which are not published in the Seller’s Spare Parts Price Catalog, are quoted upon request.

3.2.2	Material of sub-Clauses 1.2 (ii) thru 1.2 (iv) can be dispatched within the Supplier’s lead-time augmented by the Seller’s own order and delivery processing time.

3.2.3	Expedite Service

The Seller shall provide a [***] hours-a-day, [***] days-a-week expedite service to provide for the supply of the relevant Seller Parts available in the Seller’s stock, workshops and assembly line including long lead time spare parts, to the international airport nearest to the location of such part (“Expedite Service”).

3.2.3.1	The Expedite Service is operated in accordance with the “World Airlines and Suppliers’ Guide”, and the Seller shall notify the Buyer of the action taken to satisfy the expedite within:

— [***] hours after receipt of an AOG Order,
— [***] hours after receipt of a Critical Order (imminent AOG or work stoppage),
— [***] days after receipt of an Expedite Order from the Buyer.

3.2.3.2

The Seller shall deliver Seller Parts requested on an Expedite basis against normal orders placed by the Buyer, or upon telephone or telex requests by the Buyer’s representatives. Such telephone or telex requests

51

shall be confirmed by subsequent Buyer’s orders for such Seller Parts within a reasonable time.

3.3	Delivery Status

The Seller shall make available to the Buyer on the Airbus Spares Portal the status of supplies against orders.

3.4	Excusable Delay

Clause 10.1 of the Agreement shall apply to the Material support.

3.5	Shortages, Overshipments, Non-Conformity in Orders

3.5.1	The Buyer shall immediately and not later than [***] days after receipt of Material delivered pursuant to a purchase order advise the Seller:

a) of any alleged shortages or overshipments with respect to such order,

b) of all non-conformities to specification of parts in such order subjected to inspections by the Buyer.

In the event of the Buyer not having advised the Seller of any such alleged shortages, overshipments or non-conformity within the above defined period, the Buyer shall be deemed to have accepted the deliveries.

3.5.2

In the event of the Buyer reporting overshipments or non-conformity to the specifications within the period defined in Clause 3.5.1 the Seller shall, if the Seller accepts such overshipment or non-conformity, either replace the concerned Material or credit the Buyer for the returned Material. In such case, transportation costs shall be borne by the Seller.

The Buyer shall endeavour to minimize such costs, particularly through the use of its own airfreight system for transportation at no charge to the Seller.

3.6	Packaging

All Material shall be packaged in accordance with ATA 300 Specification, Category III for consumable/expendable material and Category II for rotables. Category I containers shall be used if requested by the Buyer and the difference between Category I and Category II packaging costs shall be paid by the Buyer together with payment for the respective Material.

52

3.7	Cessation of Deliveries

The Seller reserves the right to restrict, stop or otherwise suspend deliveries if the Buyer fails to meet its obligations defined in Clauses 4.2 thru 4.4.

4	COMMERCIAL CONDITIONS

4.1	Price

4.1.1	The Material prices shall be :

	—	Free Carrier (FCA) the Airbus Spares Support Centre for deliveries from the Airbus Spares Support --Centre.

—

Free Carrier (FCA) place specified by the Seller for deliveries from other Seller or Supplier facilities as the term Free Carrier (FCA) is defined by the publication N° 560 of the International Chamber of Commerce published in January 2000.

4.1.2	Prices shall be the Seller’s sales prices in effect on the date of receipt of the order (subject to reasonable quantities and delivery time) and shall be expressed in US-Dollars.

4.1.3

Prices of Seller Parts shall be in accordance with the current Seller’s Spare Parts Price Catalog. Prices shall be firm for each calendar year. The Seller, however, reserves the right to revise the prices of said parts during the course of the calendar year in the following cases:

	—	significant revision in manufacturing costs,

	—	significant revision in manufacturer’s purchase price of parts or materials (including significant variation of exchange rates),

	—	significant error in estimation or expression of any price.

4.1.4

Prices of Material as defined in sub-Clauses 1.2 (ii) thru 1.2 (iv) shall be the valid list prices of the Supplier augmented by the Seller’s handling charge. The percentage of the handling charge shall vary with the Material’s value and shall be determined item by item.

4.2	Payment Procedures and Conditions

4.2.1

Payment shall be made in immediately available funds in the quoted currency. In case of payment in any other free convertible currency, the exchange rate valid on the day of actual money transfer shall be applied for conversion.

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4.2.2

Payment shall be made by the Buyer to the Seller within thirty [***] from date of the invoice to the effect that the value date of the credit to the Seller’s account of the payment falls within this [***] period.

4.2.3	The Buyer shall make all payments hereunder to the Seller’s account with:

VEREINS & WESTBANK AG - 20457 Hamburg - Germany

Account: [***]

Swift Address: VUWB DE HH,
using international IBAN Code: DE[***]

or as otherwise directed by the Seller.

4.2.4

    All payments due to the Seller hereunder shall be made in full without deduction or withholding of any kind. Consequently, the Buyer shall procure that the sums received by the Seller under this Exhibit “H” shall be equal to the full amounts expressed to be due to the Seller hereunder, without deduction or withholding on account of and free from any and all taxes, levies, imposts, dues or charges of whatever nature except that if the Buyer is compelled by law to make any such deduction or withholding the Buyer shall pay such additional amounts as may be necessary in order that the net amount received by the Seller after such deduction or withholding shall equal the amounts which would have been received in the absence of such deduction or withholding. If the Seller receives a refund of any amount with respect to which the Buyer has paid an additional amount as described above the Seller shall pay to the Buyer, as soon as practicable after the refund has been made (but not before the Buyer has made all payments to the Seller required under this Clause), an amount equal to such refund, provided that after such payment the Seller shall be in no worse position in respect of its overall tax position than it would have been if no such payment had been made.

4.2.5

If any payment due to the Seller is not received in accordance with the timescale provided in Clause 4.2.2, without prejudice to the Seller’s other rights under this Exhibit “H”, the Seller shall be entitled to interest for late payment calculated on the amount due from and including the date falling three (3) Working Days after due date of payment up to and including the date when the payment is received by the Seller at a rate equal to the London Interbank Offered Rate (LIBOR) for [***] months deposits in US Dollars (as published in the Financial Times on the due date) plus [***] per year (part year to be prorated).

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4.3	Title

Title to any Material purchased under this Exhibit “H” remains with the Seller until full payment of the invoices and any interest thereon has been received by the Seller.

The Buyer shall undertake that Material, title to which has not passed to the Buyer, shall be kept free from any debenture or mortgage or any similar charge or claim in favour of any third party.

4.5	Buy-Back

4.5.1	Buy-Back of Obsolete Material

The Seller agrees to buy back unused Seller Parts which may become obsolete before Delivery of the first Aircraft to the Buyer as a result of mandatory modifications required by the Buyer’s or the Seller’s Aviation Authorities, subject to the following:

4.5.1.1	The Seller Parts involved shall be those, which the Buyer is directed by the Seller to scrap or dispose of and which cannot be reworked or repaired to satisfy the revised standard.

4.5.1.2

The Seller shall credit to the Buyer the purchase price paid by the Buyer for any such obsolete parts, provided that the Seller’s liability in this respect does not extend to quantities in excess of the Seller’s Initial Provisioning recommendation.

4.5.1.3	The Seller shall use its reasonable efforts to obtain for the Buyer the same protection from Suppliers.

4.5.2	Buy-Back of Initial Provisioning Surplus Material

4.5.2.1

The Seller agrees that at any time after [***] and within [***] years after Delivery of the first Aircraft to the Buyer, the Buyer shall have the right to return to the Seller, at a credit of [***] of the original purchase price paid by the Buyer, unused and undamaged Material as per sub-Clause 1.2 (i) and at a credit of [***] of the original Supplier list price, unused and undamaged Material as per sub-Clause 1.2 (ii) originally purchased from the Seller under the terms hereof, provided that the selected protection level does not exceed [***] with a transit time of [***] days and said Material was recommended for the Buyer’s purchase in the Seller’s Initial Provisioning recommendations to the Buyer and does not exceed the provisioning quantities recommended by the Seller, and is not shelflife limited, or does not contain any shelflife limited components with less than [***] shelflife remaining when returned to the Seller and provided that the Material is returned with the Seller’s original documentation (tag, certificates).

4.5.2.2

In the event of the Buyer electing to procure Material in excess of the Seller’s recommendation, the Buyer shall notify the Seller thereof in writing, with due reference to the present Clause. The Seller’s agreement in writing is necessary before any Material in excess of the Seller’s recommendation shall be considered for buy-back.

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4.5.2.3

It is expressly understood and agreed that the rights granted to the Buyer under this Clause 4.5.2 shall not apply to Material which may become surplus to requirements due to obsolescence at any time or for any reason other than those set forth in Clause 4.5.1 above.

4.5.2.4

Further, it is expressly understood and agreed that all credits described in this Clause 4.5.2 shall be provided by the Seller to the Buyer exclusively by means of credit notes to be entered into the Buyer’s spares account with the Seller.

4.5.3

All transportation costs for the return of obsolete or surplus Material under this Clause 4, including any insurance and customs duties applicable or other related expenditures, shall be borne by the Buyer.

4.6	Inventory Usage Data

The Buyer undertakes to provide periodically to the Seller a quantitative list of the parts used for maintenance and overhaul of the Aircraft. The range and contents of this list shall be established according to SPEC 2000, Chapter 5, or as mutually agreed between the Seller and the Buyer.

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5.	WARRANTIES

5.1	Seller Parts

Subject to the limitations and conditions as hereinafter provided, the Seller warrants to the Buyer that all Seller Parts in sub-Clause 1.2 (i) shall at delivery to the Buyer:

(i) be free from defects in material,

(ii) be free from defects in workmanship, including without limitation processes of manufacture,

(iii) be free from defects arising from failure to conform to the applicable specification for such part.

5.2	Warranty Period

5.2.1	The standard warranty period for new Seller Parts is [***] months after delivery of such parts to the Buyer.

5.2.2	The standard warranty period for used Seller Parts delivered by and/or repaired, modified, overhauled or exchanged by the Seller is [***] months after delivery of such parts to the Buyer.

5.3	Buyer’s Remedy and Seller’s Obligation

The Buyer’s remedy and Seller’s obligation and liability under this Clause 5 are limited to the repair, replacement or correction, at the Seller’s expense and option, of any Seller Part which is defective.

The Seller may equally at its option furnish a credit to the Buyer for the future purchase of Seller Parts equal to the price at which the Buyer is then entitled to acquire a replacement for the defective Seller Parts.

The provisions of Clauses 12.1.5 thru 12.1.10 of the Agreement shall apply to this Clause 5 of this Exhibit “H”.

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5.4	Waiver, Release and Renunciation

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND REMEDIES OF THE BUYER SET FORTH IN THIS CLAUSE 5 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, ITS SUPPLIERS AND/OR THEIR INSURERS EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY MATERIAL DELIVERED UNDER THIS AGREEMENT INCLUDING BUT NOT LIMITED TO:

	(A)	ANY WARRANTY AGAINST HIDDEN DEFECTS;

	(B)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

	(C)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

	(D)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE SELLER’S AND/OR ITS SUPPLIERS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND

	(E)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF OR MATERIAL DELIVERED HEREUNDER.

THE SELLER AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY MATERIAL DELIVERED UNDER THIS AGREEMENT.

FOR THE PURPOSES OF THIS CLAUSE 5.4, THE “SELLER” SHALL INCLUDE THE SELLER AND ITS AFFILIATES.

NOTHING IN THIS CLAUSE 5.4 SHALL CONSTITUE A WAIVER, RELEASE OR RENUNCIATION BY THE BUYER OR ANY AFFILIATE OF THE BUYER OF ANY EXPRESS OBLIGATIONS OR LIABILITIES OWED BY ANY SUPPLIER OR ANY AFFILIATE OF THE SELLER TO THE BUYER OR ITS AFFILIATE PURSUANT TO ANY AGREEMENT BETWEEN SUCH SUPPLIER OR AFFILIATE OF THE SELLER AND THE BUYER OR ITS AFFILIATE.

THE PROVISIONS OF THIS CLAUSE 5.4 SHALL BE WITHOUT PREJUDICE TO THE PROVISIONS OF CLAUSES 14.9 AND CLAUSE 14.11 OF THIS AGREEMENT, CLAUSE 6.9.6 OF THIS EXHIBIT H, CLAUSE 11 OF ANY SOFTWARE LICENCE AND CLAUSE 8.2 OF ANY

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CBT LICENCE AND THE OBLIGATIONS OF THE SELLER EXPRESSLY PRESERVED THEREUNDER;

6	SELLER PARTS LEASING

6.1	General

The terms and conditions of this Clause 6 shall apply for the leasing of Seller Parts listed in Appendix A to this Clause 6, hereinafter “Leased Parts” or a “Leased Part”, and shall form a part of each lease of Seller Parts by the Buyer from the Seller.

6.1.1

The terms and conditions of this Clause 6 shall prevail over all other terms and conditions appearing on any order form or other document pertaining to Leased Parts. The Seller’s current proprietary parts Repair Guide shall be provided to the Buyer and shall be used, along with this Agreement, as the basis for Seller Parts lease transactions between the Buyer and the Seller. In case of discrepancy, this Agreement shall prevail.

6.1.2	For the purposes of this Clause 6, the term “Lessor” refers to the Seller and the term “Lessee” refers to the Buyer.

6.1.3	Parts not included in Appendix A to this Clause 6 shall be the subject of a separate lease agreement supplied by the Seller at the Buyer’s request.

6.2	Leasing Procedure

Upon the Lessee’s request by telephone (to be confirmed promptly in writing), facsimile, cable, SITA, letter or other written instrument, the Lessor shall lease such Leased Parts, which shall be made available in accordance with Clause 3.2.3 for the purpose of being substituted for a part removed from an Aircraft for repair or overhaul. Each lease of Leased Parts shall be evidenced by a lease document (hereinafter “Lease”) issued by the Lessor to the Lessee not later than [***] days after delivery of the Leased Part.

6.3	Lease Period

6.3.1

The total term of the Lease (hereinafter “Lease Period”) shall be counted from inclusively the day the Leased Part is delivered Free Carrier (FCA) up to inclusively the day of receipt of the Leased Part back at the Lessor or at any other address indicated by the Lessor.

6.3.2

If a Leased Part is not returned by the Lessee within [***] days, the Lease shall be converted into a sale. Should the Lessee not return the Leased Part to the Lessor within [***] days and if the Lessor so elects, by giving

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prompt written notice to the Lessee, such non return shall be deemed to be an election by the Lessee to purchase the Leased Part and, upon the happening of such event, the Lessee shall pay the Lessor all amounts due under Clauses 6.4 and 6.8 for the Leased Part for the Lease Period of [***] days plus the current sales price of the Leased Part at the moment of the conversion of the Lease.

6.3.3

Notwithstanding the foregoing, the Lease Period shall end in the event of, and upon the date that, the Lessee acquiring title to a Leased Part as a result of exercise of the Lessee’s option to purchase the Leased Part, as provided for herein.

6.3.4

The chargeable period to lease a part is a minimum of [***] days. If the shipment of the Leased Part has been arranged and the Lessee cancels the lease order, the minimum chargeable period of [***] days shall apply.

6.4	Lease Charges and Taxes

The Lessee shall pay the Lessor:

(i)

a Lease fee per day of the Lease Period amounting to [***] of the part’s sales price as set forth in the Seller’s Spare Parts Price Catalog in effect on the date of the commencement of the Lease Period;

(ii)

any reasonable additional costs which may be incurred by the Lessor as a direct result of such Lease, such as recertification, inspection, test, repair, overhaul, removal of paint and/or repackaging costs as required to place the Leased Part in a satisfactory condition for lease to a subsequent customer;

(iii) all transportation and insurance charges; and

(iv)

any taxes, charges or custom duties imposed upon the Lessor or its property as a result of the Lease, sale, delivery, storage or transfer of any Leased Part. All payments due hereunder shall be made in accordance with Clause 4.

6.5	Risk of Loss, Maintenance, Storing and Repair of the Leased Part

(i)

The Lessee shall be liable for maintaining and storing the Leased Part in accordance with all applicable rules of the relevant aviation authorities and the technical documentation and other instructions issued by the Lessor.

(ii) Except for normal wear and tear, each Leased Part shall be returned to the Lessor in the same condition as when delivered to the Lessee.

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(iii)

The Leased Part shall be repaired solely at repair stations approved by the Lessor. If during the Lease Period any inspection, maintenance, rework and/or repair is carried out to maintain the Leased Part serviceable, in accordance with the standards of the Lessor, the Lessee shall provide details and documentation about the scope of the work performed, including respective inspection, work and test reports.

	(iv)	All documentation shall include, but not be limited to, evidence of incidents such as hard landings, abnormalities of operation and corrective action taken by the Lessee as a result of such incidents.

	(v)	The Leased Part must not be lent to a third party.

(vi)

Risk of loss or damage to each Leased Part shall remain with the Lessee until such Leased Part is redelivered to the Lessor at the return location specified in the applicable Lease. If a Leased Part is lost, damaged beyond economical repair or damaged unrepairable, the Lessee shall be deemed to have exercised its option to purchase said Leased Part in accordance with Clause 6.8 as of the date of such loss or damage.

6.6	Title

Title to each Leased Part shall remain with the Lessor at all times unless the Lessee exercises its option to purchase in accordance with Clause 6.8, in which case title shall pass to the Lessee upon receipt by the Lessor of the payment for the purchased Leased Part.

6.7	Return of Leased Part

6.7.1	The Lessee shall return the Leased Part at the end of the Lease Period to the address indicated on the individual lease document provided by the Lessor at the start of each Lease transaction.

6.7.2	The return shipping document shall indicate the reference of the Lease document and the removal data, such as:

	(i)	aircraft manufacturer serial number

	(ii)	removal date

	(iii)	total flight hours and flight cycles for the period the Leased Part was installed on the aircraft

	(iv)	documentation in accordance with Clause 6.5.

If the Lessee cannot provide the above mentioned data and documentation for the Leased Part to be returned from Lease, lease charges of [***] of the

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Lessor’s current sales price for a new part plus [***] of the accumulated Lease fees shall be invoiced. According to the Lessor’s quality standards, parts are not serviceable without the maintenance history data outlined above and have to be scrapped on site.

6.7.3	The unserviceable or serviceable tag issued by the Lessee and the original Lessor certification documents must be attached to the Leased Part.

6.7.4

Except for normal wear and tear, each Leased Part shall be returned to the Lessor in the same condition as when delivered to the Lessee. The Leased Part shall be returned with the same painting as when delivered (Airbus grey or primary paint). If the Lessee is not in a position to return the Leased Part in the same serviceable condition, the Lessee has to contact the Lessor for instructions.

6.7.5	The Leased Part is to be returned in the same shipping container as that delivered by the Lessor. The container must be in a serviceable condition, normal wear and tear excepted.

6.7.6	The return of an equivalent part different from the Leased Part delivered by the Lessor is not allowed without previous written agreement of the Lessor.

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6.8	Option to Purchase

6.8.1

The Lessee may at its option, exercisable by written notice given to the Lessor during the Lease Period, elect to purchase the Leased Part, in which case the then current sales price for such Leased Part as set forth in the Seller’s Spare Parts Price Catalog shall be paid by the Lessee to the Lessor. Should the Lessee exercise such option, [***] of the Lease rental charges due pursuant to sub-Clause 6.4 (i) shall be credited to the Lessee against said purchase price of the Leased Part.

6.8.2

In the event of purchase, the Leased Part shall be warranted in accordance with Clause 5 as though such Leased Part were a Seller Part, but the warranty period shall be deemed to have commenced on the date such part was first installed on any Aircraft; provided, however, that in no event shall such warranty period be less than [***] months from the date of purchase of such Leased Part. A warranty granted under this Clause 6.8.2 shall be in substitution for the warranty granted under Clause 6.9 at the commencement of the Lease Period.

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6.9	Warranties

6.9.1	The Lessor warrants that each Leased Part shall at the time of delivery be free from defects in material and workmanship which could materially impair the utility of the Leased Part.

6.9.2	Warranty and Notice Periods

The Lessee’s remedy and the Lessor’s obligation and liability under this Clause 6.9, with respect to each defect, are conditioned upon:

(i) the defect having become apparent to the Lessee within the Lease Period, and

(ii)

the return by the Lessee as soon as practicable to the return location specified in the applicable Lease, or such other place as may be mutually agreed upon, of the Leased Part claimed to be defective, and

(iii)

the Lessor’s warranty administrator having received written notice of the defect from the Lessee within [***] days after the defect becomes apparent to the Lessee, with reasonable proof that the claimed defect is due to a matter embraced within the Lessor’s warranty under this Clause 6.9 and that such defect did not result from any act or omission of the Lessee, including but not limited to any failure to operate or maintain the Leased Part claimed to be defective or the Aircraft in which it was installed in accordance with applicable governmental regulations and the Lessor’s applicable written instructions.

6.9.3	Remedies

The Lessee’s remedy and the Lessor’s obligation and liability under this Clause 6.9 with respect to each defect are limited to the repair of such defect in the Leased Part in which the defect appears, or, as mutually agreed, to the replacement of such Leased Part with a similar part free from defect.

Any replacement part furnished under this Clause 6.9.3 shall be deemed to be the Leased Part so replaced.

6.9.4	Suspension and Transportation Costs

6.9.4.1

If a Leased Part is found to be defective and covered by this warranty, the Lease Period and the Lessee’s obligation to pay rental charges as provided for in sub-Clause 6.4 (i) shall be suspended from the date on which the Lessee notifies the Lessor of such defect until the date upon which the Lessor has repaired, corrected or replaced the defective Leased Part, provided, however, that the Lessee has, promptly after giving such notice to the Lessor, withdrawn such defective Leased Part from use. If the

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defective Leased Part is replaced, such replaced part shall be deemed to no longer be a Leased Part under the Lease as of the date upon which such part was received by the Lessor at the return location specified in the applicable Lease.

If a Leased Part is found to be defective upon first use by the Lessee and is covered by this warranty, no rental charges as provided in sub-Clause 6.4 (i) shall accrue and be payable by the Lessee until the date on which the Lessor has repaired, corrected or replaced the defective Leased Part.

6.9.4.2	All transportation and insurance costs of returning the defective Leased Part and returning the repaired, corrected or replacement part to the Lessee shall be borne by the Lessor.

6.9.5	Wear and Tear

Normal wear and tear and the need for regular maintenance and overhaul shall not constitute a defect or non-conformance under this Clause 6.9.

6.9.6	Waiver, Release and Renunciation

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE LESSOR AND/OR ITS SUPPLIERS AND REMEDIES OF THE LESSEE SET FORTH IN THIS CLAUSE 6 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE LESSOR AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE LESSEE AGAINST THE LESSOR, ITS SUPPLIERS AND/OR THEIR INSURERS EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY LEASED PART DELIVERED UNDER THESE LEASING CONDITIONS INCLUDING BUT NOT LIMITED TO:

	(A)	ANY WARRANTY AGAINST HIDDEN DEFECTS;

	(B)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

	(C)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

	(D)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE LESSOR’S OR ITS SUPPLIERS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND

	(E)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF OR ANY LEASED PART DELIVERED HEREUNDER.

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THE LESSOR AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY LEASED PART DELIVERED UNDER THESE LEASING CONDITIONS.

FOR THE PURPOSES OF THIS CLAUSE 6.9.6, “THE LESSOR” SHALL INCLUDE THE LESSOR AND ITS AFFILIATES.

NOTHING IN THIS CLAUSE 6.9.6 SHALL CONSTITUE A WAIVER, RELEASE OR RENUNCIATION BY THE BUYER OR ANY AFFILIATE OF THE BUYER OF ANY EXPRESS OBLIGATIONS OR LIABILITIES OWED BY ANY SUPPLIER OR ANY AFFILIATE OF THE SELLER TO THE BUYER OR ITS AFFILIATE PURSUANT TO ANY AGREEMENT BETWEEN SUCH SUPPLIER OR AFFILIATE OF THE SELLER AND THE BUYER OR ITS AFFILIATE.

THE PROVISIONS OF THIS CLAUSE 6.9.6 SHALL BE WITHOUT PREJUDICE TO THE PROVISIONS OF CLAUSES 14.9 AND CLAUSE 14.11 OF THIS AGREEMENT, CLAUSE 5.4 OF THIS EXHIBIT H, CLAUSE 11 OF ANY SOFTWARE LICENCE AND CLAUSE 8.2 OF ANY CBT LICENCE AND THE OBLIGATIONS OF THE SELLER EXPRESSLY PRESERVED THEREUNDER;

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APPENDIX “A” TO CLAUSE 6 OF EXHIBIT “H”

SELLER PARTS AVAILABLE FOR LEASING

AILERONS

APU DOORS

CARGO DOORS

PASSENGER DOORS

ELEVATORS

FLAPS

LANDING GEAR DOORS

RUDDER

TAIL CONE

SLATS

SPOILERS

AIRBRAKES

WING TIPS

WINGLETS

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7	TERMINATION OF SPARES PROCUREMENT COMMITMENTS

7.1

In the event of the Agreement being terminated with respect to any Aircraft due to causes provided for in Clauses 10, 11 or 20 of the Agreement, such termination may also affect the terms of this Exhibit “H” to the extent set forth in Clause 7.2 below.

7.2

Any termination under Clauses 10, 11 or 20 of the Agreement shall discharge all obligations and liabilities of the parties hereunder with respect to such undelivered spare parts, services, data or other items to be purchased hereunder which are applicable to those Aircraft for which the Agreement has been terminated. Unused spare parts in excess of the Buyer’s requirements due to such Aircraft cancellation shall be repurchased by the Seller as provided for in Clause 4.5.2.

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EXHIBIT I

AIRFRAME WARRANTY AND SUPPORT ASSIGNMENT
AGREEMENT

Dated [ ]

between

AerCap Ireland Limited
as Assignor

and

[AIRLINE]
as Assignee

in respect of one (1) Airbus A330-[ ] Aircraft
bearing Manufacturer’s Serial Number [ ]

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70

THIS AIRFRAME WARRANTY AND SUPPORT ASSIGNMENT AGREEMENT (the “Agreement”) dated [ ] is made by way of deed

BETWEEN:

(1)	AerCap Ireland Ltd. a company organised under the laws of the Ireland having its principal place of business located at AerCap House, Shannon County Clare, Ireland (the “Assignor”); and

(2)	[AIRLINE] a company organised and existing under the laws of [ ] having its principal office at [ ] (the “Assignee”)

WHEREAS:

(A)	Pursuant to a purchase agreement dated [ ] between Airbus and the Assignor (the “Purchase Agreement”), the Assignor agreed, among other things, to purchase the Aircraft (as defined below) from Airbus.

(B)	Pursuant to an aircraft lease agreement dated [ ] between the Assignor and the Assignee, (the “Lease Agreement”), the Assignor has agreed to lease the Aircraft to the Assignee.

(C)

Pursuant to a participation agreement dated [          ] between the Assignor and the Assignee, (the “Participation Agreement”), the Assignor has authorised the Assignee to participate in certain operations relating to the Aircraft and to receive the benefit of certain customer support in respect of the Aircraft prior to Delivery.

(D)

The Assignor wishes to assign to the Assignee its interest in and to the Warranties (as defined below) and the Support Rights (as defined below) upon the terms and subject to the conditions of this Agreement.

NOW, IT IS AGREED AS FOLLOWS :

1.	Definitions and Interpretation

In this Agreement, including the recitals and schedules, the following terms shall have the following meaning:

“Aircraft” means collectively the Airframe and the aircraft engines installed thereon;

“Airframe” means the Airbus A3[  ]-[   ] aircraft bearing manufacturer’s serial number [   ] (excluding the aircraft engines installed thereon) together with all parts incorporated in, installed on or attached to such airframe on the Delivery Date;

“Airbus” means Airbus S.A.S. (legal successor of Airbus S.N.C., formerly known as Airbus G.I.E. and Airbus Industrie G.I.E.), a Société par Actions Simplifiée duly created and existing under French Law, and includes its successors and assigns;

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“Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in [ ] and France;

“Consent and Agreement” means the consent of Airbus to this Agreement and the agreement of the Assignor and the Assignee to the terms of such consent substantially in the form set out in Schedule 2;

“Delivery” means the delivery of and transfer of title to the Aircraft by the Assignor to the Assignee pursuant to the Lease Agreement.

“Delivery Date” for the Aircraft means the date on which Delivery shall occur;

“Event of Default” means the events of default set out in Clause [ ] of the Lease Agreement;

“Support Rights” means the support rights in respect of the Aircraft pursuant to Clauses [ ] and [ ] of the Purchase Agreement as set out in Schedule [ ] of the Participation Agreement, and which remain available as of the date hereof;

“Warranties” means the warranty rights given by Airbus in respect of the Airframe to the Assignor pursuant to Clause 12 (Warranties and Service Life Policy) and Clause 13 (Patent Indemnity) of the Purchase Agreement, as set out in Schedule 1 including all post-delivery rights in respect thereof.

In this Agreement a reference to any Clause, paragraph or Schedule is a reference to such Clause, paragraph or Schedule of this Agreement, and the headings of Clauses and Schedules are inserted for convenience of reference only and shall not affect the interpretation.

Reference to any document or agreement means such document or agreement as originally signed, or as modified, amended, varied, or supplemented from time to time.

2.	Assignment

Subject to the terms and conditions of this Agreement, the Assignor assigns to the Assignee all of its rights and interest in and to the Warranties and the Support Rights (together the “Assigned Rights”) and the Assignee hereby accepts such assignment.

3.	Rights and Obligations of the Assignor and Assignee

3.1

The terms and conditions of the Purchase Agreement shall apply to all claims made in respect of the Warranties and any exercise of the Assigned Rights and shall be binding upon the Assignee and the Assignee shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the exercise of such rights or the making of such claim (including, without limitation, (i) the Waiver, Release and Renunciation in Clause 12.5 and (ii) the indemnities and insurance provisions in Clause 19 (copies of which are attached in Exhibit 3 of the Participation Agreement) of the Purchase Agreement) in accordance with Clause 3 of the Participation Agreement, in each case to the same extent as if the Assignee had been named “Buyer” thereunder).

3.2	For as long as this Agreement is in full force and effect, the Assignee and not the

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Assignor will be responsible for compliance with Clauses 12.5 and Clause 19 of the Purchase Agreement (to the extent provided in the Participation Agreement) in each case in respect of the Aircraft. Upon termination of this Agreement in accordance with Clause 4, the Assignor shall once again be bound by such Clauses with respect to the Aircraft.

3.3

The assignment referred to in Clause 2 shall not constitute a novation of the Purchase Agreement and save as provided in Clause 3.2 and in the Participation Agreement, the Assignor shall not be discharged from any of its obligations under the Purchase Agreement by reason of this Agreement.

3.4

The parties agree, and stipulate in favour of Airbus, that, save to the extent rights are hereby assigned to the Assignee, all other terms of the Purchase Agreement shall continue to apply and have full effect between the Assignor and Airbus and save as provided in Clause 3.2, nothing herein shall modify in any way the rights of Airbus under the Purchase Agreement or subject Airbus to any liability to which it would not otherwise be subject.

3.5

For the avoidance of doubt, the Assignee agrees that it will not, and does not have the power or the authority to enter into any agreement with Airbus which would amend, modify, rescind, cancel or terminate the Purchase Agreement without the prior written consent of the Assignor.

4.	Termination

Upon expiration or termination of the Lease Agreement, then (a) the Assignee shall at its own cost re-assign the Assigned Rights to the Assignor; and (b) the Assignor shall promptly notify Airbus in writing of such re-assignment .Airbus shall not be deemed to have knowledge of any such reassignment unless and until Airbus shall have received such written notice. If the Assignor notifies Airbus that Assignee has failed to re-assign such Assigned Rights, then the remaining Assigned Rights shall no longer be available to Assignee and any remaining balance of the Assigned Rights shall be cancelled and reissued in favour of the Assignor.

5.	Onward Transfer of Rights

Neither the Assignor nor the Assignee may assign, sell, transfer, delegate or otherwise dispose of any of its respective rights or obligations under this Agreement without the prior written consent of the other party and Airbus.

6.	Notification

(i) This Agreement (and any re-assignment pursuant to Clause 4 shall at the Assignee’s expense be notified to Airbus on or within 14 days following the Delivery Date in accordance with the provisions of Article 1690 of the French Civil Code.

(ii) The Assignor undertakes that it shall, on or prior to the Delivery Date, notify Airbus of this Agreement in accordance with Clause 136 of the Law of Property Act (1925) and use its reasonable endeavours to obtain the execution by Airbus of the Consent and Agreement.

7.	Non-disclosure

Each of the Assignor and the Assignee agrees that it shall not disclose to any person

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the terms of Clauses 12, 13, [ ] and [ ] of the Purchase Agreement or this Agreement, except (a) as required by applicable law or governmental regulations, (b) as required in connection with any legal proceedings arising from or in connection with this Agreement or (c) to the Export Credit Agencies, (d) with the prior written consent of Airbus.

8.	Further Acts

The parties agree that at any time and from time to time, and at the cost of the Assignee, they shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and the rights and powers herein granted.

9.	Waiver

No term or provision of this Agreement may be changed, waived, discharged or terminated except by written instruments signed by or on behalf of each of the parties and previously consented to in writing by Airbus.

10.	Illegality

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect neither the legality, validity or enforceability of the remaining provisions shall in any way be affected or impaired.

Any provision of this Agreement which may prove to be or become illegal, invalid or unenforceable in whole or in part shall so far as reasonably possible be performed according to the spirit and purpose of this Agreement

11.	Notices

Any notice or other communication given or made under this Agreement shall be in writing and, provided it shall be addressed as set out below, shall be deemed to have been duly given:

-if sent by personal delivery, upon delivery at the address of the relevant party (provided that if the date of delivery is not a Business Day, notice shall be deemed to have been received on the first following Business Day);

- if sent by post, then five Business Days after posting;

- if sent by facsimile, when dispatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the parties as follows:

in the case of the Assignor to:

AERCAP B.V.

Attention: Diederik Lindhout

Avioport Building

74

Evert van de Beekstraat 312

Schiphol Amsterdam Airport 1118 CX

The Netherlands

Fax: + 31 20 6590 962

Tel : + 31 20 655 9662

in the case of the Assignee to:

[Assignee address]

Attention:

Telefax:

in the case of Airbus to:

Airbus S.A.S.

1, rond-point Maurice Bellonte

31707 Blagnac Cedex

France

Attention:	Executive Vice President Customer Services

Telefax:	(33) 5.61.93.46.65

12.	Counterparts

This Agreement may be executed by the parties hereto in separate counterparts and when taken together each of the counterparts executed by the parties hereto shall constitute one and the same Agreement and a full original Agreement for all purposes.

13.	Effective Date

This Agreement shall enter into effect and be binding upon the parties with effect from the Delivery Date.

14.	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

The parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement.

Each of the parties irrevocably and unconditionally waives (a) any immunity from the

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jurisdiction of any court mentioned in this Clause 14 and any immunity from suit, judgement, execution, set-off, attachment, arrest, specific performance, injunction or other judicial order or remedy to which it or any of its assets may be entitled at present or in the future in any jurisdiction in respect of any legal action or proceedings with respect to or in connection with this Agreement and (b) any objections to such jurisdiction on the ground of venue or forum non conveniens or any similar grounds.

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IN WITNESS WHEREOF the parties have executed this Agreement in [ ] originals on the day and year first above written.

AERCAP Ireland Limited

Name:
Title:
Signature
In the presence of:

[AIRLINE]
Name:
Title:
Signature:
In the presence of:

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SCHEDULE 1

THE WARRANTIES

[Copy of Clauses 12 and 13 of the Purchase Agreement]

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SCHEDULE 2

CONSENT AND AGREEMENT

(Airbus A330[-200/-300] Aircraft MSN [   ])

1.	Consent

The undersigned, Airbus, consents to the assignment provisions contained in Article 2 of the airframe warranty and support assignment made between [AerCap Ireland Ltd.] (the “Assignor”) and [AIRLINE] (the “Assignee”) and dated [                   ], 200[  ] (the “Assignment”).

2.	Interpretation
Capitalised terms used in this Consent and Agreement shall have the meaning ascribed to them in the Assignment.

3.	Rights and Obligations of the Parties

3.1

Save as provided in Clause 3.2 of the Assignment, nothing herein or in the Assignment shall modify in any way the rights of Airbus under the Purchase Agreement or subject Airbus to any obligations, costs, expenses or liabilities to which it would not otherwise be subject.

3.2

No novation shall take place by reason of the execution and performance of the Assignment and this Consent and Agreement in relation to the obligations contained in the Purchase Agreement and the Assignor shall not be discharged from any of its obligations under the Purchase Agreement save to the extent that such duties or obligations are performed by the Assignee.

3.3

The Assignee agrees expressly for the benefit of Airbus that the terms and conditions of the Purchase Agreement shall apply to all claims made in respect of the Warranties and shall be binding upon the Assignee and the Assignee shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the making of such claim (including, without limitation, the Waiver, Release and Renunciation in Clause 12 of the Purchase Agreement) to the same extent as if the Assignee had been named “Buyer” thereunder.

3.4

Airbus shall not be deemed to have knowledge of any re-assignment of the Assigned Rights referred to in Clause 4.1 of the Assignment unless and until Airbus shall have received the written notice required by Clause 4.2 thereof;

3.5	Airbus accepts the stipulations in its favour contained in the Assignment.

4.	Indemnities

Each of the Assignor and the Assignee hereby jointly and severally indemnifies and hold harmless Airbus from and against any and all costs, expenses, losses and liabilities (including any taxes or duties of any kind) imposed on, incurred by or asserted against Airbus in any way relating to or arising out of this Consent and Agreement and the Assignment or any action or inaction of the Assignor in connection with this Consent and Agreement and the Assignment, unless and

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except to the extent that such costs, expenses, losses and liabilities are attributable to the gross negligence or wilful misconduct of Airbus. Any claim for payment by Airbus, as the case may be, shall be substantiated by the certificate of its Vice-President, Contracts Administration and Delivery Transactions (which certificate shall, in the absence of manifest error, be conclusive and binding on the parties).

5.	Non-disclosure

Each of the Assignor and the Assignee agrees that it shall not disclose to any person the terms of Clauses 12, 13, [ ] and [ ] of the Purchase Agreement or this Agreement, except (a) as required by applicable law or governmental regulations, (b) as required in connection with any legal proceedings arising from or in connection with this Agreement or (c) to the Export Credit Agencies, (d) with the prior written consent of Airbus.

6.	Illegality

If at any time any provision of this Consent and Agreement is or becomes illegal, invalid or unenforceable in any respect neither the legality, validity or enforceability of the remaining provisions shall in any way be affected or impaired.

7.	Counterparts

This Consent and Agreement may be executed by the parties in separate counterparts and when taken together each of the counterparts executed by the parties shall constitute one and the same Agreement and a full original Agreement for all purposes.

8.	Governing Law and Jurisdiction

This Consent and Agreement shall be governed by and construed in accordance with the laws of England and Wales. The courts of England shall have exclusive jurisdiction over any dispute arising hereunder.

9.	Purchase Agreement Consent
This Consent and Agreement shall constitute the consent of Airbus required in respect of the Assignment by the Purchase Agreement.

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Dated	200[ ]

AIRBUS S.A.S.

Name	:
Title	:
Signature	:

Accepted and Agreed
AERCAP Ireland Ltd.

Name	:
Title	:
Signature	:

Accepted and Agreed

[AIRLINE]

Name	:
Title	:
Signature	:

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EXHIBIT J

PARTICIPATION AGREEMENT

This Participation Agreement is made this [ ] day of [ , ] (the “Participation Agreement”)

BETWEEN

(1)	AerCap Ireland Ltd. a company organised under the laws of the Ireland having its principal place of business located at AerCap House, Shannon County Clare Ireland (the “LESSOR”)
and

(2)	(FULL CORPORATE NAME OF LESSEE), a corporation organized and existing under the laws of [ ], whose address and principal place of business is at (LESSEE FULL ADDRESS) (“LESSEE”).

RECITALS

(A)

Pursuant to the Airbus A3[ ] aircraft purchase agreement between LESSOR and AIRBUS, S.A.S. (“Airbus”) dated as of [    ], as further amended (the “Purchase Agreement”), LESSOR has agreed to purchase from AIRBUS certain Airbus A330 model aircraft, including the aircraft bearing as of today manufacturer’s serial number [ ] and scheduled for delivery in the month of [          ,    ](the “Aircraft”);

(B)	Pursuant to an Aircraft Lease Agreement between LESSOR and LESSEE dated as of [ ] (the “Lease Agreement”), LESSOR has agreed to lease the Aircraft to LESSEE;

(C)	LESSOR and LESSEE have agreed to enter into this Participation Agreement :

IT IS NOW HEREBY AGREED AS FOLLOWS :

1.	Authorization.

(a)   Delivery : LESSOR hereby authorizes LESSEE to inspect, pursuant to Clause 6 of the Purchase Agreement, the manufacture of the Aircraft and the materials and parts thereto, and to attend and observe the acceptance tests of the Aircraft referred to in Clause 8.1 of the Purchase Agreement.

(b)   Customer Support: LESSOR hereby authorizes LESSEE [to receive pursuant to Clause 14 of the Purchase Agreement the technical publications set forth in Appendix 2 hereto, and to arrange training coordination meetings pursuant to Clause 16 of the Purchase Agreement and to take the benefit of the field assistance and training support set forth in Appendix 2 hereto pursuant to Clauses 15 and 16, respectively, of the Purchase Agreement (collectively the “Customer Support”)].

2.      Effectiveness of Participation Agreement. This Participation Agreement shall be effective from the date hereof until the earlier to occur (i) the occurrence of an Event of Default as defined in the Lease Agreement or (ii) the term of the Lease Agreement expires or the Lease Agreement is otherwise terminated for any reason, at which time the rights referred to in Clause 1 will immediately revert to LESSOR or (iii) the date on which title to the Aircraft is transferred to LESSOR in accordance with the terms of the Purchase Agreement.

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3. Conditions of Participation. This Participation Agreement is made subject to the following conditions:

(a)   LESSEE hereby agrees to be bound by and to comply with the following provisions of the Purchase Agreement (copies of which are attached hereto) as if LESSEE had been named “Buyer” of the Aircraft under such agreement :

(i) Clauses [ ] and [19] [check numbering] of the Purchase Agreement (indemnity provisions), copies of which are attached in Appendix 3 hereto, to the extent of (aa) injury to or death of any LESSEE representative, (bb) loss or damage to property of any LESSEE representatives and (cc) liabilities, damages, losses, costs and expenses of Seller, Manufacturer (as such terms are defined in the Purchase Agreement) and their associated subcontractors, directors, officers, agents and employees arising out of or caused by the wilful misconduct or gross negligence of LESSEE’s representatives, and

(ii) Clauses [15 and 16] [check numbering] of the Purchase Agreement, copies of which are attached in Appendix 3 hereto.

(b) So long as this Participation Agreement is in full force and effect, LESSEE and not LESSOR will be responsible for the liabilities and obligations set forth in clause 3(a) above.

(c)   For the avoidance of doubt, even while this Participation Agreement is in full force and effect, LESSOR will remain responsible for compliance with Clauses [check numbering] of the Purchase Agreement to the extent of (aa) injury to or death of any LESSOR representative, (bb) loss or damage to property of any LESSOR representative and (cc) liabilities, damages, losses, costs and expenses of Seller, Manufacturer and their associated subcontractors, directors, officers, agents and employees arising out of or caused by the wilful misconduct or gross negligence of LESSOR’s representatives.

(d)   Except with respect to events occurring prior to termination of the Participation Agreement, upon termination of this Participation Agreement, LESSOR shall once again be bound by Clauses [check numbering] of the Purchase Agreement with respect to the Aircraft.

(e)   Other than with respect to the obligations assumed by LESSEE under this Participation Agreement as set forth in clause 3(a) above, LESSOR shall remain fully bound by all provisions of the Purchase Agreement.

(f)   Nothing contained herein shall subject Airbus to any liability or additional obligations whatsoever to which it would not otherwise be subject under the Purchase Agreement or, except to the extent set forth in clauses 3(a) and (b) above, modify in any respect whatsoever its contractual rights under the said agreement.

(g)   LESSEE shall not be appointed as LESSOR’s agent and shall not be permitted to act on behalf or in place of LESSOR without the express written authorization of LESSOR and nothing contained herein shall be construed as to give such authorization.

4.	Notification.

(a) This Participation Agreement shall be notified to Airbus by courier service promptly after the execution hereof. Airbus shall not be deemed to have received notice

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of any of the provisions hereof prior to receipt of notice as provided in this clause 4(a) in the form of Appendix 1 hereto. Upon receipt of such notice, Airbus shall promptly countersign and return such acknowledgment to LESSOR, as set out in Appendix 1 hereto.

(b)   On termination of this Participation Agreement as provided in clause 2 hereof, LESSOR shall promptly notify Airbus thereof in writing, addressed as aforesaid. Airbus shall not be deemed to have knowledge of any change in the authority of LESSOR or LESSEE, as the case may be, or of an Event of Default or the expiration or termination of the Term until Airbus has received notice thereof in writing, addressed as aforesaid.

(c)   All notices and requests required or authorized under this Participation Agreement shall be given in writing either by personal delivery to a responsible officer of the party to whom the same is given or by internationally recognized courier service or by telecopy directed as set forth below:

LESSOR shall be addressed at:
[LESSOR’S FULL ADDRESS]

Attention: [ ]

Telephone: [ ]
Telecopy: [ ]

LESSEE shall be addressed at:
[LESSEE’s FULL ADDRESS]

Attention: [ ]

Telephone: [ ]
Telecopy: [ ]

Airbus shall be addressed at :
1 Rond-Point Maurice Bellonte
31 700 Blagnac, France

Attention: Director Contracts

Telephone: (33) 5.61.[ ]
Telecopy: (33) 5.61.[ ]

or at such other address or to such other person as the party receiving the notice or request may designate from time to time.

Such notice or request shall be deemed to be effective in the case of (i) personal delivery, on the date upon which personally delivered, (ii) delivery by courier, on the date of receipt or (iii) telecopy transmission, on the date of confirmation of successful transmission.

5.           Further Assurances. Both parties hereto agree that from time to time after the execution and delivery of this Participation Agreement, the parties will, at their own cost, promptly and duly execute and deliver such further documents and instruments and take such further actions which may be necessary in order to effectuate fully the intent and purposes of, and the transactions contemplated by, this Participation Agreement.

6.           Modification, revision and Substitution of Entitlement. For the avoidance of doubt, LESSEE agrees that it will not, and does not have the power to enter into any agreement that would amend, modify, supplement, rescind, cancel or terminate the Purchase Agreement without the prior written consent of LESSOR and Airbus.

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7.          Confidential Treatment.   LESSEE agrees that it will not disclose, directly or indirectly, any of the terms of the Purchase Agreement to any third party without the prior written consent of LESSOR and Airbus except (a)as required by applicable law or governmental regulation or (b) to LESSEE’s professional advisors. Any disclosure as contemplated by clause (b) of the preceding sentence shall include a requirement that the entity to which such information is disclosed shall be subject to obligations of non-disclosure substantially the same as those contained herein.

8. Amendments. This Participation Agreement shall not be amended, modified, supplemented or terminated except in writing signed by each party hereto and acknowledged by Airbus.

9.          Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

10.          Severability. The convenants, warranties, representations and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more such convenants, warranties, representations or agreements shall not affect the validity or enforceability of any other convenant, warranty, representation or agreement contained herein.

11.          Entire Agreement. This Participation Agreement constitutes, on and as of the date hereof, the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or other contemporaneous understanding or agreements, whether written or oral, between the parties hereto with respect to the subject matter hereof are hereby superseded in their entireties.

12.          Assignment. The rights and obligations under this Participation Agreement are personal to the parties and shall not be assigned, transferred, sold or otherwise disposed of by either of the parties hereto.

13.          Governing Law and Jurisdiction. This Participation Agreement shall be governed by and construed in accordance with the laws of England and Wales . The parties hereto irrevocably agree that the courts of England shall have jurisdiction to settle any disputes arising out of or in connection with this Agreement.

IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed on their behalf by their duly authorized officers.

LESSOR FULL NAME	LESSEE FULL NAME)

By:	By:

Its:	Its:

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APPENDIX 1

BY COURIER	Date :
Airbus S.A.S
1, rond-point Maurice Bellonte
31700 BLAGNAC

Attention:	Director-Contracts

Re:	[Full names of LESSOR/ LESSEE]: PARTICIPATION AGREEMENT

Dear Sirs,

         Pursuant to Clause 4(a) of the Participation Agreement between AerCap Ireland Ltd. and (FULL NAME OF LESSEE) dated                                     , we advise you that pursuant to the Participation Agreement(a copy of which is attached hereto), (FULL NAME OF  LESSEE) has been authorized by LESSOR to participate with respect to the delivery of the Aircraft. This authorization shall  be effective on acknowledgment of this letter by you.

We confirm for your benefit the provisions of Clauses 3(c), 3(d), 3(e) and 3(f) contained therein.

Yours faithfully,

for and on behalf of
AERCAP Ireland Ltd.
cc. (FULL NAME OF LESSEE)

Airbus S.A.S confirms receipt of this
notice and agrees to the terms of Clause 3
of the Participation Agreement.

By:

Its:

Date:

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APPENDIX 2

1.	TECHNICAL PUBLICATIONS

As listed in Exhibit [ ] to the Purchase Agreement.

2.	FIELD ASSISTANCE

3.	TRAINING SUPPORT

APPENDIX 3

[Copies of Clauses [ ]and [ ] of the Purchase Agreement].

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